EXECUTION COPY

ELM ROAD I OWNERSHIP AGREEMENT

among

ELM ROAD GENERATING STATION SUPERCRITICAL, LLC

and

MGE POWER ELM ROAD, LLC

and

WISCONSIN PUBLIC POWER INC.

and

ELM ROAD SERVICES, LLC

and

W.E. POWER LLC

Dated as of December 17, 2004

TABLE OF CONTENTS

PAGE

ARTICLE I:  DEFINITIONS; RULES OF INTERPRETATION

2

1.1

Definitions

2

1.2

Rules of Interpretation and Construction

15

ARTICLE II:  OWNERSHIP OF THE UNIT 1 FACILITY

17

2.1

Ownership of the Unit 1 Facility

17

2.2

[Intentionally Omitted]

17

2.3

Elections to Proceed or Not to Proceed

17

2.4

Tenancies-in-Common

22

ARTICLE III: RIGHTS AND OBLIGATIONS OF THE PARTIES

22

3.1

Effectiveness of Rights and Obligations of the Parties

22

3.2

Rights and Obligations with Respect to Government Approvals

23

3.3

Rights and Obligations with Respect to Information

23

3.4

Rights and Obligations with Respect to Closing and the Project

25

3.5

Inspection

25

ARTICLE IV: OWNERSHIP INTERESTS

25

4.1.

Timing of Closing

25

4.2

Closing Invoice; Purchase Price

26

4.3

Acquiring Party’s Conditions to Closing

27

4.4

ERGS SC’s Conditions to Closing

27

4.5

Failure to Close

28

4.6

Closing Costs

30

4.7

Effectiveness of Rights and Obligations of Unit 1 Owners

30

ARTICLE V:  APPOINTMENT OF PROJECT MANAGER; PRINCIPAL

RESPONSIBILITIES OF THE PROJECT MANAGER

31

5.1

Appointment of Project Manager

31

5.2

Project Manager Functions

31

5.3

Standard of Conduct

31

5.4

Construction Agreements

31

5.5

Unit 1 Owners’ Waiver of Exercise of Rights and Remedies under the Construction Agreements

31

5.6

Cooperation

31

5.7

Acceptance of Construction Documents and Project Manager Actions

32

ARTICLE VI:  PAYMENTS BY THE UNIT 1 OWNERS

33

6.1

Billing Statements

33

6.2

Payments

34

6.3

Non-Payment

34

6.4

Payment Schedules

35

6.5

Late Interest

35

6.6

Disputes

36

6.7

Audits

36

6.8

Billing Statement Adjustments

37

6.9

Refunds

38

ARTICLE VII:  TAXES

39

7.1

Tenants in Common

39

7.2

Liability and Compliance

39

7.3

Receipts, Records and Documentation

40

7.4

Tax Matters

40

ARTICLE VIII:  OTHER RIGHTS AND OBLIGATIONS OF THE UNIT 1

OWNERS

40

8.1

Operation and Maintenance of Unit 1 and the New Common Facilities

40

8.2

Capital Improvements to Unit 1 and the New Common Facilities;

Payment of Capital Costs of Improvements

41

8.3

Ownership of Capacity and Energy from Unit 1

41

ARTICLE IX:  INSURANCE; EVENTS OF LOSS AND TOTAL LOSS

42

9.1

Insurance Coverage

42

9.2

Event of Loss and Event of Total Loss

42

9.3

Responsibility for Costs and Expenses

44

9.4

Allocation of Loss Proceeds and Condemnation Awards

44

9.5

Election to Sell

44

9.6

Sale Following Event of Loss or Event of Total Loss

45

ARTICLE X:  RETIREMENT OF UNIT 1

45

10.1

Date of Retirement

45

10.2

Retirement Costs

46

10.3

Termination of Agreement

46

10.4

Retirement of New Common Facilities

46

ARTICLE XI: UNIT 1 OWNER’S VOTING RIGHTS

46

11.1

Decision-Making

46

11.2

Voting Requirements

47

ARTICLE XII:  DEFAULTS; REMEDIES

47

12.1

Exclusive Remedies

47

12.2

Buyout Rights

47

12.3

Remedies for Material Breach

51

12.4

Limitation on Remedies for Breach of Representation and Warranties

51

12.5

Remedies for Gross Negligence of the Project Manager

51

12.6

Damage to the Unit 1 Facility

52

12.7

Waiver of Partition Rights

52

12.8

Disputes

52

ARTICLE XIII:  TRANSFER RESTRICTIONS

52

13.1

Prohibition on Transfers and Liens

52

13.2

Notice of Proposed Transfers

53

13.3

Permitted Transfers

53

13.4

Conditions Precedent to All Transfers

55

13.5

Refund of Incremental Charge

56

13.6

Release

57

13.7

Collateral Assignments

57

13.8

Effectiveness of Rights and Obligations of Transferees

57

13.9

Transfers Pursuant to the Right of First Refusal Agreement

57

ARTICLE XIV:  REPRESENTATIONS AND WARRANTIES

57

14.1

Due Organization

58

14.2

Due Authorization

58

14.3

Non-Contravention

58

14.4

Enforceability

58

14.5

Litigation

58

14.6

Government Approvals

59

14.7

No Breach

59

14.8

Disclaimer of Other Representations and Warranties

59

ARTICLE XV:  CONFIDENTIALITY

59

15.1

Non-Disclosure Obligations

59

15.2

Return of Material

60

15.3

Law

61

ARTICLE XVI:  INDEMNITY; LIMITATION ON LIABILITY

61

16.1

Indemnities

61

16.2

Cooperation Regarding Claims

62

16.3

Limitation on Liability

63

16.4

Disputes

63

ARTICLE XVII:  DISPUTE RESOLUTION

64

17.1

Exclusive Procedure

64

17.2

Dispute Notices

64

17.3

Informal Resolution of Disputes

64

17.4

Continued Performance

65

17.5

Consolidation of Proceedings

65

ARTICLE XVIII:  MISCELLANEOUS

65

18.1

Applicable Law

65

18.2

Jury Trial

65

18.3

Notices

65

18.4

Counterparts

66

18.5

Severability

66

18.6

Parties Bound

66

18.7

Third-Party Beneficiaries

66

18.8

Entire Agreement

66

18.9

Headings and Table of Contents

66

18.10

Schedules and Exhibits

66

18.11

Amendments and Waivers

66

18.12

No Joint Venture

67

18.13

Survival

67

18.14

Waiver of Immunity

67

18.15

Further Assurances

67

18.16

WE Power Undertaking

67

EXHIBITS:

Exhibit A

Description of Unit 1 and New Common Facilities

Exhibit B

[Intentionally Omitted]

Exhibit C

Incremental Charge

Exhibit D

Elm Road Ownership Computations

Exhibit E

Form of Bill of Sale

Exhibit F

Form of Assignment and Assumption Agreement

Exhibit G

Costs and Expenses; Payment Caps

Exhibit H

Form of Consent and Agreement

Exhibit I

Form of MGE Energy Guarantee

SCHEDULES:

Schedule 1.1

Persons with Knowledge

Schedule 2.3(a)

Material Government Approvals of ERGS SC

Schedule 2.3(c)

Material Government Approvals of MGE Power and WPPI

Schedule 4.3(c)

Form of ERGS SC Officer’s Certificate

Schedule 4.3(d)

Form of Project Manager Officer’s Certificate

Schedule 4.3(e)

Matters to be Covered by Opinion of Counsel to ERGS SC, the Project

Manager and WE Power

Schedule 4.4(b)

Form of MGE Power/WPPI Officer’s Certificate

Schedule 4.4(c)

Matters to be Covered by Opinion of Counsel to MGE Power and

MGE Energy/WPPI

Schedule 5.2

Project Manager’s Functions

Schedule 7.4A

Tax Matters (Tax Exempt Unit 1 Owner)

Schedule 7.4B

Tax Matters (Unit 1 Owner)

Schedule 18.3

Notice Information

ELM ROAD I OWNERSHIP AGREEMENT

This ELM ROAD I OWNERSHIP AGREEMENT (this “Agreement”), dated as of December 17, 2004 (the “Effective Date”), is entered into among ELM ROAD GENERATING STATION SUPERCRITICAL, LLC, a Wisconsin limited liability company (“ERGS SC”), MGE POWER ELM ROAD, LLC, a Wisconsin limited liability company (“MGE Power”), WISCONSIN PUBLIC POWER INC., a Wisconsin municipal electric company (“WPPI”), ELM ROAD SERVICES, LLC, a Wisconsin limited liability company, as agent for the Unit 1 Owners (the “Project Manager”), and, solely for purposes of Section 18.16 of this Agreement, W.E. POWER LLC, a Wisconsin limited liability company (“WE Power”).

RECITALS:

WHEREAS, as part of its Power The Future initiative, Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), and its wholly owned subsidiary WE Power, have filed an application with the Public Service Commission of Wisconsin (the “PSCW”) for a certificate of public convenience and necessity (a “CPCN”) to construct and own an approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities (as further described in Exhibit A, “Unit 1”) and certain facilities utilized in common in the operation and maintenance of (i) the New Units and, where applicable, (ii) one or more of the Existing Units (as further described in Exhibit A, the “New Common Facilities”) to be located on property owned by Wisconsin Electric Power Company, a Wisconsin corporation (“WEPCO”) and affiliate of WE Power;

WHEREAS, WE Power and ERGS SC, WE Power’s wholly-owned subsidiary, have been actively engaged in the preliminary development, design and engineering of the Project sufficient to support WEC’s and WE Power’s CPCN application and other permitting approval processes related to the Project;

WHEREAS, if WEC and WE Power receive a satisfactory CPCN and certain other material Government Approvals, ERGS SC may, in ERGS SC’s sole discretion, elect to proceed with the Project;

WHEREAS, if ERGS SC elects to proceed with the Project, each of MGE Power and WPPI may, in its sole discretion, elect to purchase an undivided ownership interest in the Unit 1 Facility;

WHEREAS, ERGS SC, MGE Power and WPPI are parties to that certain New Common Facilities Ownership Agreement (the “New Common Facilities Ownership Agreement”), dated as of the date hereof, pursuant to which they have agreed to the terms and conditions which will govern the joint ownership of the New Common Facilities if MGE Power and/or WPPI acquire an undivided ownership interest in the Unit 1 Facility pursuant to this Agreement or in Unit 2 pursuant to the Unit 2 Ownership Agreement; and

WHEREAS, ERGS SC, MGE Power and WPPI have set forth in this Agreement the terms and conditions by which they may elect to proceed with the Project and jointly own the Unit 1 Facility.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ERGS SC, MGE Power, WPPI and the Project Manager agree as follows:

ARTICLE I: DEFINITIONS; RULES OF INTERPRETATION

1.1

Definitions.  Unless the context otherwise requires, the following capitalized terms have the meanings given to them below:

“Acceptable Assignee” means a Person (a)(i) whose senior unsecured long-term debt is rated at least “A-” by Standard and Poor’s Rating Services or its successor or “A3” by Moody’s Investors Services or its successor or (ii) whose Parent’s senior unsecured long-term debt is rated at least “A-” by Standard and Poor’s Rating Services or its successor or “A3” by Moody’s Investors Services or its successor and whose Parent guarantees such Person’s obligations under each Elm Road I Project Document to which such Person is or will be a party, (b) who has at least five years’ experience in the United States electric generating power industry and (c) who meets the requirements set forth in Annex A to Exhibit F.  For purposes of applying this definition in respect of a potential assignee of WPPI, “unsecured long-term debt” shall mean “long-term debt which is not secured by a lien on any tangible assets”.

“Affiliate” means, with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person, and (c) each entity that is under common Control with such Person.

“Agreement” has the meaning given to such term in the Preamble to this Agreement.

“Approved Amount” has the meaning given to such term in Exhibit G to this Agreement.

“Business Day” means any day on which commercial banks are not authorized or required to close in Milwaukee, Wisconsin.

“Buyout Date” has the meaning given to such term in Section 12.2(b)(ii) of this Agreement.

“Capital Improvements” has the meaning given to such term in Section 8.2(a) of this Agreement.

“Carrying Costs” means, in respect of any Project Costs paid by WPPI or MGE Power pursuant to Sections 4.2 or 4.5(d) of this Agreement, the aggregate amount of carrying costs with respect to such Project Costs calculated based on (a) the average outstanding amount of such Project Costs as of the first and last days of each month commencing with the month in which the first such Project Costs were incurred and ending with the month in which such Party’s respective Closing Date or Second Closing Date, as the case may be, occurs and (b)(i) a percentage for each such month ending on or before the Cross-Over Date equal to one-twelfth of the sum of (A) the 5-year Treasury yield as reported in Citigroup’s daily Capital Markets Update (or successor publication) on the 15th day of each such month, plus (B) one percentage point (100 basis points) and (ii) the Return on Capital Percentage (as defined in the ERGS SC Unit 1 Facility Lease) for each such month ending after the Cross-Over Date.

“Claims” means liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, and reasonable costs, fees, expenses and disbursements (including reasonable legal fees) and expenses and costs of investigation whether any of the foregoing be founded or unfounded, of any kind and nature whatsoever.

“Closing Date” has the meaning given to such term in Section 4.1 of this Agreement.

“Closing Deadline” has the meaning given to such term in Section 4.5(c) of this Agreement.

“Closing Invoice” has the meaning given to such term in Section 4.2(a) of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Commercial Operation Date” means the date on which Unit 1 shall have achieved Commercial Operation (as such term is defined in the ERGS SC Unit 1 Facility Lease).

“Common Facilities O&M Agreement” means that certain Elm Road Generating Station Common Facilities Operating and Maintenance Agreement, dated as of the date hereof, among WEPCO, MGE and WPPI.

“Components” has the meaning given to such term in Exhibit A to this Agreement.

“Condemnation Award” means any monetary award that a Unit 1 Owner or Lessee/Owner Party receives, as a result of a taking of all or a portion of the Unit 1 Facility by an exercise of eminent domain or a similar right or power by a Governmental Authority, or as a result of a Governmental Authority order that the Unit 1 Facility cease to operate.

“Confidential Information” means, with respect to a Party (which, for purposes of this definition, shall include the Project Manager), all proprietary and confidential business information and data of such Party (including Trade Secrets) that are not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; and which (i) has been expressly and clearly designated as confidential by the Party providing the information, (ii) are within a category of information that the Parties have designated as confidential, or (iii) the receiving Party would normally consider and treat as confidential if the information were its own.  In addition, “Confidential Information” shall include any information or data which was treated as “Confidential Information” pursuant to one or both of the Mutual Confidentiality Agreements.  For the avoidance of doubt, “Confidential Information” shall not include any such information:  (a) which is already known to the receiving Party; or (b) which (i) has become generally known to the public through no wrongful act of the receiving Party or its Representatives, (ii) has been received by the receiving Party from a third party without (to the receiving Party’s knowledge) restriction on disclosure and without (to the receiving Party’s knowledge) a breach by the third party of an obligation of confidentiality, (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party, or (iv) when received by the receiving Party constituted Confidential Information but, due to the passage of time, the factual predicate justifying treatment as Confidential Information no longer applies.

“Construction Agreements” means the EPC Agreement, the Interim Use and Operating Agreement and any other agreement required to develop, design, engineer, permit, construct, commission or test the Unit 1 Facility which the Project Manager enters into pursuant to Section 5.4 of this Agreement.

“Construction Account” means a bank account over which no Unit 1 Owner or any of its Affiliates has control.

“Construction Costs” has the meaning given to such term in Exhibit G to this Agreement.

“Construction Documents” has the meaning given to such term in Section 5.7 of this Agreement.

“Control” means the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i)

in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, 50% or more of the beneficial interest therein; and (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; and

(b)

in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“CPCN” has the meaning given to such term in the Recitals of this Agreement.

“CPCN Approval” means a written order of the PSCW approving the CPCN for Unit 1, Unit 2 and the New Common Facilities.

“Cross-Over Date” has the meaning given to such term in Section 4.1 of this Agreement.

“Dispute” has the meaning given to such term in Section 17.1 of this Agreement.

“Dispute Notice” has the meaning given to such term in Section 17.2 of this Agreement.

“Disputing Party” has the meaning given to such term in Section 17.2 of this Agreement.

“Effective Date” has the meaning given to such term in the Preamble to this Agreement.

“Elm Road I Documents” means, collectively, this Agreement, the New Common Facilities Ownership Agreement, the Construction Agreements, the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.

“Elm Road I Lease Documents” means, collectively, the ERGS SC Unit 1 Facility Lease, the ERGS SC Unit 1 Ground Lease and the ERGS SC Unit 1 Ground Sublease.

“Elm Road I Project Documents” means, collectively, the Elm Road I Documents, the Elm Road I Lease Documents, the Unit 1 Property Rights Agreement and the MGE Power Unit 1 Facility Lease.

“Elm Road Site” means the Land upon which Unit 1 and the New Common Facilities will be constructed, as described in greater detail in the ERGS SC Unit 1 Ground Lease.

“EPC Agreement” means that certain Turnkey Engineering, Procurement and Construction Contract, dated as of April 9, 2004, between the Project Manager and the EPC Contractor, or any successor agreement between the Project Manager and the EPC Contractor, in each case, with respect to the Project.

“EPC Construction Costs” means all Construction Costs incurred pursuant to the EPC Agreement with respect to the Unit 1 Facility.

“EPC Contractor” means Bechtel Power Corporation, a Nevada corporation or any replacement contractor under the EPC Agreement.

“ERGS SC” has the meaning given to such term in the Preamble to this Agreement.

“ERGS SC Election Date” has the meaning given to such term in Section 2.3(a) of this Agreement.

“ERGS SC Election Notice” has the meaning given to such term in Section 2.3(a) of this Agreement.

“ERGS SC Unit 1 Facility Lease” means that certain Elm Road I Facility Lease Agreement, dated as of November 9, 2004, between WEPCO and ERGS SC.

“ERGS SC Unit 1 Ground Lease” means that certain Elm Road I Ground Lease and Easement Agreement, dated as of November 9, 2004, between WEPCO and ERGS SC.

“ERGS SC Unit 1 Ground Sublease” means that certain Elm Road I Ground Sublease Agreement, dated as of November 9, 2004, between WEPCO and ERGS SC.

“ERGS SC Unit 1 Lease Effective Date” has the meaning given to “Lease Effective Date” in the ERGS SC Unit 1 Facility Lease; provided, however, that if the ERGS SC Unit 1 Facility Lease has terminated or expired prior to such “Lease Effective Date”, then “ERGS SC Unit 1 Lease Effective Date” shall mean the Commercial Operation Date.

“ERGS SC Unit 2 Facility Lease” means that certain Elm Road II Facility Lease Agreement, dated as of November 9, 2004, between WEPCO and ERGS SC.

“ERGS SC Unit 2 Lease Effective Date” has the meaning given to “ERGS SC Lease Effective Date” in the Unit 2 Ownership Agreement.

“Event of Loss” means any loss of, destruction or damage to, or taking of any part of the Unit 1 Facility.

“Event of Total Loss” means: (a) all or substantially all of the Unit 1 Facility shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to the Unit 1 Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Unit 1 Facility; or (c) all or substantially all of or a material portion of the Unit 1 Facility has been taken by exercise of eminent domain or a similar right or power by a Governmental Authority or a Governmental Authority shall order the Unit 1 Facility to cease to operate permanently.

“Excluded Costs” has the meaning given to such term in Exhibit G to this Agreement.

“Existing Common Facilities” means any and all facilities, components, equipment and materials which are (a) utilized in support of the operation and maintenance of the Existing Units and one or both of the New Units, (b) owned by WEPCO and located on the Land and (c) in-place and operational prior to the initiation of construction of the Unit 1 Facility, as such facilities, components, equipment and materials may be repaired from time to time.

“Existing Units” means WEPCO’s existing four coal-based electric generating units and one oil-based electric generating unit and related facilities at its Oak Creek generating facility, including any improvements thereto, other than the Existing Common Facilities, and any replacement or additional units installed on the site now occupied by the Existing Units, other than the New Units.

“Final Acceptance Date” means the date upon which “Unit 1 Facility Final Acceptance” (as such term is defined in the EPC Agreement) occurs pursuant to Section 12.10 of the EPC Agreement.

“Final Auditor” means one of the following auditing firms selected by the Unit 1 Owners pursuant to Section 11.2(b) of this Agreement:  Deloitte & Touche, PricewaterhouseCoopers, KPMG, Ernst & Young, BDO Seidman, LLP and RSM McGladrey, Inc.

“Financing Documents” means each agreement, document or instrument pursuant to which a Unit 1 Owner or one of its Affiliates is provided construction and/or term debt financing and/or working capital and/or other financing or refinancing in connection with the Project by one or more Lenders, and each other agreement, document or instrument delivered in connection with any of the foregoing.

“Force Majeure” means any cause or occurrence which is beyond the reasonable control, and without the fault or negligence, of the party claiming the Force Majeure and which causes such party to be unable, or otherwise materially impairs or delays its ability, to perform its obligations under any Elm Road I Document and which by the exercise of reasonable foresight such party could not have been reasonably expected to avoid, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry- or sector-wide nature and that are not directed solely or specifically at such party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such change that results in any rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any Government Approval), any Government Approvals (provided, that such order has been resisted in good faith by all commercially reasonable means), the acts or omissions of any Governmental Authority  or the failure to act on the part of any Governmental Authority, provided, that such action has been timely requested and diligently pursued and any other cause or occurrence whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such party to prevent or mitigate its effects, prevents or delays the performance of such party, or prevents the obtaining of the benefits of performance by the other parties to the Elm Road I Document, and is not within the control of such party claiming Force Majeure.

“Government Approval” means any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, variance, order, judgment, decree, publication, declaration or registration issued by any Governmental Authority.

“Governmental Authority” means any applicable federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof.

“Gross Negligence” shall be determined by reference to the Wisconsin common law concept of gross negligence, provided that no Party shall use the absence of a gross negligence concept under Wisconsin law as a defense to a claim alleging Gross Negligence or as a basis to substitute a standard other than Gross Negligence where provided for in this Agreement.

“Guaranteed Criteria” means, as of any date, the Net Unit Heat Rate Guarantee, an Equivalent Availability Factor of at least 90% over the term of the Operability Test period, the Net Unit Power Guarantee and the Scheduled Commercial Operation Date, as each such term relates to the Unit 1 Facility and is defined in this Agreement or in the EPC Agreement, as applicable, as of such date.

“Incremental Charge” has the meaning given to such term in Exhibit C to this Agreement.

“Incremental Charge Period” has the meaning given to such term in Exhibit C to this Agreement.

 “Indemnified Party” has the meaning given to such term in Section 16.2 of this Agreement.

“Indemnifying Party” has the meaning given to such term in Section 16.2 of this Agreement.

“Independent Evaluator” means the “Independent Evaluator” selected pursuant to the ERGS SC Unit 1 Facility Lease.

“Interim Use and Operating Agreement” means that certain Interim Use and Operating Agreement, dated as of the date hereof, between the Project Manager and WEPCO.

“Internal Controls” has the meaning given to such term in Section 6.7(b) of this Agreement.

“Knowledge” means, in respect of a Party or the Project Manager, the extent of actual and current knowledge of the Persons listed in Schedule 1.1 in respect of such Party or the Project Manager after due inquiry.

“Land” means that certain parcel of land upon which the Existing Units and Existing Common Facilities are located and upon which the New Units and the New Common Facilities will be constructed, as described in greater detail in the ERGS SC Unit 1 Ground Lease.

“Law” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect.

“Late Costs and Expenses” has the meaning given to such term in Section 6.3(a) of this Agreement.

“Lenders” means the banks, bond and commercial paper holders and/or financial institutions (together with their administrative agents, collateral agents, depositary banks and other agents) and/or other Persons which provide construction and/or term debt financing and/or working capital and/or other financing or refinancing to a Unit 1 Owner or one of its Affiliates in connection with the Project pursuant to one or more Financing Documents.

“Lessee” means (a) in respect of ERGS SC, WEPCO as lessee under the ERGS SC Unit 1 Facility Lease, and (b) in respect of MGE Power, MGE as lessee under the MGE Power Unit 1 Facility Lease.

“Lessee/Owner Parties” has the meaning given to such term in the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.

“Lien” means, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind in respect of such property.

“Liquidated Damages” means any and all schedule delay and performance liquidated damages received by a Unit 1 Owner pursuant to the Construction Agreements in respect of the Unit 1 Facility.

“Loss Proceeds” means all proceeds (including insurance proceeds) payable by a third-party (including an insurer or re-insurer) to any Unit 1 Owner or Lessee/Owner Party in respect of an Event of Loss or an Event of Total Loss pursuant to insurance required to be maintained pursuant to Sections 9.1(a) or 9.1(b) of this Agreement; provided that “Loss Proceeds” shall not include any third-party liability insurance proceeds or other insurance proceeds payable directly to a third party in accordance with the terms of such insurance policy.

“Measurement Basis” has the meaning given to such term in Exhibit D to this Agreement.

“MGE” means Madison Gas & Electric Company, a Wisconsin corporation and an Affiliate of MGE Power.

“MGE Energy” means MGE Energy, Inc., a Wisconsin corporation and an Affiliate of MGE Power.

“MGE Energy Guarantee” has the meaning given to such term in Section 4.4(f) of this Agreement.

“MGE Power” has the meaning given to such term in the Preamble to this Agreement.

“MGE Power Unit 1 Facility Lease” means that certain Elm Road I Facility Lease Agreement in respect of Unit 1, to be entered into by MGE and MGE Power in the form approved by the PSCW.

“Minority Owner Election Date” has the meaning given to such term in Section 2.3(c) of this Agreement.

“Minority Owner Election Notice” has the meaning given to such term in Section 2.3(c) of this Agreement.

“Mutual Confidentiality Agreements” means the Mutual Confidentiality Agreement, dated as of July 12, 2002, between WEC and WPPI and the Mutual Confidentiality Agreement, dated as of January 13, 2003, between WEC and MGE.

“New Common Facilities” has the meaning given to such term in the Recitals to this Agreement.

“New Common Facilities Ownership Agreement” has the meaning given to such term in the Recitals to this Agreement.

“New Common Facilities Service Costs” means all Service Costs allocated to the New Common Facilities.  For the avoidance of doubt, 100% of all Service Costs shall be allocated between New Common Facilities Service Costs and Unit 1 Service Costs.

“New Unit” means either Unit 1 or Unit 2, and “New Units” means Unit 1 and Unit 2 collectively.

“Non-EPC Construction Costs” means all Construction Costs other than EPC Construction Costs.

“Operating Agent” means the “Operating Agent” under the Unit 1 O&M Agreement or the Common Facilities O&M Agreement, as the context may require.

“Organic Documents” means: (a) with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; (b) with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; (c) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, and (d) with respect to WPPI and/or any WPPI Member, the legislation enabling its formation, its formation contracts and its by-laws, in each case, as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

“Parent” means, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person.

“Participation Agreements” means, collectively, (a) that certain Agreement Granting Rights and Establishing Terms for Ownership Participation in Wisconsin Energy Corporation’s Proposed Elm Road Generating Station, dated July 24, 2002, between WEC and WPPI and (b) that certain Letter Agreement for Termination of Option Agreement, dated January 31, 2003, between WEC and MGE.

“Party” or “Parties” means ERGS SC, MGE Power, WPPI and, solely for purposes of Sections 1.2, 12.1 and 12.4 and Articles XIV, XV, XVII and XVIII, the Project Manager.

“Payment Caps” has the meaning given to such term in Exhibit G to this Agreement.

“Permitted Encumbrances” means, in respect of any property:

(a)

Liens for Taxes, assessments or governmental charges not due and delinquent;

(b)

Liens for Taxes, assessments or governmental charges already due, but whose validity or amount is being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with generally accepted accounting principles are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(c)

carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or incident to the construction or improvement of such property in respect of obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with generally accepted accounting principles are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(d)

easements, rights of way, reservation, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlords’ rights of distraint and other similar encumbrances affecting such property, granted in the ordinary course of business, which in the aggregate are not material in amount and which do not in the aggregate materially detract from the value of such property subject thereto or impair the use of such property for the purposes for which it is held;

(e)

court proceedings affecting such property, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings initiated in a timely manner and diligently prosecuted, and for which adequate reserves in accordance with generally accepted accounting principles are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(f)

minor defects and irregularities in title to such property, which do not in the aggregate materially impair the value of such property or the use of such property for the purposes for which it is held; and

(g)

 Liens arising in connection with Liens pursuant to the Security Documents, if any.

“Permitted Lessee” means a Person to whom a Unit 1 Owner leases all (in the case of MGE Power, WPPI or ERGS SC) or a portion (in the case of ERGS SC) of its Unit 1 Facility Ownership Interest pursuant to a long-term operating (“true”) lease, provided that federal income tax ownership and title to such Unit 1 Facility Ownership Interest remains with such Unit 1 Owner.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization or any government or political subdivision thereof.

“Project” means, collectively, the development, design, engineering, permitting, construction and commissioning of the Unit 1 Facility.

“Project Costs” has the meaning given to such term in Exhibit G to this Agreement.

“Project Manager” has the meaning given to such term in the Preamble to this Agreement.

“Project Manager Actions” has the meaning given to such term in Section 5.7 of this Agreement.

“Project Withdrawal Date” has the meaning given to such term in Section 12.2(c)(ii) of this Agreement.

“Prudent Utility Practice” means any of the practices, methods and acts, which, in the exercise of reasonable judgment in the light of the facts known at the time the decision was made (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric generating power industry prior thereto), reasonably could have been expected to accomplish the desired result consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is a spectrum of possible practices, methods or acts which reasonably could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety, good business practice and expediency.  Prudent Utility Practice includes due regard for manufacturers’ warranties, environmental considerations, and the requirements of Governmental Authorities that have jurisdiction.  In applying the standard of Prudent Utility Practice to any matter under this Agreement, equitable consideration shall be given to the circumstances, requirements and obligations of each of the Parties and the Project Manager.

“PSCW” has the meaning given to such term in the Recitals to this Agreement.

“Purchase Price” has the meaning given to such term in Section 4.2(b) of this Agreement.

“Reconstruction Agent” has the meaning given to such term in Section 9.2(a)(iii) of this Agreement.

“Reimbursable Community Expenses” has the meaning given to such term in Exhibit G to this Agreement.

“Representatives” means, in respect of a Person, the officers, directors, employees, agents, advisors or representatives of such Person; provided, however, that neither the Project Manager, the Project Manager in its capacity as the agent for the Unit 2 Owners pursuant to the Unit 2 Ownership Agreement, nor the Operating Agent shall be a Representative of any Unit 1 Owner for purposes of Section 12.6 and Article XVI of this Agreement.

“Right of First Refusal Agreement” means that certain Right of First Refusal Agreement, dated as of November 9, 2004, among ERGS SC, WE Power, WEC and WEPCO.

“Scheduled Commercial Operation Date” has the meaning given to “Guaranteed Turnover Date” as it relates to the Unit 1 Facility in the EPC Agreement.

“Second Closing Date” has the meaning given to such term in Section 4.5(d) of this Agreement.

“Security Documents” means with respect to a Unit 1 Owner or one of its Affiliates, all security agreements, pledges, consents and other security documents, if any, granting Liens to its Lenders to secure its Secured Obligations.

“Secured Obligations” means with respect to a Unit 1 Owner or one of its Affiliates, the obligations and liabilities of such Unit 1 Owner or Affiliate under its Financing Documents, if any.

“Service Costs” has the meaning given to such term in Exhibit G to this Agreement.

“Taxes” and “Tax” means any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), gross receipts, lease, sublease, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto imposed by any Governmental Authority.

“Tax Indemnifying Party” has the meaning given to such term in Section 7.2(b) of this Agreement.

“Tax Indemnitee Party” has the meaning given to such term in Section 7.2(b) of this Agreement.

“Total New Common Facilities Weighted Ownership Percentage” has the meaning given to such term in Exhibit D to this Agreement.

“Trade Secret” means, with respect to a Party or the Project Manager, information of such Party or the Project Manager, including a formula, pattern, compilation, program, device, technique or process, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

“Transfer” has the meaning given to such term in Section 13.1(a) of this Agreement.

“Transferee” means a Person (other than a Permitted Lessee) to whom a Transfer is permitted pursuant to Article XIII of this Agreement (other than pursuant to Section 13.8 of this Agreement).

“Transferor” has the meaning given to such term in Section 13.2 of this Agreement.

“Transition Period” means the period commencing 24 months before the Scheduled Commercial Operation Date and continuing through the Final Acceptance Date.

“Unit 1” has the meaning given to such term in the Recitals to this Agreement.

“Unit 1 Component Ownership Interest” has the meaning given to such term in Section 2.3(f) of this Agreement.

“Unit 1 Component Ownership Interests” means, for any given Unit 1 Owner, collectively such Unit 1 Owner’s Unit 1 Component Ownership Interest in each of the Components.

“Unit 1 Facility” means Unit 1 and, prior to the ERGS SC Unit 1 Lease Effective Date, the New Common Facilities.

“Unit 1 Facility Ownership Interest” means, in respect of a Unit 1 Owner, the Unit 1 Ownership Interest and, prior to the ERGS SC Unit 1 Lease Effective Date, the Unit 1 Component Ownership Interest(s) of such Unit 1 Owner.

“Unit 1 O&M Agreement” means that certain Elm Road Generating Station Unit 1 Operating and Maintenance Agreement, dated as of the date hereof, among WEPCO, MGE and WPPI.

“Unit 1 Owners” means ERGS SC and each other Person that becomes a Unit 1 Owner in accordance with the terms and conditions of this Agreement.

“Unit 1 Ownership Interest” has the meaning given to such term in Section 2.3(e)(i) of this Agreement.

“Unit 1 Property Rights Agreement” means that certain Elm Road Generating Station Unit 1 Easement and Indemnification Agreement, dated as of the date hereof, among WEPCO, MGE Power and WPPI.

“Unit 1 Service Costs” means all Service Costs allocated to Unit 1.  For the avoidance of doubt, 100% of all Service Costs shall be allocated between New Common Facilities Service Costs and Unit 1 Service Costs.

“Unit 2” means that approximately 615 MW supercritical pulverized coal electric generating facility and related facilities which ERGS SC, and possibly WPPI and/or MGE Power, may elect to develop, design, engineer, procure, permit, construct and have an ownership interest in.

“Unit 2 Owner” has the meaning given to such term in the Unit 2 Ownership Agreement.

“Unit 2 Ownership Agreement” means that certain Elm Road II Ownership Agreement, dated as of the date hereof, among ERGS SC, MGE Power, WPPI, the Project Manager and, solely for purposes of Section 18.16 therein, WE Power.

“Unit 2 Ownership Interest” has the meaning given to such term in the Unit 2 Ownership Agreement.

“Units” means the Existing Units and the New Units.

“WEC” has the meaning given to such term in the Recitals to this Agreement.

“WE Power” has the meaning given to such term in the Preamble to this Agreement.

“WEPCO” has the meaning given to such term in the Recitals to this Agreement.

“Withdrawal Date” has the meaning given to such term in Section 12.2(a)(ii) of this Agreement.

“WPPI” has the meaning given to such term in the Preamble to this Agreement.

“WPPI Member” means a member of WPPI under its Organic Documents.

1.2

Rules of Interpretation and Construction.

(a)

Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to either gender includes the other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi)

reference to any Preamble, Recital, Article, Section, Annex, Schedule or Exhibit of this Agreement means such Article or Section thereof or Preamble, Recital, Annex, Schedule or Exhibit thereto;

(vii)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this document as a whole and not to any particular Article, Section or other provision thereof;

(viii)

“including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(ix)

with respect to any rights and obligations of the Parties under this Agreement, all such rights and obligations shall be construed to the extent permitted by applicable Law.

(b)

Computation of Time Periods.  For purposes of computation of periods of time under this Agreement, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  If a Party is required to take an action pursuant to this Agreement and the day on which such action becomes due is not a Business Day, then such action shall be taken on the next day that is a Business Day.

(c)

Accounting Terms and Determinations.  Unless otherwise specified in this Agreement, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and any financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis.

(d)

Coordination With Other Agreements.  If there is any conflict between this Agreement and any of the other Elm Road I Documents, this Agreement and the Elm Road I Document(s) shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.

(e)

Legal Representation of the Parties.  This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party as the drafter shall not apply to any construction or interpretation thereof.

(f)

Payments.  All payments permitted or required to be made by or on behalf of the Parties under the terms of this Agreement shall be made to the account or accounts designated by the Party to which the payment is owed, by wire transfer (in immediately available funds in the lawful currency of the United States).

(g)

Computation of Unit 1 Component Ownership Interests and Total New Common Facilities Weighted Ownership Interests.  Notwithstanding any provision to the contrary in this Agreement, the Parties acknowledge and agree that for purposes of this Agreement, each Unit 1 Owner’s Unit 1 Component Ownership Interest in each of the Components and Total New Common Facilities Weighted Ownership Percentage shall be determined on or prior to the ERGS SC Unit 1 Lease Effective Date using Exhibit D, an electronic copy of which was distributed by ERGS SC to the other Parties on the Effective Date and is incorporated herein.  For the avoidance of doubt, each Unit 1 Owner’s Unit 1 Component Ownership Interest in each of the Components and Total New Common Facilities Weighted Ownership Percentage shall be determined after the ERGS SC Unit 1 Lease Effective Date in accordance with Exhibit D to the New Common Facilities Ownership Agreement.

ARTICLE II:  OWNERSHIP OF THE UNIT 1 FACILITY

2.1

Ownership of the Unit 1 Facility.  ERGS SC shall own all of the Unit 1 Facility unless and until MGE Power and/or WPPI has become a Unit 1 Owner in accordance with Article IV.

2.2

[Intentionally Omitted.]

2.3

Elections to Proceed or Not to Proceed.

(a)

Process and Timing of Election by ERGS SC.  ERGS SC shall provide written notice (the “ERGS SC Election Notice”) to the other Parties of its election whether or not to proceed with the Project no earlier than the date on which it has received the Government Approvals listed on Schedule 2.3(a) and no later than the date which is 60 days after the date on which all such listed Government Approvals are final and non-appealable (the date of the ERGS SC Election Notice, the “ERGS SC Election Date”).  ERGS SC’s election whether or not to proceed with the Project shall be at its sole discretion, and its decision to proceed with certain activities with respect to the Project before making its election pursuant to this Section 2.3(a) shall not affect in any way ERGS SC’s right to elect whether or not to proceed with the Project pursuant to this Section 2.3(a).  If ERGS SC elects to proceed with the Project, then it shall include in the ERGS SC Election Notice the following information:

(i)

a reasonable good faith estimate of (A) the aggregate amount of Project Costs and Carrying Costs thereon incurred by ERGS SC as of the ERGS SC Election Date, (B) the payment schedule for EPC Construction Costs to be paid under the EPC Agreement through the Final Acceptance Date, (C) the payment schedule for Non-EPC Construction Costs to be paid through the Final Acceptance Date, (D) the payment schedule for Unit 1 Service Costs to be paid through the Final Acceptance Date, (E) the payment schedule for New Common Facilities Service Costs to be paid through the Final Acceptance Date, and (F) the payment schedule for Reimbursable Community Expenses to be paid during the term of this Agreement, in each case, with such amounts and schedules broken down on a Unit 1 and Component basis, as applicable;

(ii)

a list of any pending or threatened claims, actions, proceedings or investigations before any Governmental Authority which ERGS SC has knowledge of and which have been brought or threatened in writing to be brought against ERGS SC or its Affiliates in connection with the Project, including a description of any such claims, actions, proceedings or investigations and any damages or other remedies sought in connection therewith;

(iii)

a list of all material Government Approvals which ERGS SC reasonably believes are required for the Project (other than Government Approvals which the other Parties are obligated to obtain pursuant to Section 3.2(a)), including a description of the status of each such Government Approval;

(iv)

a true and correct copy of each Construction Agreement which the Project Manager has entered into as of the ERGS SC Election Date (including any amendments thereto) and any agreement that the Project Manager or its Affiliates have entered into as of the ERGS SC Election Date (including any amendments thereto) relating to Reimbursable Community Expenses, and copies of any written notices of disputes under any such Construction Agreements or agreements relating to Reimbursable Community Expenses delivered or received by the Project Manager or its Affiliates of which ERGS SC has knowledge;

(v)

the Guaranteed Criteria as in effect on the ERGS SC Election Date; and

(vi)

a title report with respect to each of Parcel 1 (as defined in the ERGS SC Unit 1 Ground Lease) and the Land dated within 60 days prior to the ERGS SC Election Date, with copies of all exception documents with respect to Parcel 1 and the Land, along with an ALTA form survey or surveys prepared by or for ERGS SC for Parcel 1 and the Land.

(b)

Election by ERGS SC Not to Proceed.  If ERGS SC elects not to proceed with the Project, then:

(i)

ERGS SC shall provide written notice of such election to the other Parties, and effective as of the date of such notice, this Agreement shall automatically terminate and each of the Parties shall be released from all of its obligations under this Agreement other than those obligations in this Section 2.3(b) and those obligations which survive termination of this Agreement pursuant to Section 18.13.  Notwithstanding such termination, each of the Parties shall remain liable for its own cost of participating in the Project up to the time of such termination; and

(ii)

the other Parties shall not contest ERGS SC’s decision not to proceed with the Project and shall not initiate or pursue or support in any manner any claim, action or proceeding of any kind against ERGS SC or its Affiliates as a result of ERGS SC’s decision not to proceed with the Project pursuant to this Section 2.3(b).  In addition, if the PSCW issues a written order denying the CPCN application for the Unit 1 Facility, or any portion thereof, and ERGS SC and/or its Affiliates elect not to contest or not to appeal such order and to terminate the Project, then the other Parties shall not contest, seek reconsideration of or otherwise attempt to appeal in any manner or in any forum the order denying the CPCN application for the Unit 1 Facility, or any portion thereof, and shall not initiate or pursue or support in any manner any claim, action or proceeding of any kind against ERGS SC or any of its Affiliates as a result of the failure to obtain the CPCN Approval or the termination of this Agreement pursuant to this Section 2.3(b).

(c)

Process and Timing of Election by MGE Power and WPPI.  If ERGS SC elects to proceed with the Project, then each of MGE Power and WPPI may, in its sole discretion, elect to become a Unit 1 Owner in accordance with the terms and conditions of this Section 2.3.  Each of MGE Power and WPPI shall provide written notice (each, a “Minority Owner Election Notice”) to the other Parties of its election on or before the date (the “Minority Owner Election Date”) which is 60 days after the ERGS SC Election Date, whether or not to become a Unit 1 Owner, provided that such election may be expressly contingent upon such Party receiving all of its Government Approvals listed on Schedule 2.3(c); provided further, that if on or before the ERGS SC Election Date, ERGS SC also notifies MGE Power and WPPI of its election to proceed with Unit 2 pursuant to the Unit 2 Ownership Agreement, then each of MGE Power and WPPI shall use commercially reasonable efforts to provide its Minority Owner Election Notice to the other Parties under this Agreement on the same day that it provides its “Minority Owner Election Notice” to the other Parties under the Unit 2 Ownership Agreement.  If WPPI elects to become a Unit 1 Owner, then WPPI shall include in its Minority Owner Election Notice a statement as to whether or not it elects to increase its Unit 1 Ownership Interest from 8.33% to 10% if MGE Power elects not to become a Unit 1 Owner.  If MGE Power elects to become a Unit 1 Owner, then MGE Power shall include in its Minority Owner Election Notice a statement as to whether or not it elects to increase its Unit 1 Ownership Interest from 8.33% to 16.10% if WPPI elects not to become a Unit 1 Owner.  Notwithstanding the immediately preceding sentence and any provision to the contrary contained in this Agreement, in no event shall MGE Power be able to acquire a 16.10% Unit 1 Ownership Interest under this Agreement if MGE Power has or will acquire more than an 8.33% Unit 2 Ownership Interest under the Unit 2 Ownership Agreement.

(d)

MGE Power and/or WPPI Election Not to Proceed.  If MGE Power and/or WPPI elects not to become a Unit 1 Owner (or fails to provide timely notice of its election to become a Unit 1 Owner), then:

(i)

effective as of the date of such Party’s Minority Owner Election Notice (or if such notice was not timely provided, the Minority Owner Election Date), such Party shall cease to be a party to this Agreement and shall be released from all of its obligations under this Agreement other than those obligations arising prior to the date of the Minority Owner Election Notice or the Minority Owner Election Date, as the case may be, and those obligations which survive termination of this Agreement pursuant to Section 18.13.  Notwithstanding such release, such Party shall remain liable for its own cost of participating in the Project up to the time of such release; and

(ii)

the other Parties shall not contest such Party’s decision not to become a Unit 1 Owner and shall not initiate or pursue or support in any manner any claim, action or proceeding of any kind against such Party or its Affiliates as a result of its decision not to become a Unit 1 Owner pursuant to this Section 2.3(d).

(e)

Unit 1 Ownership Interests.

(i)

If both MGE Power and WPPI elect to become Unit 1 Owners in accordance with Section 2.3(c), then upon the last such Party becoming a Unit 1 Owner in accordance with Article IV, each Party shall have a percentage  undivided ownership interest in Unit 1 (“Unit 1 Ownership Interest”) as follows:

Party

Unit 1 Ownership Interest

ERGS SC

83.34%

MGE Power

8.33%

WPPI

8.33%

(ii)

If WPPI elects to become a Unit 1 Owner but not to increase its Unit 1 Ownership Interest to 10% in accordance with Section 2.3(c), and MGE Power does not elect to become a Unit 1 Owner in accordance with Section 2.3(c) (or elects to become a Unit 1 Owner, but fails to become a Unit 1 Owner in accordance with Article IV), then upon WPPI becoming a Unit 1 Owner in accordance with Article IV, ERGS SC and WPPI shall have the following Unit 1 Ownership Interests:

Party

Unit 1 Ownership Interest

ERGS SC

91.67%

WPPI

8.33%

(iii)

If WPPI elects to become a Unit 1 Owner and to increase its Unit 1 Ownership Interest to 10% in accordance with Section 2.3(c), and MGE Power does not elect to become a Unit 1 Owner in accordance with Section 2.3(c) (or if MGE Power elects to become a Unit 1 Owner, but fails to become a Unit 1 Owner in accordance with Article IV, and WPPI subsequently elects to increase its Unit 1 Ownership Interest by an additional 1.67% pursuant to Section 4.5(d)), then upon WPPI becoming a Unit 1 Owner and acquiring a 10% Unit 1 Ownership Interest in accordance with Article IV, ERGS SC and WPPI shall have the following Unit 1 Ownership Interests:

Party

Unit 1 Ownership Interest

ERGS SC

90.00%

WPPI

10.00%

(iv)

If MGE Power elects to become a Unit 1 Owner but not to increase its Unit 1 Ownership Interest to 16.10% in accordance with Section 2.3(c), and WPPI does not elect to become a Unit 1 Owner in accordance with Section 2.3(c) (or elects to become a Unit 1 Owner, but fails to become a Unit 1 Owner in accordance with Article IV), then upon MGE Power becoming a Unit 1 Owner in accordance with Article IV, ERGS SC and MGE Power shall have the following Unit 1 Ownership Interests:

Party

Unit 1 Ownership Interest

ERGS SC

91.67%

MGE Power

8.33%

(v)

If MGE Power elects to become a Unit 1 Owner and to increase its Unit 1 Ownership Interest to 16.10% in accordance with Section 2.3(c) and WPPI does not elect to become a Unit 1 Owner in accordance with Section 2.3(c) (or if WPPI elects to become a Unit 1 Owner, but fails to become a Unit 1 Owner in accordance with Article IV, and MGE Power subsequently elects to increase its Unit 1 Ownership Interest by an additional 7.77% pursuant to Section 4.5(d)), then upon MGE Power becoming a Unit 1 Owner and acquiring a 16.10% Unit 1 Ownership Interest in accordance with Article IV, ERGS SC and MGE Power shall have the following Unit 1 Ownership Interests:

Party

Unit 1 Ownership Interest

ERGS SC

83.90%

MGE Power

16.10%

(vi)

If a Unit 1 Owner Transfers its Unit 1 Ownership Interest in accordance with this Agreement, then the Unit 1 Ownership Interests of the then existing Unit 1 Owner(s) and, if applicable, any new Unit 1 Owners shall automatically be increased or decreased, as the case may be, in accordance with the applicable terms of this Agreement to reflect the Unit 1 Ownership Interests of each of the Unit 1 Owners effective as of the date of such Transfer.

(f)

Unit 1 Component Ownership Interest.

(i)

The New Common Facilities shall be divided into separate and distinct components (each as further described in Exhibit A, a “Component” and, collectively, the “Components”) which collectively shall comprise 100% of the New Common Facilities.  If MGE Power and/or WPPI elect to become Unit 1 Owners in accordance with Section 2.3(c), then upon each such Party becoming a Unit 1 Owner and acquiring a Unit 1 Ownership Interest in accordance with Article IV, such Party shall also acquire from ERGS SC in accordance with Article IV a percentage undivided ownership interest in each Component (each, a “Unit 1 Component Ownership Interest”) of the New Common Facilities determined in accordance with Exhibit D.

(ii)

If a Unit 1 Owner Transfers its Unit 1 Facility Ownership Interest in accordance with this Agreement on or prior to the ERGS SC Unit 1 Lease Effective Date, then the Unit 1 Component Ownership Interests of the then existing Unit 1 Owner(s) and, if applicable, any new Unit 1 Owners shall automatically be increased or decreased, as the case may be, in accordance with Exhibit D to reflect the Unit 1 Component Ownership Interests of each of the Unit 1 Owners effective as of the date of such Transfer.

(iii)

If a Unit 1 Owner Transfers its Unit 1 Facility Ownership Interest in accordance with this Agreement after the ERGS SC Unit 1 Lease Effective Date, then the Unit 1 Component Ownership Interests of the then existing Unit 1 Owner(s) and, if applicable, any new Unit 1 Owners shall automatically be increased or decreased, as the case may be, in accordance with the applicable terms of the New Common Facilities Ownership Agreement to reflect the Unit 1 Component Ownership Interests of each of the Unit 1 Owners effective as of the date of such Transfer.

(iv)

If at any time after the Effective Date but before the ERGS SC Unit 1 Lease Effective Date, the Measurement Basis values used for computing Unit 1 Component Ownership Interests in Exhibit D should change from the values in Exhibit D on the Effective Date as a result of a change order or other amendment to the EPC Agreement such that the Unit 1 Component Ownership Interest of one or more of the Unit 1 Owners should change by 2% or more (e.g., a Unit 1 Owner with an initial 8% Unit 1 Component Ownership Interest is increased or decreased by .16% or more), then the Project Manager shall:

(A)

recalculate each Unit 1 Component Ownership Interest which is determined based on the changed Measurement Basis values;

(B)

provide written notice to the Parties of the changed Measurement Basis values and each Unit 1 Owner’s changed Unit 1 Component Ownership Interest(s); and

(C)

adjust the billing statements pursuant to Section 6.8(a)(vi) to reflect retroactively and prospectively each Unit 1 Owner’s changed Unit 1 Component Ownership Interests.

The Parties acknowledge and agree that if one or more of the Existing Units are retired, the Measurement Basis values attributed to the retired Existing Units in computing Unit 1 Component Ownership Interests in Exhibit D will not change.

2.4

Tenancies-in-Common.  The Unit 1 Owners shall own their Unit 1 Ownership Interests and their Unit 1 Component Ownership Interest(s) in each of the Component(s) as tenants-in-common.

ARTICLE III: RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1

Effectiveness of Rights and Obligations of the Parties.  The Parties acknowledge and agree that the rights and obligations of the Parties under this Agreement (including under this Article III) shall be binding upon the Parties as of the Effective Date, and shall, as appropriate, continue beyond the date on which any such Parties become Unit 1 Owners under this Agreement.  For the avoidance of doubt, the rights and obligations of the Parties under Sections 3.3(a) through 3.3(h) shall not continue beyond the Final Acceptance Date; provided, however, that if, after the Final Acceptance Date, Unit 1 is to be repaired or reconstructed following any Event of Loss or Event of Total Loss pursuant to Article IX, then the rights and obligations of the Parties under Sections 3.3(a) through 3.3(g) shall take effect and shall continue during such repair or reconstruction.

3.2

Rights and Obligations with Respect to Government Approvals.  Each Party shall use commercially reasonable efforts:

(a)

to obtain any Government Approvals required to execute, deliver and perform its obligations under this Agreement and to own its Unit 1 Facility Ownership Interest (other than any such Government Approvals required to be obtained by the other Parties pursuant to this Section 3.2(a)).  In addition, ERGS SC shall use commercially reasonable efforts to obtain all Government Approvals necessary for the development, design, engineering, construction and commissioning of the Unit 1 Facility (other than any such Government Approvals required to be obtained by the other Parties pursuant to this Section 3.2(a)), and to structure all such Government Approvals in such a way as to recognize each Unit 1 Owner’s Unit 1 Facility Ownership Interest as contemplated by this Agreement;

(b)

to actively and publicly support the efforts of the other Parties to obtain the Government Approvals required to be obtained by them pursuant to Section 3.2(a) (including a CPCN and/or certificate of authority from the PSCW) (i) to develop, design, engineer, permit, construct and commission the Unit 1 Facility, (ii) to sell or purchase a Unit 1 Facility Ownership Interest pursuant to Article IV and/or (iii) to place the Unit 1 Facility in-service; and

(c)

if it participates in any proceedings relating to the Government Approvals required to be obtained by the other Parties pursuant to Section 3.2(a), (i) to support the issuance of all such Government Approvals that are consistent with this Agreement and the other Elm Road I Documents, and (ii) to oppose the efforts of other Persons to adversely affect any Party’s rights under this Agreement or the other Elm Road I Documents.

3.3

Rights and Obligations with Respect to Information.

(a)

Information about the Project.  Each Party shall promptly notify each other Party of all material developments affecting the Project, including such developments that are reasonably likely to affect (i) the Guaranteed Criteria as then in effect, (ii) the amount of Project Costs or (iii) the payment schedules.

(b)

Response to Requests for Information.  Each Party shall use commercially reasonable efforts to provide to each other Party, in a timely manner, such information about the Project as such other Party may reasonably request from time to time, including:

(i)

information concerning:  (A) the Government Approvals required to be obtained by such Party pursuant to Section 3.2(a) and any litigation with respect to such Government Approvals which is pending or threatened in writing which such Party has knowledge of; (B) such Party’s current expectations as to whether or not it is likely to proceed with the Project; and/or (C) any litigation against such Party or its Affiliates which is pending or threatened in writing which such Party has knowledge of and which directly affects the Project; or

(ii)

information required by such other Party to apply for and obtain financing from its Lenders and/or Government Approvals which it is required to obtain pursuant to Section 3.2(a).

As used in this Section 3.3(b), “commercially reasonable efforts” shall include, in the case of ERGS SC, using commercially reasonable efforts to obtain from the Project Manager such information about the Project as the other Parties may reasonably request from time to time.

(c)

ERGS SC Reports and Notices.  ERGS SC shall provide to each other Party, promptly after delivery or receipt, as the case may be, copies of all written reports and notices delivered by ERGS SC to, or received by ERGS SC from, WEPCO (solely with respect to those written reports and notices required to be delivered pursuant to the Elm Road I Lease Documents), any other Person required to give to or receive from ERGS SC written reports or notices pursuant to the ERGS SC Unit 1 Facility Lease, the Project Manager, the EPC Contractor, the PSCW or other Governmental Authority or the Independent Evaluator, in each case, in connection with the Project.

(d)

MGE Reports and Notices.  MGE Power shall provide to each other Party, promptly after delivery or receipt, as the case may be, copies of all written reports and notices delivered by MGE Power to, or received by MGE Power from, MGE (solely with respect to those written reports and notices required to be delivered by the MGE Power Unit 1 Facility Lease), WEPCO (solely with respect to those written reports and notices required to be delivered by the Unit 1 Property Rights Agreement), any other Persons required to give to or receive from MGE Power written reports or notices pursuant to the MGE Power Unit 1 Facility Lease, the Project Manager, the EPC Contractor or the PSCW or other Governmental Authority, in each case, in connection with the Project.

(e)

WPPI Reports and Notices.  WPPI shall provide to each other Party, promptly after delivery or receipt, as the case may be, copies of all written reports and notices delivered by WPPI to, or received by WPPI from, WEPCO (solely with respect to those written reports and notices required to be delivered by the Unit 1 Property Rights Agreement), the Project Manager, the EPC Contractor or the PSCW or other Governmental Authority, in each case, in connection with the Project.

(f)

ERGS SC Certification.  Upon written request from WPPI and/or MGE Power at any time after the ERGS SC Election Date, ERGS SC shall provide to such Party an officer’s certificate certifying that, except as disclosed in writing to such Party, ERGS SC has no knowledge of any fact or circumstance which would, or litigation pending or threatened in writing which if adversely determined would, reasonably be likely to have a material adverse effect on the Guaranteed Criteria as in effect as of the ERGS SC Election Date or result in an increase in the total amount of Construction Costs in excess of $20,000,000 above [$1,453,352,800].  Each of WPPI and MGE Power shall be entitled to request only one certificate from ERGS SC pursuant to this Section 3.3(f).

(g)

Meetings.  After the ERGS SC Election Date, ERGS SC shall consult with the other Unit 1 Owners at least quarterly concerning the Project.

(h)

Due Diligence Meetings.  After the ERGS SC Election Date, upon ten days’ prior written notice jointly from MGE Power and WPPI (or either, if one has not elected to become a Unit 1 Owner pursuant to Section 2.3(d)), ERGS SC shall meet with the other Parties in one or more due diligence meetings and shall provide such information and data as the other Parties may reasonably request at such meetings to enable such Parties to make a reasonable and prudent decision on whether or not to elect to become a Unit 1 Owner.

(i)

Reimbursement for Reasonable Costs.  Any Party requesting reports, notices or other information or data from another Party pursuant to this Section 3.3 shall reimburse such other Party for the reasonable costs, if any, of assembling and providing such reports, notices or other information or data, but only to the extent that such costs are not Project Costs.

(j)

Agreements Relating to Reimbursable Community Expenses.  Each Party shall provide to each other Party, a true and correct copy of each agreement that it or its Affiliates enter into (including any amendments thereto) relating to Reimbursable Community Expenses.

3.4

Rights and Obligations with Respect to Closing and the Project.

(a)

If a Party elects to proceed with the Project pursuant to Section 2.3, then it shall use commercially reasonable efforts to satisfy its obligations under Article IV in a timely manner.

(b)

ERGS SC shall use commercially reasonable efforts to satisfy its conditions in Sections 2, 3 and 4 of Schedule 5.1 to the ERGS SC Unit 1 Facility Lease in a timely manner.

3.5

Inspection.  Upon at least five Business Days’ prior written notice by MGE Power or WPPI to ERGS SC any time prior to such requesting Party’s Closing Date, ERGS SC shall make the Unit 1 Facility available to such requesting Party or its designee for inspection at reasonable times and under conditions reasonably acceptable to ERGS SC.  During the inspection, the requesting Party or its designee shall comply with all reasonable rules and regulations, including security and safety requirements and any applicable insurance policies, of ERGS SC, the Project Manager or any of its agents and the EPC Contractor.

ARTICLE IV: OWNERSHIP INTERESTS

4.1.

Timing of Closing.  If MGE Power and/or WPPI timely elects to become a Unit 1 Owner in accordance with Section 2.3(c), then each Party’s acquisition of its Unit 1 Facility Ownership Interest shall occur on a mutually acceptable date (each, a “Closing Date”) following the date on which the conditions set forth in Sections 4.3, 4.4 and 4.5 (other than those conditions which by their nature are to be satisfied on the Closing Date) have either been satisfied or waived by the Party for whose benefit such conditions exist.  Each closing shall take place at such time on the Closing Date and at such place as is mutually acceptable to ERGS SC and the acquiring Party or Parties.  The Parties shall use commercially reasonable efforts (i) to effect a simultaneous closing if both MGE Power and WPPI elect to become Unit 1 Owners and (ii) if either or both such Parties elect to become Unit 2 Owners pursuant to the Unit 2 Ownership Agreement, to effect such closing under this Agreement simultaneously with a closing under the Unit 2 Ownership Agreement.  Except as provided for in Section 4.5, in no event shall a Closing Date occur more than 60 days after the Minority Owner Election Date (such date, the “Cross-Over Date”).

4.2

Closing Invoice; Purchase Price.

(a)

No later than five Business Days before each Closing Date, ERGS SC shall prepare and deliver to the acquiring Party a closing invoice (“Closing Invoice”), which shall set forth in reasonable detail (together with reasonable supporting information) the Purchase Price to be paid to ERGS SC by each acquiring Party on the Closing Date.  The Purchase Price set forth in each Closing Invoice shall be based on ERGS SC’s good faith estimate, as of the date of preparation of such Closing Invoice, of the Project Costs and Carrying Costs incurred as of the respective Closing Date, as more fully described below.

(b)

As consideration for the purchase of its respective Unit 1 Facility Ownership Interest, each acquiring Party shall pay to ERGS SC on its respective Closing Date an amount (each such amount, a “Purchase Price”) equal to the sum of:

(i)

an amount equal to such acquiring Party’s pro rata share (based on the Unit 1 Ownership Interest or applicable Unit 1 Component Ownership Interest, as appropriate, that it will purchase) of the aggregate amount of EPC Construction Costs, as set forth in the Closing Invoice;

(ii)

an amount equal to such acquiring Party’s pro rata share (based on the Unit 1 Ownership Interest or applicable Unit 1 Component Ownership Interest, as appropriate, that it will purchase) of the aggregate amount of Non-EPC Construction Costs, as set forth in the Closing Invoice;

(iii)

an amount equal to such acquiring Party’s pro rata share (based on the Unit 1 Ownership Interest that it will purchase) of the aggregate amount of Reimbursable Community Expenses, as set forth in the Closing Invoice;

(iv)

an amount equal to such acquiring Party’s pro rata share (based on the Unit 1 Ownership Interest that it will purchase) of the aggregate amount of Unit 1 Service Costs, as set forth in the Closing Invoice; and

(v)

an amount equal to such acquiring Party’s pro rata share (based on the Total New Common Facilities Weighted Ownership Percentage of such acquiring Party based on the Unit 1 Component Ownership Interests that it will purchase) of the aggregate amount of New Common Facilities Service Costs, as set forth in the Closing Invoice;

(vi)

an amount equal to the aggregate Carrying Costs for the amounts specified in subparagraphs (i)-(v) above.

(c)

Each acquiring Party shall pay the Purchase Price on its respective Closing Date.  Payment of the Purchase Price shall be without prejudice to the application of the Payment Caps pursuant to Exhibit G or any adjustments pursuant to Sections 6.6, 6.7 or 6.8.

4.3

Acquiring Party’s Conditions to Closing.  Each acquiring Party’s obligation to acquire a Unit 1 Facility Ownership Interest pursuant to this Article IV shall be subject to satisfaction at or prior to such acquiring Party’s Closing Date of the following conditions, each received from ERGS SC and in form and substance reasonably satisfactory to such acquiring Party, except to the extent waived in writing by such acquiring Party in its sole discretion:

(a)

a bill of sale executed by ERGS SC for the Unit 1 Facility Ownership Interest being transferred to such acquiring Party, substantially in the form of Exhibit E;

(b)

executed releases from all holders of Liens (other than those specified in paragraphs (a) through (f) of the definition of Permitted Encumbrances) on the Unit 1 Facility, releasing from such Liens the Unit 1 Facility Ownership Interest being conveyed to such acquiring Party on such Closing Date;

(c)

an officer’s certificate, duly executed by an authorized officer of ERGS SC and dated as of such Closing Date, in the form of Schedule 4.3(c);

(d)

an officer’s certificate, duly executed by an authorized officer of the Project Manager and dated as of such Closing Date, in the form of Schedule 4.3(d);

(e)

an opinion or opinions of counsel to ERGS SC, the Project Manager and WE Power, dated as of such Closing Date, as to the matters set forth in Schedule 4.3(e), subject only to the conditions and limitations therein and other customary conditions and limitations;

(f)

copies of Government Approvals listed on Schedule 2.3(a);

(g)

evidence that the insurance requirements in Section 9.1(a) have been satisfied, and that such insurance is in full force and effect;

(h)

an executed copy of a WEC guarantee in the form of Attachment 4 to the EPC Agreement; and

(i)

such other documents (other than certifications, opinions of counsel and releases) as the acquiring Party may reasonably request of ERGS SC in connection with the sale and acquisition of its Unit 1 Facility Ownership Interest.

4.4

 ERGS SC’s Conditions to Closing.  ERGS SC’s obligation to sell a Unit 1 Facility Ownership Interest to an acquiring Party pursuant to this Article IV shall be subject to satisfaction at or prior to its respective Closing Date of the following conditions, each received from such acquiring Party and in form and substance reasonably satisfactory to ERGS SC, except to the extent waived in writing by ERGS SC in its sole discretion:

(a)

the Purchase Price from the acquiring Party;

(b)

an officer’s certificate from the acquiring Party, duly executed by an authorized officer of such acquiring Party and dated as of such Closing Date, in the form of Schedule 4.4(b);

(c)

an opinion or opinions of counsel to such acquiring Party and, where MGE Power is the acquiring Party, to MGE Energy, dated as of such Closing Date, as to the matters set forth in Schedule 4.4(c), subject only to the conditions and limitations therein and other customary conditions and limitations;

(d)

copies of Government Approvals listed on Schedule 2.3(c);

(e)

solely in the case of a sale of a Unit 1 Facility Ownership Interest to MGE Power, receipt from MGE Power of a guaranty from MGE Energy, in the form attached hereto as Exhibit I (the “MGE Energy Guarantee”); and

(f)

such other documents (other than certifications, opinions of counsel and releases) as ERGS SC may reasonably request in connection with the sale and acquisition of such acquiring Party’s Unit 1 Facility Ownership Interest.

4.5

Failure to Close.

(a)

In no event shall a Party be obligated to sell or to acquire a Unit 1 Facility Ownership Interest pursuant to this Article IV if:

(i)

any of the conditions to such Party’s obligation to sell or to acquire a Unit 1 Facility Ownership Interest in Sections 4.3 or 4.4, as the case may be, have not been satisfied or waived by such Party as of the respective Closing Date;

(ii)

in the case of MGE or WPPI, such Party fails to receive as of the respective Closing Date any of its Government Approvals listed on Schedule 2.3(c), in form and substance reasonably satisfactory to such Party; or

(iii)

in the case of MGE Power or WPPI, such Party has not received executed copies of each of the Elm Road I Project Documents to which such Party or any of its Affiliates is a party, executed by ERGS SC or any of ERGS SC’s Affiliates which are parties thereto, and all officer’s certificates, opinions of counsel and other documents required to be provided to such Party or any of its Affiliates by ERGS SC or any of ERGS SC’s Affiliates as of such Closing Date pursuant to such Elm Road I Project Documents.

(b)

If MGE Power or WPPI has not acquired a Unit 1 Facility Ownership Interest pursuant to this Article IV on or before (i) the Cross-Over Date, other than where the Closing Date is delayed past the Cross-Over Date pursuant to Section 4.5(c), or (ii) the Closing Deadline, where the Closing Date is delayed past the Cross-Over Date pursuant to Section 4.5(c), then effective as of such Cross-Over Date or Closing Deadline, as the case may be, the Party (i.e., MGE Power or WPPI) that has not acquired a Unit 1 Facility Ownership Interest shall cease to be a party to this Agreement and shall be released from all of its obligations under this Agreement other than those obligations arising prior to such Cross-Over Date or Closing Deadline and those obligations which survive termination of this Agreement pursuant to Section 18.13.  Notwithstanding such release, such Party shall remain liable for its own cost of participating in the Project up to the time of such termination.

(c)

Notwithstanding any provision in this Agreement to the contrary, if as of the Cross-Over Date:

(i)

MGE Power or WPPI is unable, having used commercially reasonable efforts, to obtain its Government Approvals listed on Schedule 2.3(c) in form and substance reasonably satisfactory to such Party but has satisfied all of the other conditions in Section 4.4 (other than those which by their nature are to be satisfied on the Closing Date);

(ii)

ERGS SC is unable to satisfy all of the conditions in Section 4.3; or

(iii)

MGE Power or WPPI has not received executed copies of each of the Elm Road I Project Documents to which such Party or any of its Affiliates is a party, executed by ERGS SC or any of ERGS SC’s Affiliates which are parties thereto, and all officer’s certificates, opinions of counsel and other documents required to be provided to such Party or any of its Affiliates by ERGS SC or any of ERGS SC’s Affiliates as of such Closing Date pursuant to such Elm Road I Project Documents, then, in each case, the Closing Date shall be extended a reasonable period of time beyond the Cross-Over Date to allow such condition to be satisfied or waived by the Party for whose benefit such condition exists, provided that in no event shall the Closing Date be extended beyond the date which is 18 months prior to the Scheduled Commercial Operation Date (the “Closing Deadline”).  If the Closing Date is extended pursuant to Sections 4.5(c)(i) or 4.5(c)(iii), then clause (b)(ii) of the definition of “Carrying Costs” shall apply for purposes of calculating the Carrying Costs in the Purchase Price pursuant to Section 4.2 during the period from the Cross-Over Date to the Closing Date.

(d)

If MGE Power or WPPI shall have elected to acquire a Unit 1 Facility Ownership Interest pursuant to Section 2.3(c) but shall fail to acquire such Unit 1 Facility Ownership Interest pursuant to this Article IV, then within 30 days from such Party’s failure to acquire a Unit 1 Facility Ownership Interest pursuant to this Article IV, ERGS SC shall provide notice thereof to the other Party, provided that such Party indicated in its Minority Owner Election Notice (in accordance with the provisions of Section 2.3(c)) that it desired to increase its Unit 1 Ownership Interest if the other Party elected not to become a Unit 1 Owner.  The other Party shall have 30 days from receipt of such notice in which to respond in writing to ERGS SC as to whether or not it elects to acquire an additional Unit 1 Facility Ownership Interest as permitted by Section 2.3(c).  If such other Party elects to acquire an additional Unit 1 Facility Ownership Interest, then if it has not already closed on its initial Unit 1 Facility Ownership Interest, the additional Unit 1 Facility Ownership Interest that such Party elected in its Minority Owner Election Notice shall be added to the initial Unit 1 Facility Ownership Interest and there shall be one closing which shall occur in accordance with Section 4.1.  If, however, such other Party has already closed on its Unit 1 Facility Ownership Interest, then there shall be a second closing which shall occur on a date (the “Second Closing Date”) that is no more than 30 days after the date of such other Party’s notice of its election to acquire an additional Unit 1 Facility Ownership Interest, and at a time and place mutually agreeable to both ERGS SC and such acquiring Party.  No later than five Business Days before the Second Closing Date, ERGS SC shall provide such other Party a written notice which shall include the purchase price for the additional Unit 1 Facility Ownership Interest, which shall be an amount equal to the sum of (i) a portion of the Construction Costs in respect of Unit 1, the Unit 1 Service Costs and the Reimbursable Community Expenses, in each case, based on such additional Unit 1 Ownership Interest, (ii) a portion of the Construction Costs in respect of each Component, based on such additional Unit 1 Component Ownership Interest in each Component, as applicable, (iii) a portion of the New Common Facilities Service Costs, based on such other Party’s Total New Common Facilities Weighted Ownership Percentage (associated with such additional Unit 1 Component Ownership Interests) and (iv) the Carrying Costs with respect to the amounts in (i), (ii) and (iii) above.  On the Second Closing Date, the acquiring Party shall pay to ERGS SC the purchase price for the additional Unit 1 Facility Ownership Interest and ERGS SC shall deliver to such acquiring Party a bill of sale executed by ERGS SC for the additional Unit 1 Facility Ownership Interest being transferred to such acquiring Party, substantially in the form of Exhibit E.

4.6

Closing Costs.  Each Party shall bear its own closing costs, including any Taxes (other than transfer Taxes) and fees imposed by Law upon it in connection with the acquisition and transfer of the Unit 1 Facility Ownership Interests contemplated in this Article IV.  Notwithstanding any provision in this Agreement to the contrary, any and all transfer Taxes which arise as a result of the sale by ERGS SC and the acquisition by such acquiring Party of a Unit 1 Facility Ownership Interest pursuant to this Article IV shall be borne equally by ERGS SC and such acquiring Party.  The Parties agree that any closing costs or transfer Taxes provided for in this Section 4.6 shall not be considered Project Costs for purposes of this Agreement.

4.7

Effectiveness of Rights and Obligations of Unit 1 Owners.  MGE Power and WPPI shall be subject to all of the obligations and liabilities of the Unit 1 Owners and shall enjoy all of the rights and benefits of the Unit 1 Owners to the extent of their respective Unit 1 Ownership Interests, in each case, as provided for in this Agreement effective as of the date each such Party becomes a Unit 1 Owner in accordance with the terms and conditions of this Article IV.

ARTICLE V:  APPOINTMENT OF PROJECT MANAGER; PRINCIPAL RESPONSIBILITIES OF THE PROJECT MANAGER

5.1

Appointment of Project Manager.  ERGS SC hereby appoints Elm Road Services, LLC, and Elm Road Services, LLC hereby accepts such appointment, as Project Manager to serve as agent for the Unit 1 Owners in accordance with the terms and conditions of this Article V.  Notwithstanding any contrary provisions of agency law, the Parties and the Project Manager agree that the Project Manager shall have no obligations, responsibilities or duties to the Unit 1 Owners other than as are provided for in this Agreement.

5.2

Project Manager Functions.

(a)

The Project Manager shall be responsible for the overall oversight and management of construction of the Unit 1 Facility in accordance with the Construction Agreements and shall perform all of its responsibilities, duties and obligations set forth in this Agreement, including those responsibilities, duties and obligations set forth in Sections 6.1, 6.3(a), 6.4, 9.1, 9.2(a)(i), 9.4 and 16.1(c), Articles V,  XV, XVII and XVIII and Schedule 5.2.

(b)

The Project Manager may, in its sole discretion, delegate all or a portion of its responsibilities, duties and obligations under this Agreement to one or more Affiliates.  Notwithstanding any such delegation, the Project Manager shall remain responsible for all such delegated responsibilities, duties and obligations in accordance with the terms of this Agreement.

5.3

Standard of Conduct.  The Project Manager shall perform its responsibilities, duties and obligations under this Agreement as agent for the Unit 1 Owners in accordance with Prudent Utility Practice, applicable Laws and Government Approvals and without adverse distinction among the Unit 1 Owners.

5.4

Construction Agreements.  The Project Manager shall: (a) enter into, consistent with Schedule 5.2, any Construction Agreements; and (b) perform its obligations and exercise or enforce its benefits, rights and remedies under the Construction Agreements with respect to the Unit 1 Facility on behalf of the Unit 1 Owners.

5.5

Unit 1 Owners’ Waiver of Exercise of Rights and Remedies Under the Construction Agreements.  The Project Manager shall provide in any Construction Agreements that it enters into, in addition to the EPC Agreement, that the Project Manager’s execution and performance thereof with respect to the Unit 1 Facility is as an agent for its named principals, the Unit 1 Owners, and, as such, the Unit 1 Owners shall be entitled to all of the benefits that the Project Manager has with respect to the Unit 1 Facility under such Construction Agreements.  The Parties and the Project Manager agree that the Unit 1 Owners shall be excluded as parties to all of the Construction Agreements, and shall not be entitled to independently exercise or enforce any of the Project Manager’s benefits, rights or remedies under the Construction Agreements.

5.6

Cooperation.

(a)

Each of the Unit 1 Owners shall cooperate with the Project Manager promptly, as and when reasonably requested by the Project Manager, in order to assist the Project Manager in the performance of its duties, responsibilities and obligations under this Agreement, including executing and delivering documents, certificates or instruments necessary for the Project Manager to perform its duties, responsibilities and obligations under this Agreement.

(b)

The Project Manager shall cooperate with each of the Unit 1 Owners promptly, as and when reasonably requested by the Unit 1 Owners, in order to assist the Unit 1 Owners in the performance of their duties, responsibilities and obligations under this Agreement, including executing and delivering documents, certificates or instruments necessary for the Unit 1 Owners to perform their duties, responsibilities and obligations under this Agreement.

5.7

Acceptance of Construction Documents and Project Manager Actions.

(a)

Each of WPPI and MGE Power acknowledges that if and before it becomes a Unit 1 Owner in accordance with Article IV, it will have the opportunity pursuant to Articles III and IV and the officer’s certificates delivered pursuant to Sections 4.3(c) and 4.3(d) to review and/or to inform itself about: (i) the EPC Agreement, the Interim Use and Operating Agreement and any other Construction Agreements which have been executed prior thereto, including any change orders with respect to the EPC Agreement (collectively, the "Construction Documents"); and (ii) the actions taken by the Project Manager prior thereto in connection with its responsibilities under Article V and Schedule 5.2, including entering into and performing its obligations and exercising its rights under the Construction Documents (collectively, the "Project Manager Actions").

(b)

The Parties acknowledge and agree that if WPPI and/or MGE Power becomes a Unit 1 Owner in accordance with Article IV, then, notwithstanding any contrary provisions of agency or other Law, WPPI and/or MGE Power:

(i)

shall thereby have affirmed that the Project Manager Actions were taken by the Project Manager pursuant to this Agreement on behalf of WPPI and/or MGE Power as a Unit 1 Owner and on behalf of the other Unit 1 Owners, provided that, subject to Section 5.7(b)(ii), nothing in this Section 5.7(b)(i) shall diminish the rights of any of the Unit 1 Owners under this Agreement with respect to the Project Manager Actions; and

(ii)

shall thereby have affirmed, and waived irrevocably any and all objections to, (A) the Construction Documents and (B) the Project Manager Actions which have been disclosed to it pursuant to the officer’s certificate delivered pursuant to Section 4.3(d), provided that nothing in this Section 5.7(b)(ii) shall diminish the certifications made by ERGS SC in its officer’s certificate delivered pursuant to Section 4.3(c) or the rights of the other Unit 1 Owner(s) with respect to such certifications under Section 12.2(c).

ARTICLE VI:  PAYMENTS BY THE UNIT 1 OWNERS

6.1

Billing Statements.

(a)

Prior to Final Acceptance Date.  Beginning with the first month after the Closing Date and each month thereafter until the first month after the Final Acceptance Date (or later, if the Project Manager is invoiced for Project Costs incurred on or prior to the Final Acceptance Date after such first month), the Project Manager shall prepare and deliver to each Unit 1 Owner no later than the 25th day of each month, a billing statement setting forth in reasonable detail (together with reasonable supporting information) the following:

(i)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest or applicable Unit 1 Component Ownership Interest, as appropriate) of EPC Construction Costs which are scheduled to be paid in the succeeding month pursuant to the current EPC Construction Costs payment schedule;

(ii)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest or applicable Unit 1 Component Ownership Interest, as appropriate) of Non-EPC Construction Costs which are scheduled to be paid in the succeeding month pursuant to the current Non-EPC Construction Costs payment schedule;

(iii)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of Reimbursable Community Expenses, if any, which are scheduled to be paid in the succeeding month pursuant to the current Reimbursable Community Expenses payment schedule;

(iv)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of Unit 1 Service Costs which are scheduled to be paid in the succeeding month pursuant to the current Unit 1 Service Costs payment schedule; and

(v)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Total New Common Facilities Weighted Ownership Percentage) of New Common Facilities Service Costs which are scheduled to be paid in the succeeding month pursuant to the current New Common Facilities Service Costs payment schedule.

(b)

After Final Acceptance Date.  After the Final Acceptance Date, the Project Manager shall prepare and deliver to each Unit 1 Owner from time to time a billing statement setting forth in reasonable detail (together with reasonable supporting information) the following:

(i)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of any reasonable and prudently incurred administrative costs (other than Monthly Management Service Costs (as defined in the ERGS SC Unit 1 Facility Lease)) which the Project Manager has incurred or reasonably expects to incur in the succeeding month in connection with the Project Manager’s obligations under this Agreement;

(ii)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of Reimbursable Community Expenses, if any, which are scheduled to be paid in the succeeding month pursuant to the current Reimbursable Community Expenses payment schedule; and

(iii)

the aggregate amount and each Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest or applicable Unit 1 Component Ownership Interest, as appropriate) of all reasonable and prudently incurred costs and expenses, if any, which the Reconstruction Agent has incurred or reasonably expects to incur in the succeeding month in connection with the Reconstruction Agent’s obligations pursuant to Section 9.2(a)(iii) (written notice of which the Reconstruction Agent shall timely provide to the Project Manager).

6.2

Payments.  Each of the Unit 1 Owners shall pay the amounts that it is billed pursuant to the respective billing statement delivered by the Project Manager pursuant to Section 6.1 on or before the date (which, in the case of payments to third parties, shall be the date on which such payments are due to such third parties) and to the account or accounts specified in the respective billing statement, provided that each Unit 1 Owner shall pay (a) all EPC Construction Costs directly to the Construction Account on the date specified in the respective billing statement and shall provide the Project Manager notice no later than 10:00 am Central Time on the date specified in the respective billing statement that the Unit 1 Owner has authorized wire-transfer (or equivalent) payment to the Construction Account, and (b) all Service Costs, Non-EPC Construction Costs and Reimbursable Community Expenses directly to the Project Manager at the account or accounts specified in the respective billing statement.  Notwithstanding the immediately preceding sentence, in no event shall any Unit 1 Owner be obligated to pay any amount reflected in a billing statement any sooner than 10 days after the date of such billing statement.

6.3

Non-Payment.

(a)

Notice of Late Costs and Expenses.  If any Unit 1 Owner fails to pay any amounts pursuant to Section 6.2 when due and payable under this Agreement (“Late Costs and Expenses”), then the Project Manager shall provide written notice thereof to the Unit 1 Owners.  Such notice shall set forth in reasonable detail the name of the non-paying Unit 1 Owner, the amount of the Late Costs and Expenses, the date on which such Late Costs and Expenses were due and payable and the account or accounts specified in the applicable billing statement where the Late Costs and Expenses were to be paid.

(b)

ERGS SC Loans.  At any time after receipt of a notice from the Project Manager pursuant to Section 6.3(a), ERGS SC may, but shall not be obligated to, advance to the non-paying Unit 1 Owner all or a portion of such Late Costs and Expenses which have not been paid by such non-paying Unit 1 Owner by paying such Late Costs and Expenses directly to the account or accounts specified in such notice.  ERGS SC shall provide written notice of any such advances to the non-paying Unit 1 Owner and the Project Manager.  All such advances shall constitute loans from ERGS SC to the non-paying Unit 1 Owner and shall bear interest at the Default Interest Rate from the date the loan is made until the loan and interest thereon is repaid in full to ERGS SC.  All such loans shall be immediately due and payable.  ERGS SC shall have the right, in addition to the other rights and remedies granted under this Agreement or available to it at law or in equity, to take any action that ERGS SC may deem appropriate to obtain payment of any such loan and interest thereon and any costs and expenses incurred by or on behalf of ERGS SC to collect same, including reasonable attorneys fees.  In addition, if MGE Power is the non-paying Unit 1 Owner and ERGS SC elects to advance to MGE Power any Late Costs and Expenses pursuant to this Section 6.3(b), then ERGS SC shall be entitled to demand payment from MGE Energy under the MGE Energy Guarantee for any such loan and interest thereon and any costs and expenses incurred by or on behalf of ERGS SC to collect same, including reasonable attorneys fees.  Notwithstanding any provision to the contrary contained in this Agreement (including in Article XIII), ERGS SC may assign all of its rights, title and interests in such loans to any of its Affiliates (including WEC).

(c)

If ERGS SC does not elect, in its sole discretion, to advance pursuant to Section 6.3(b) any Late Costs and Expenses which have not been paid by a non-paying Unit 1 Owner, then the Project Manager shall be entitled, in addition to any other rights and remedies granted under this Agreement or available to it at law or in equity, to take any action that the Project Manager may deem appropriate to obtain payment from such non-paying Unit 1 Owner of such Late Costs and Expenses and any costs and expenses incurred by or on behalf of the Project Manager to collect same, including reasonable attorneys fees.  In addition, if MGE Power is the non-paying Unit 1 Owner, then the Project Manager shall be entitled to demand payment from MGE Energy under the MGE Energy Guarantee for any such Late Costs and Expenses and any costs and expenses incurred by or on behalf of the Project Manager to collect same, including reasonable attorneys fees.

6.4

Payment Schedules.  The Project Manager will prepare and deliver to the Unit 1 Owners, separate updated payment schedules for EPC Construction Costs, Non-EPC Construction Costs, Unit 1 Service Costs, New Common Facilities Service Costs and Reimbursable Community Expenses if:  (a) the Project Manager becomes aware of any costs or expenses which are not, but should be, included in one of the payment schedules; (b) one or more of the payment schedules are based upon payment schedules in the Elm Road I Project Documents which have been modified; or (c) in the case of the Unit 1 Service Costs, New Common Facilities Service Costs and Non-EPC Construction Costs payment schedules, the Project Manager updates its projections of future Unit 1 Service Costs, New Common Facilities Service Costs or Non-EPC Construction Costs.

6.5

Late Interest.  Interest shall be payable on all amounts of EPC Construction Costs not paid when due (and not paid by ERGS SC pursuant to Section 6.3(b)), based on the applicable provisions of the EPC Agreement with respect to late payments.  Interest shall be payable on all other amounts not paid when due, based on the actual number of days from the day the amounts are due to the day such amounts are paid, at the Default Interest Rate, compounded monthly.  For purposes of this Agreement, “Default Interest Rate” means, for any day of a calendar month, 1/365 of the sum of the per annum prime lending rate published in The Wall Street Journal under “Money Rates” on the first Business Day of such month, plus two percentage points (200 basis points), provided that the Default Interest Rate shall not exceed the maximum rate permitted by applicable Law.

6.6

Disputes.

(a)

All payments by the Unit 1 Owners pursuant to this Article VI shall be without prejudice to their rights to dispute any amounts pursuant to Article XVII or to subsequent adjustments resulting from the application of the Payment Caps pursuant to Exhibit G.  If a Unit 1 Owner or the Project Manager disputes the existence or extent of any obligation to make any payment under this Article VI, it shall nevertheless make payment in full of all amounts when due, with a written protest, submitted at the time of or subsequent to such payment, directed to the Unit 1 Owners and the Project Manager.  When any Dispute regarding payment is resolved pursuant to Article XVII, a written notice of the resolution shall be provided to the Project Manager and to each of the Unit 1 Owners.  Except in cases where the Unit 1 Owners or the Project Manager are required to make refund payments pursuant to Section 6.9, the Project Manager shall make an appropriate adjustment to the billing statements pursuant to Section 6.8 to reflect the resolution of the Dispute.

(b)

The Project Manager and the Unit 1 Owners acknowledge and agree that any Dispute with respect to the appropriate allocation of Project Costs between the Unit 1 Facility and Unit 2 of necessity implicates the Unit 2 Owners and the Project Manager (in its capacity as the Project Manager for the Unit 2 Owners) under the Unit 2 Ownership Agreement.  Accordingly, the Project Manager and the Unit 1 Owners agree that they shall use commercially reasonable efforts to consolidate any proceedings to resolve any such allocation Dispute pursuant to Article XVII of this Agreement with any proceedings pursuant to Article XVII of the Unit 2 Ownership Agreement in order to achieve a single resolution of the Dispute applicable to the Unit 1 Owners, the Unit 2 Owners, the Project Manager and the Project Manager (in its capacity as the Project Manager for the Unit 2 Owners under the Unit 2 Ownership Agreement).

6.7

Audits.

(a)

Each Unit 1 Owner may, at its own cost and expense and with no less than 60 days prior written notice to the Project Manager, annually audit any costs and expenses billed hereunder and their allocation as among (i) Unit 1, Unit 2 and any Component, (ii) EPC Construction Costs, Non-EPC Construction Costs, Unit 1 Service Costs, New Common Facilities Service Costs, Reimbursable Community Expenses, administrative or other costs and expenses, and (iii) the Unit 1 Owners.  A final audit of the aggregate amount of all Project Costs and their allocation as among (A) Unit 1, Unit 2 and any Component, (B) EPC Construction Costs, Non-EPC Construction Costs, Unit 1 Service Costs, New Common Facilities Service Costs and Reimbursable Community Expenses, and (C) the Unit 1 Owners shall be performed by the Final Auditor after the ERGS SC Unit 1 Lease Effective Date and the cost of such final audit shall be allocated to the Unit 1 Owners in accordance with their Unit 1 Ownership Interests.  The Final Auditor shall prepare a report of the results of its audit, a copy of which shall be provided to the Project Manager and each of the Unit 1 Owners.

(b)

At the request of any Unit 1 Owner, the Project Manager agrees to permit the Unit 1 Owners and their Representatives to make such reasonable investigations as they deem necessary or appropriate with respect to the effective operation of the Project Manager’s system of internal control over financial reporting (the "Internal Controls"), including a report on Internal Controls from a nationally recognized audit firm.  The Project Manager agrees to respond to reasonable inquiries of the Unit 1 Owners and their respective independent auditors with respect to the Internal Controls to enable them to conclude that the Internal Controls are operating effectively.  The Parties agree that all incremental internal and third party expenses incurred by the Project Manager in respect of such investigations, reports and inquiries shall be borne by the requesting Unit 1 Owner.  All Representatives and audit firms engaged by the requesting Unit 1 Owner shall comply with the confidentiality provisions in Article XV, unless otherwise required by Law.

6.8

Billing Statement Adjustments.

(a)

Promptly after becoming aware of any of the following facts or circumstances, the Project Manager shall adjust the billing statements that it prepares and delivers to the Unit 1 Owners pursuant to Section 6.1 to reflect an appropriate adjustment (whether positive or negative) to the amounts that each Unit 1 Owner must pay pursuant to such billing statement:

(i)

any changes in the current payment schedules provided to the Unit 1 Owners by the Project Manager pursuant to Sections 2.3(a)(i) or 6.4;

(ii)

any difference between actual Unit 1 Service Costs, New Common Facilities Service Costs or Non-EPC Construction Costs incurred and budgeted Unit 1 Service Costs, New Common Facilities Service Costs or Non-EPC Construction Costs previously invoiced and paid by one or more of the Unit 1 Owners;

(iii)

manifest error or an error which is not disputed by any of the Unit 1 Owners or the Project Manager in a billing statement delivered by the Project Manager pursuant to Section 6.1;

(iv)

the final resolution of a Dispute pursuant to Section 6.6;

(v)

the results of an annual audit performed pursuant to Section 6.7 which are not disputed by any of the Unit 1 Owners or the Project Manager;

(vi)

any change in any Unit 1 Owner’s Unit 1 Component Ownership Interest pursuant to Section 2.3(f)(iv); or

(vii)

any other facts or circumstances which under the terms and conditions of this Agreement should result in an adjustment to the amount of costs and expenses to be paid by the Unit 1 Owners.

(b)

To the extent that any adjustment pursuant to Section 6.8(a) relates to payments made by the Unit 1 Owners to the Project Manager (and not to the EPC Contractor or other third party), such adjustment will include interest at the True-Up Interest Rate, compounded monthly, based upon the actual number of days elapsed from the date of the over or under payment to the date of the adjustment.  For purposes of this Agreement, “True-Up Interest Rate” means, for any day of a calendar month, 1/365 of the sum of the per annum prime lending rate published in The Wall Street Journal under “Money Rates” on the first Business Day of such month, provided that the True-Up Interest Rate shall not exceed the maximum rate permitted by applicable Law.

(c)

In no event shall the Project Manager adjust the billing statements pursuant to this Section 6.8 for amounts which are refunded pursuant to Section 6.9.

6.9

Refunds.

(a)

By Unit 1 Owners.  The Unit 1 Owners agree that they will make refund payments to one another or to the Project Manager, as appropriate, consistent with:

(i)

the application of the Payment Caps in accordance with Article IV of Exhibit G;

(ii)

the results of the final audit performed pursuant to Section 6.7 which are not disputed by any of the Unit 1 Owners or the Project Manager; or

(iii)

the final resolution of a Dispute pursuant to Section 6.6 with respect to the subject matter of Sections 6.9(a)(i) or 6.9(a)(ii).

(b)

By the Project Manager.  The Project Manager agrees that it will make refund payments to the Unit 1 Owners, as appropriate,

(i)

consistent with:

(A)

the results of the final audit performed pursuant to Section 6.7 which are not disputed by any of the Unit 1 Owners or the Project Manager;

(B)

the provisions of paragraph 2 of Schedule 5.2; or

(C)

the final resolution of a Dispute pursuant to Section 6.6 with respect to the subject matter of Sections 6.9(b)(i)(A) or 6.9(b)(i)(B); or

(ii)

if the Project Manager receives funds for the benefit of the Unit 1 Owners for which a billing statement adjustment has not been made and is not required pursuant to Section 6.8.

(c)

Interest.  Amounts which are to be refunded pursuant to this Section 6.9, shall include interest at the True-Up Interest Rate, compounded monthly, based upon the actual number of days elapsed from the date of the payment to which the correction relates to the date of the refund.

ARTICLE VII:  TAXES

7.1

Tenants in Common.  It is the intent of the Parties that each Unit 1 Owner shall be treated as the owner of the Unit 1 Facility to the extent of its Unit 1 Facility Ownership Interest, and that the Parties shall not be treated as partners, for federal, state or local income tax purposes.  Each Party agrees and covenants that it shall not take or omit to take any action or reporting position with any Governmental Authority contrary to this Section 7.1.  Furthermore, each Party agrees that to the extent permitted by Section 761 of the Code and the Treasury Regulations thereunder, it will, in a timely manner, cooperate in ERGS SC’s filing of the election provided for in Section 1.761-2(b) of the Treasury Regulations to elect out of the provisions of Subchapter K of the Code.

7.2

Liability and Compliance.

(a)

Except as provided in Sections 4.6 and 12.2(d), to the extent possible, each Unit 1 Owner shall, or shall cause its Lessee (if any) to, separately report, and promptly and timely file returns, reports or statements with respect to, and be responsible for and pay to each applicable Governmental Authority any Taxes, however imposed, relating to:

(i)

its Unit 1 Facility Ownership Interest (including any Taxes imposed on or with respect to the Unit 1 Facility, but only to the extent attributable to its Unit 1 Facility Ownership Interest);

(ii)

the acquisition, manufacture, purchase, ownership, delivery, non-delivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, repossession, presence, use, replacement, substitution, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, acceptance, sale, return, abandonment, preparation, transfer of title, or other disposition of its Unit 1 Facility Ownership Interest; or

(iii)

the execution, delivery or performance of any agreements entered into by it with respect to (A) its Unit 1 Facility Ownership Interest, (B) the Elm Road I Project Documents or (C) any of the transactions contemplated thereby, or any proceeds or payments or amounts payable under any thereof (including any agreements entered into between it and a Lessee, if any).

(b)

Subject to Article 3 of Schedule 7.4A and Article 5 of Schedule 7.4B, each Unit 1 Owner (the “Tax Indemnifying Party”) shall indemnify and hold harmless each other Unit 1 Owner (the “Tax Indemnitee Party”), on an After-Tax Basis (which, for purposes of this Section 7.2, shall be defined, in the case of a Tax Exempt Unit 1 Owner, by Schedule 7.4A, and in the case of any other Unit 1 Owner, by Schedule 7.4B), from and against any Taxes imposed on such Tax Indemnitee Party or the Unit 1 Facility or any part thereof, to the extent such Taxes are the responsibility of the Tax Indemnifying Party pursuant to this Section 7.2.  Furthermore, if (i) a Tax is imposed, directly or indirectly, on or against the Unit 1 Facility or any part thereof by any Governmental Authority, (ii) a Unit 1 Owner has not provided each Tax Indemnitee Party notice of timely payment of its share of such Taxes to the appropriate Governmental Authority, and (iii) a Tax Indemnitee Party reasonably determines that the payment of such Tax is required to avoid a loss or forfeiture of the Unit 1 Facility, such Tax Indemnitee Party shall have the right to take all steps necessary to ensure that such Tax is paid to the appropriate Governmental Authority, including the payment of such Tax directly to the appropriate Governmental Authority.  In such event, the Tax Indemnifying Party shall indemnify and hold harmless such Tax Indemnitee Party, on an After-Tax Basis (but without duplication of payments made by it pursuant to the first sentence of this Section 7.2(b)), from and against the amount of such Tax and all costs and expenses incurred by such Tax Indemnitee Party associated with the payment of such Tax (including reasonable attorney’s fees, penalties and interest).

(c)

Each Unit 1 Owner will provide each other Unit 1 Owner a copy of any invoice, notice or levy for Taxes described in this Section 7.2 and, if applicable, request payment pursuant to such invoice, notice or levy as provided for in this Section 7.2.

7.3

Receipts, Records and Documentation.  Within a reasonable time after a Party notifies another Party of a written request for specified information or copies of specified records reasonably necessary to enable the notifying Party to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, which information or records are not within the notifying Party’s possession or control, such receiving Party shall provide such information or copies of such records to the notifying Party if such information is within its possession or control.  Notwithstanding the foregoing, no Party shall be obligated to provide copies of its Tax returns or work papers.  If requested by a Party, each Party receiving the request also agrees to provide, or cause its Lessee, if any, to provide, any certification, documentation or other evidence as may be required for the allowance of a reduction in, exemption from or reduced rate of Tax, at the cost and expense of the requesting Party, if, in the case of the receiving Party, such Party is eligible to comply with such request and has determined in good faith that compliance with such request would not have a material adverse effect on such Party or any of its Affiliates.

7.4

Tax Matters.  Except as provided in this Article VII, each Unit 1 Owner agrees that:

(a)

any tax matter between a Unit 1 Owner and a Unit 1 Owner that is a political subdivision of a State within the meaning of Section 115 of the Code that is exempt from federal, state and local taxes as a result thereof (“Tax Exempt Unit 1 Owner”) or attributable to the Unit 1 Facility Ownership Interest of a Tax Exempt Unit 1 Owner shall be governed by and in accordance with Schedule 7.4A; and

(b)

any tax matter between two or more Unit 1 Owners (none of which is a Tax Exempt Unit 1 Owner) or attributable to the Unit 1 Facility Ownership Interest of a Unit 1 Owner (which is not a Tax Exempt Unit 1 Owner), shall be governed by and in accordance with Schedule 7.4B.

ARTICLE VIII:  OTHER RIGHTS AND OBLIGATIONS OF THE UNIT 1 OWNERS

8.1

Operation and Maintenance of Unit 1 and the New Common Facilities.

(a)

The Unit 1 Owners acknowledge and agree that, following the ERGS SC Unit 1 Lease Effective Date, Unit 1 shall be operated and maintained by the Operating Agent under the Unit 1 O&M Agreement, in accordance with the terms and conditions of the Unit 1 O&M Agreement.  The Unit 1 Owners further acknowledge and agree that, following the ERGS SC Unit 1 Lease Effective Date, the New Common Facilities shall be operated and maintained by the Operating Agent under the Common Facilities O&M Agreement, in accordance with the terms and conditions of the Common Facilities O&M Agreement.

(b)

The Unit 1 Owners agree that if the Unit 1 O&M Agreement expires or is terminated for any reason and the ERGS SC Unit 1 Facility Lease expires or is terminated for any reason, then the Unit 1 Owners (or, in MGE Power’s case, its Lessee, if applicable) shall use commercially reasonable efforts to enter into a replacement “Unit 1 O&M Agreement” on terms and conditions that, as amongst the Unit 1 Owners or Lessee, if applicable, are neither materially more nor materially less favorable than existed as amongst the Lessee/Owner Parties pursuant to the Unit 1 O&M Agreement, as the same was in effect immediately prior to its expiration or termination (except where all of the Unit 1 Owners agree otherwise).

8.2

Capital Improvements to Unit 1 and the New Common Facilities; Payment of Capital Costs of Improvements.

(a)

The Unit 1 Owners acknowledge and agree that for so long as the Unit 1 O&M Agreement is in full force and effect, all decisions to make, and responsibility for the payment of, capital improvements, replacements, additions and renewals (collectively, “Capital Improvements”) to Unit 1 after the ERGS SC Unit 1 Lease Effective Date shall rest with the parties to the Unit 1 O&M Agreement in accordance with the terms and conditions therein.  The Unit 1 Owners further acknowledge that for so long as the Common Facilities O&M Agreement is in full force and effect, all decisions to make and responsibility for the payment of Capital Improvements to the New Common Facilities after the ERGS SC Unit 1 Lease Effective Date shall rest with the parties to the Common Facilities O&M Agreement in accordance with the terms and conditions therein.

(b)

The Unit 1 Owners agree that if the Unit 1 O&M Agreement and the ERGS SC Unit 1 Facility Lease expire or are terminated for any reason and the Unit 1 O&M Agreement is not replaced with a replacement “Unit 1 O&M Agreement” that governs decisions concerning, and funding of, Capital Improvements, then the Unit 1 Owners shall determine what Capital Improvements to Unit 1 should be made in accordance with this Section 8.2(b) and Section 11.2(a).  Any such determination by the Unit 1 Owners must be consistent with and not in contravention of (i) the terms and conditions of the ERGS SC Unit 1 Facility Lease and the Unit 1 O&M Agreement with respect to Capital Improvements, in each case, as the same were in effect immediately prior to their expiration or termination, and (ii) applicable Laws and Government Approvals.  Each of the Unit 1 Owners agrees that it shall be responsible for, and shall pay its pro rata share (based on its Unit 1 Ownership Interest) of any costs and expenses incurred to make any Capital Improvements to Unit 1 approved by the Unit 1 Owners pursuant to this Section 8.2(b) and Section 11.2(a).

8.3

Ownership of Capacity and Energy from Unit 1.  On and after the Commercial Operation Date, each Unit 1 Owner shall own, subject to the terms and conditions of the Unit 1 O&M Agreement if then in effect, a pro rata share (based on its Unit 1 Ownership Interest) of the net capacity and energy obtainable from Unit 1.

ARTICLE IX:  INSURANCE; EVENTS OF LOSS AND TOTAL LOSS

9.1

Insurance Coverage.

(a)

Before ERGS SC Unit 1 Lease Effective Date.  Commencing on the Decommissioning Completion Date (as defined in the ERGS SC Unit 1 Facility Lease) and continuing to the ERGS SC Unit 1 Lease Effective Date, the Project Manager shall obtain, or cause to be obtained, insurance coverage for the Unit 1 Facility with the minimum coverages and otherwise satisfying the requirements of Schedule 13.2 to the ERGS SC Unit 1 Facility Lease applicable to insurance during the Construction Term (as defined in the ERGS SC Unit 1 Facility Lease).

(b)

On or After ERGS SC Unit 1 Lease Effective Date.  If at any time on or after the ERGS SC Unit 1 Lease Effective Date the Unit 1 O&M Agreement expires or is terminated for any reason and is not replaced with a replacement “Unit 1 O&M Agreement” and the ERGS SC Unit 1 Facility Lease expires or is terminated for any reason, then the Project Manager shall use commercially reasonable efforts to carry and maintain, or cause to be carried and maintained, insurance in respect of the Unit 1 Facility with the minimum coverages and otherwise satisfying the requirements of Schedule 13.2 to the ERGS SC Unit 1 Facility Lease (as in effect immediately prior to expiration or termination) applicable to insurance during the Lease Term (as defined in the ERGS SC Unit 1 Facility Lease).

(c)

Terms of Insurance Coverages.  Notwithstanding anything to the contrary contained in Schedule 13.2 to the ERGS SC Unit 1 Facility Lease, the Project Manager shall use commercially reasonable efforts to ensure that all insurance coverages obtained pursuant to Sections 9.1(a) and 9.1(b) provide that:  (i) each Unit 1 Owner is a named insured in respect of its Unit 1 Facility Ownership Interest and that its Lenders are named as additional insureds or loss payees in respect of its Unit 1 Facility Ownership Interest; (ii) each Unit 1 Owner will receive at least 30 days written notice from the insurer prior to the cancellation or termination of or any material change in any such insurance coverages; and (iii) the Project Manager, on behalf of the Unit 1 Owners and any other named or additional insureds or loss payees, shall be solely responsible for pursuing claims and/or negotiating settlements in respect of claims under such insurance coverages.  In addition, each of the Unit 1 Owners agrees that its respective Lenders, if any, shall not be mortgagees under any insurance coverages obtained pursuant to Sections 9.1(a) and 9.1(b).

9.2

Event of Loss and Event of Total Loss.  If at any time after the initial Closing Date an Event of Loss or an Event of Total Loss occurs, and ERGS SC provides written notice to the other Unit 1 Owners that:

(a)

it is obligated (pursuant to the terms of the ERGS SC Unit 1 Facility Lease, if then in effect) or elects to have the Unit 1 Facility repaired or reconstructed or construction of the Unit 1 Facility completed, as applicable, then:

(i)

if such event occurs before the ERGS SC Unit 1 Lease Effective Date, the Project Manager shall (A) be responsible for the oversight and management of the repair, reconstruction or completion of construction of the Unit 1 Facility in accordance with the ERGS Unit 1 Facility Lease, if it has not expired or been terminated, and applicable provisions of Article V and Schedule 5.2 and (B) perform such obligations on behalf of the Unit 1 Owners as are set forth in Sections 3.3(a), 3.3(b) and 3.3(g);

(ii)

if such event occurs on or after the ERGS SC Unit 1 Lease Effective Date and the ERGS SC Unit 1 Facility Lease is in full force and effect, the Unit 1 Owners acknowledge and agree that:  (A) if the Unit 1 O&M Agreement is then in effect, then the Operating Agent shall be responsible for repairing or reconstructing the Unit 1 Facility in accordance with the Unit 1 O&M Agreement and the ERGS SC Unit 1 Facility Lease, and (B) if the Unit 1 O&M Agreement has expired or terminated and has not been replaced with a replacement “Unit 1 O&M Agreement”, then WEPCO shall be responsible for repairing or reconstructing the Unit 1 Facility in accordance with the ERGS SC Unit 1 Facility Lease; and

(iii)

if such event occurs on or after the ERGS SC Unit 1 Lease Effective Date and the ERGS SC Unit 1 Facility Lease has expired or terminated, the Unit 1 Owners (other than any Unit 1 Owners who have elected to sell their Unit 1 Ownership Interest pursuant to Section 9.5) shall, by a vote of such Unit 1 Owners pursuant to Article XI, select a Person to act as their agent (the “Reconstruction Agent”) who shall (A) be responsible for the oversight and management of the repair or reconstruction of the Unit 1 Facility in accordance with the applicable provisions of Article V and Schedule 5.2, and (B) perform such obligations on behalf of the Unit 1 Owners as are set forth in Sections 3.3(a), 3.3(b) and 3.3(g).  The Reconstruction Agent shall enjoy the rights and benefits and be subject to the responsibilities, obligations and liabilities of the Project Manager under this Agreement, in each case, as more fully set forth in an agency agreement to be entered into among the Reconstruction Agent and the Unit 1 Owners.

(b)

it is not obligated (pursuant to the terms of the ERGS SC Unit 1 Facility Lease, if then in effect) and does not elect to have the Unit 1 Facility repaired or reconstructed or construction of the Unit 1 Facility completed, then the Unit 1 Facility shall be retired and the provisions of Sections 9.4(b), 10.2 and 10.3 shall apply, but only if there has been (i) an Event of Total Loss or (ii) an Event of Loss with respect to which the cost to repair, reconstruct or complete construction of the Unit 1 Facility to be borne by the Unit 1 Owners and/or the Lessee/Owner Parties exceeds by more than $200,000,000 the aggregate amount of Loss Proceeds which the Unit 1 Owners and/or Lessee/Owner Parties have received or ERGS SC reasonably anticipates they will receive.  In the case of an Event of Loss that does not meet the preceding criteria, the Unit 1 Owners shall vote whether or not to retire the Unit 1 Facility pursuant to Section 10.1.  If the Unit 1 Owners vote to retire the Unit 1 Facility, then the Unit 1 Facility shall be retired and the provisions of Section 9.4(b) and Article X shall apply.  If the Unit 1 Owners vote not to retire the Unit 1 Facility but to repair, reconstruct or complete construction of the Unit 1 Facility, then if the Event of Loss occurs before the ERGS SC Unit 1 Lease Effective Date, the provisions of Section 9.2(a)(i) shall apply, and if the Event of Loss occurs on or after the ERGS SC Unit 1 Lease Effective Date, the provisions of Section 9.2(a)(iii) shall apply.

9.3

Responsibility for Costs and Expenses.  Subject to Section 9.5, if applicable, all costs and expenses incurred by or on behalf of the Project Manager or the Reconstruction Agent pursuant to Sections 9.2(a)(i) and 9.2(a)(iii) shall be borne by each Unit 1 Owner in proportion to such Unit 1 Owner’s Unit 1 Ownership Interest and/or Unit 1 Component Ownership Interest, as appropriate.  If repair, reconstruction or completion of construction is to occur following any Event of Loss or Event of Total Loss pursuant to this Article IX, the Project Manager shall prepare or cause to be prepared and promptly deliver to the Unit 1 Owners an estimate of the total costs and schedule for completion of such repair, reconstruction or completion of the Unit 1 Facility.

9.4

Allocation of Loss Proceeds and Condemnation Awards.

(a)

If the Unit 1 Facility is to be repaired or reconstructed or construction of the Unit 1 Facility is to be completed following an Event of Loss or an Event of Total Loss pursuant to Sections 9.2(a)(i) or 9.2(a)(iii), then each of the Unit 1 Owners agrees that it shall pay, or cause to be paid, to a Construction Account any Loss Proceeds received by such Unit 1 Owner in connection with such Event of Loss or Event of Total Loss for use by the Project Manager or the Reconstruction Agent in connection with the repair, reconstruction or completion of construction of the Unit 1 Facility pursuant to Sections 9.2(a)(i) or 9.2(a)(iii).

(b)

If the Unit 1 Facility is not repaired, reconstructed or completed following an Event of Loss or an Event of Total Loss pursuant to Section 9.2, then any Loss Proceeds received by the Unit 1 Owners or the Project Manager in connection with such Event of Loss or Event of Total Loss shall be paid to, or retained by, each of the Unit 1 Owners consistent with its insured interest in the Unit 1 Facility.  Each of the Unit 1 Owners and the Project Manager agrees that it shall pay, or cause to be paid, consistent with this Section 9.4(b), to one or more of the other Unit 1 Owners any Loss Proceeds received by it pursuant to insurance required to be obtained pursuant to Section 9.1 which are in excess of its insured interest in the Unit 1 Facility.

(c)

Each of the Unit 1 Owners shall be entitled to retain any Condemnation Awards received by it in respect of its Unit 1 Facility Ownership Interest as a result of an Event of Loss or Event of Total Loss.

(d)

The Parties acknowledge that events and circumstances giving rise to an Event of Loss or Event of Total Loss under this Agreement may also give rise to an “Event of Loss” or “Event of Total Loss” under the Unit 2 Ownership Agreement and/or the New Common Facilities Ownership Agreement and that all or a portion of any Loss Proceeds received by the Unit 1 Owners pursuant to this Agreement may also constitute “Loss Proceeds” subject to the Unit 2 Ownership Agreement and/or the New Common Facilities Ownership Agreement.  The Parties further acknowledge and agree that if and to the extent that there is any conflict between the insurance provisions (including any provisions with respect to the receipt, payment, control and use of Loss Proceeds) in this Agreement and in the Unit 2 Ownership Agreement and/or the New Common Facilities Ownership Agreement, that all such insurance provisions shall be interpreted and construed, if possible, so as to avoid or minimize any such conflict.

9.5

Election to Sell.  If (a) an Event of Total Loss occurs and the Unit 1 Facility will be repaired or reconstructed or construction of the Unit 1 Facility will be completed pursuant to Section 9.2(a) or (b) an Event of Loss occurs and ERGS SC elects, but is not obligated in accordance with the terms of the ERGS SC Unit 1 Facility Lease, to have the Unit 1 Facility repaired or reconstructed or construction of the Unit 1 Facility completed pursuant to Section 9.2(a) and the cost to repair, reconstruct or complete construction of the Unit 1 Facility to be borne by the Unit 1 Owners and/or the Lessee/Owner Parties exceeds by more than $200,000,000 the aggregate amount of Loss Proceeds which the Unit 1 Owners and/or the Lessee/Owner Parties have received or ERGS SC reasonably anticipates they will receive, then ERGS SC shall include in its notice pursuant to Section 9.2(a) a good faith estimate of the total cost to repair, reconstruct or complete construction of the Unit 1 Facility and the amount by which such estimate exceeds the aggregate amount of Loss Proceeds which the Unit 1 Owners and/or the Lessee/Owner Parties have received or ERGS SC reasonably anticipates they will receive.  Each other Unit 1 Owner shall have the right, exercisable by written notice delivered to ERGS SC within 90 days of the date of ERGS SC’s notice, to sell its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to ERGS SC.  The sale of a Unit 1 Owner’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests pursuant to this Section 9.5 shall take place in accordance with Section 9.6 on a date no earlier than 30 days and no later than 60 days after notice of such election at a time and place mutually acceptable to ERGS SC and the selling Unit 1 Owner.

9.6

Sale Following Event of Loss or Event of Total Loss.  If a Unit 1 Owner has elected to sell its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests pursuant to Section 9.5, then on the respective sale date:

(a)

 the selling Unit 1 Owner shall:

(i)

solely with respect to a sale prior to the ERGS SC Unit 1 Lease Effective Date, pay to ERGS SC any Liquidated Damages received on or before the sale date; and

(ii)

pay to the Project Manager or the Reconstruction Agent, as applicable, any Loss Proceeds received on or before the sale date with respect to the Event of Loss or Event of Total Loss giving rise to the election to sell;

(b)

ERGS SC shall pay to the selling Unit 1 Owner an amount equal to the selling Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of the aggregate amount of Loss Proceeds that would have been paid to the Unit 1 Owners pursuant to the insurance coverage obtained for the Unit 1 Owners pursuant to Section 9.1 if the Unit 1 Facility were not repaired or reconstructed or construction of the Unit 1 Facility were not completed; and

(c)

ERGS SC and the selling Unit 1 Owner shall comply with the requirements of Section 13.4, to the extent applicable.

ARTICLE X:  RETIREMENT OF UNIT 1

10.1

Date of Retirement.  Except as provided in the first sentence of Section 9.2(b), the Unit 1 Owners shall determine the date on which to retire permanently Unit 1 by a vote of the Unit 1 Owners pursuant to Article XI.  The retirement of Unit 1 shall not commence sooner than 18 months after the decision to retire Unit 1, unless continued operation of Unit 1 is inconsistent with Prudent Utility Practice.

10.2

Retirement Costs.  Each of the Unit 1 Owners shall be responsible for paying its pro rata share (based on its Unit 1 Ownership Interest) of the aggregate amount of all costs and expenses prudently incurred to retire permanently Unit 1 from service, including decommissioning, dismantling, demolishing and removal of equipment, facilities and structures, security, maintenance, disposing of debris, abandonment and all other costs and expenses prudently incurred to retire permanently Unit 1 from service, net of any amounts recovered in connection with the sale of any retired equipment, facilities and structures.

10.3

Termination of Agreement.  Effective as of the date five Business Days after the successful completion of the permanent retirement of Unit 1 in accordance with the terms and conditions of this Article X, this Agreement shall automatically terminate and each of the Parties shall be released from all of its obligations under this Agreement other than those obligations arising prior to such termination and those obligations which survive termination of this Agreement pursuant to Section 18.13.

10.4

Retirement of New Common Facilities.  The Parties acknowledge and agree that the New Common Facilities Ownership Agreement shall govern the determination of when to retire permanently the New Common Facilities.  The Parties further acknowledge and agree that the costs and expenses associated with the permanent retirement of the New Common Facilities (whether used in connection with Unit 1 or not) shall not be included in the retirement costs and expenses to be recovered under Section 10.2.

ARTICLE XI:  UNIT 1 OWNERS’ VOTING RIGHTS

11.1

Decision-Making.

(a)

The Unit 1 Owners recognize the importance of developing and maintaining a cooperative working relationship in connection with the ownership of the Unit 1 Facility.  Accordingly, the Unit 1 Owners shall make commercially reasonable efforts to reach consensus on all actions and approvals to be made by the Unit 1 Owners pursuant to this Agreement.  If consensus cannot be reached, then decisions shall be made by a vote of the Unit 1 Owners.  Each Unit 1 Owner shall have a voting right equal to its Unit 1 Ownership Interest.  Actions and approvals made by the Unit 1 Owners pursuant to this Agreement shall not be unreasonable or contrary to Prudent Utility Practice or otherwise contravene any material terms of this Agreement or the ERGS SC Unit 1 Facility Lease.  For purposes of this Article XI, a decision shall be deemed reasonable if it is required by this Agreement or the ERGS SC Unit 1 Facility Lease.

(b)

If the Unit 1 O&M Agreement expires or is terminated for any reason and is not replaced with a replacement Unit 1 O&M Agreement and the ERGS SC Unit 1 Facility Lease expires or is terminated for any reason, then the Unit 1 Owners agree to establish an ownership committee, which will vote in accordance with Sections 11.1(a) and 11.2(a), to facilitate communication and decision making by the Unit 1 Owners under this Agreement with respect to the operation and maintenance of Unit 1.

11.2

Voting Requirements.

(a)

Except as expressly provided in Section 11.2(b), the affirmative vote of one or more Unit 1 Owners collectively with greater than 50% of the voting rights in Unit 1 shall be required for any action or approval of the Unit 1 Owners under this Agreement.

(b)

Notwithstanding Section 11.2(a), the affirmative vote of two or more Unit 1 Owners shall be required for the selection of the Final Auditor.

ARTICLE XII:  DEFAULTS; REMEDIES

12.1

Exclusive Remedies.  Except as provided in Articles VI, XII and XVI, no Party shall be liable to any other Party for breach or default of any of its respective obligations, covenants or representations and warranties under this Agreement.  The Parties acknowledge and agree that the rights and remedies set forth in Articles VI, XII and XVI are the sole and exclusive rights and remedies of the Parties in respect of any breach or default of any obligation, covenant or representation and warranty under this Agreement, and are in lieu of, and each Party hereby expressly waives, any and all other rights and remedies of whatever nature or kind that it may have at law or in equity or otherwise.

12.2

Buyout Rights.

(a)

Schedule Delay or Termination of Construction.

(i)

Election to Withdraw.  If (A) the Commercial Operation Date occurs or the Scheduled Commercial Operation Date is scheduled to occur, in each case, on a date that is more than 540 days after the date the Scheduled Commercial Operation Date was scheduled to occur as of the ERGS SC Election Date, or (B) construction is terminated, with no intention to recommence within one year of such termination, and such termination is not the result of Force Majeure applicable to ERGS SC, the Project Manager, the EPC Contractor or the Project, then MGE Power and WPPI shall each have the right, upon written notice to ERGS SC delivered on or before the Commercial Operation Date, to withdraw from the Project and this Agreement.  Neither MGE Power nor WPPI shall be entitled to withdraw from the Project if (x) such Party has contributed in a material and substantial manner to the adjustment of the Commercial Operation Date or the Scheduled Commercial Operation Date or the termination of construction or (y) the termination of construction is the result of Force Majeure applicable to ERGS SC, the Project Manager, the EPC Contractor or the Project.

(ii)

Timing of Withdrawal.  The withdrawal of MGE Power or WPPI, or both, as the case may be, pursuant to Section 12.2(a)(i) shall occur on such date (the “Withdrawal Date”) and at such time and place as is mutually agreeable to ERGS SC and the withdrawing Party or Parties.  In no event shall the Withdrawal Date be earlier than 60 days or later than 90 days after the date on which a withdrawing Party gives notice of its election to withdraw.  If both MGE Power and WPPI elect to withdraw from the Project, then the Parties shall use commercially reasonable efforts to have both withdrawals occur on the same Withdrawal Date.

(iii)

Deliverables.  On the Withdrawal Date, each withdrawing Party and ERGS SC shall comply with the requirements of Section 13.4, to the extent applicable.

(iv)

Payment.  As consideration for the purchase of each withdrawing Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, ERGS SC shall pay such withdrawing Party on the Withdrawal Date:

(A)

if the adjustment in the Commercial Operation Date or the Scheduled Commercial Operation Date or the termination of construction was not the result of the Gross Negligence or willful misconduct of ERGS SC or the Project Manager, an amount equal to 75% of the Project Costs and Carrying Costs actually paid by such withdrawing Party under this Agreement as of the Withdrawal Date, less (1) an amount equal to 25% of all Project Costs and, without duplication, 25% of the principal amount of any loans from ERGS SC to such withdrawing Party pursuant to Section 6.3(b), in each case, that are due and payable but unpaid by such withdrawing Party under this Agreement as of the Withdrawal Date, (2) all unpaid interest, if any, as of the Withdrawal Date on any loans from ERGS SC to such withdrawing Party pursuant to Section 6.3(b), (3) any Liquidated Damages received by such withdrawing Party on or before the Withdrawal Date and (4) any amounts that are due and payable but unpaid by such withdrawing Party under Article XVI as of the Withdrawal Date; or

(B)

if the adjustment in the Commercial Operation Date or the Scheduled Commercial Operation Date or the termination of construction was the result of the Gross Negligence or willful misconduct of ERGS SC or the Project Manager, an amount equal to 90% of the Project Costs and Carrying Costs actually paid by such withdrawing Party under this Agreement as of the Withdrawal Date, less (1) an amount equal to 10% of all Project Costs and, without duplication, 10% of the principal amount of any loans from ERGS SC to such withdrawing Party pursuant to Section 6.3(b), in each case, that are due and payable but unpaid by such withdrawing Party under this Agreement as of the Withdrawal Date, (2) all unpaid interest, if any, as of the Withdrawal Date on any loans from ERGS SC to such withdrawing Party pursuant to Section 6.3(b), (3) any Liquidated Damages received by such withdrawing Party on or before the Withdrawal Date and (4) any amounts that are due and payable but unpaid by such withdrawing Party under Article XVI as of the Withdrawal.

ERGS SC shall provide each withdrawing Party with reasonable documentation with respect to all Project Costs and other amounts provided for above.

(b)

MGE Power or WPPI Payment Default.

(i)

Notice of Default.  If, prior to the Final Acceptance Date, either MGE Power or WPPI fails to make one or more payments when due under this Agreement (including a failure by MGE Power or WPPI to repay a loan from ERGS SC pursuant to Section 6.3(b)) and such failure continues for 90 days after notice thereof by one of the other Parties, then the non-defaulting Parties shall have the right to purchase all of the defaulting Party’s Unit 1  Ownership Interest and Unit 1 Component Ownership Interests, by giving written notice thereof to the other Parties.  If only one non-defaulting Party exercises its option to purchase the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, such non-defaulting Party must acquire the entire Unit 1 Ownership Interest and Unit 1 Component Ownership Interests of the defaulting Party.  If both non-defaulting Parties exercise their option to purchase the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, then the non-defaulting Parties shall acquire such percentage of the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests as will result in post-buyout Unit 1 Ownership Interests of 90% for ERGS SC and 10% for the other Unit 1 Owner, unless the non-defaulting Parties agree on a different allocation.

(ii)

Timing of Buyout.  The purchase of all of the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests pursuant to Section 12.2(b)(i) shall occur on a date (the “Buyout Date”) and at a time and place mutually agreeable to the defaulting Party and the non-defaulting Party or Parties who have elected to purchase the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests.  In no event shall the Buyout Date be earlier than 60 days or later than 90 days after the date on which the first such non-defaulting Party gives notice of its election to purchase the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests.

(iii)

Deliverables.  On the Buyout Date, the defaulting Party and each purchasing Party shall comply with the requirements of Section 13.4, to the extent applicable.

(iv)

Payment.  As consideration for the purchase of the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, each non-defaulting Party electing to purchase the defaulting Party’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests shall pay to the defaulting Party on the Buyout Date an amount equal to the non-defaulting Party’s pro rata share (based on the percentage of the defaulting Party’s Unit 1 Ownership Interest which such non-defaulting Party shall purchase) of (A) the aggregate amount of all Project Costs actually paid by the defaulting Party as of the Buyout Date, less (B) any amounts that are due and payable but unpaid by the defaulting Party under Article XVI as of the Buyout Date, (C) any Liquidated Damages received by such defaulting Party on or before the Buyout Date and (D) any costs and expenses reasonably incurred by such non-defaulting Parties in connection with the exercise of their rights pursuant to this Section 12.2(b), including reasonable out-of-pocket costs and expenses.  If the defaulting Party has any outstanding loans (including unpaid interest) pursuant to Section 6.3(b), the amounts calculated pursuant to the preceding sentence shall be adjusted as follows:  (1) ERGS SC shall reduce the amount paid to the defaulting Party on the Buyout Date by an amount equal to the aggregate of (x) an amount equal to the other purchasing Party’s pro rata share (based on the percentage of the defaulting Party’s Unit 1 Ownership Interest which such non-defaulting Party shall purchase) of the principal amount of any loans from ERGS SC to such defaulting Party pursuant to Section 6.3(b) that are due and payable but unpaid by such defaulting Party under this Agreement as of the Buyout Date and (y) all unpaid interest, if any, as of the Buyout Date on any loans from ERGS SC to such defaulting Party pursuant to Section 6.3(b); and (2) the other non-defaulting Party, if any, shall increase the amount paid to the defaulting Party by an amount equal to the amount of ERGS SC’s reduction in Section 12.2(b)(iv)(1)(x) above.  The non-defaulting Parties shall provide the defaulting Party with reasonable documentation with respect to all Project Costs and other costs and expenses (including out of pocket costs and expenses) provided for above.  The non-defaulting Parties shall also pay their pro rata shares (as determined above) of any Project Costs owed by the defaulting Party as of the Buyout Date pursuant to Section 6.2.

(c)

ERGS SC Material Misrepresentation.

(i)

ERGS SC Material Misrepresentation.  If ERGS SC knowingly or recklessly misrepresents in a material respect information in the officer’s certificate provided by ERGS SC to MGE Power and/or WPPI pursuant to Section 4.3(c), then MGE Power and WPPI shall each have the right, upon written notice to ERGS SC, to withdraw from the Project and this Agreement pursuant to this Section 12.2(c).  Neither MGE Power nor WPPI shall be entitled to exercise its rights under this Section 12.2(c) unless (A) such Unit 1 Owner has delivered to ERGS SC the written notice provided for above no later than the date that is 730 days after its respective Closing Date and (B) such written notice contains a detailed description of the information in the officer’s certificate provided by ERGS SC to MGE Power and/or WPPI pursuant to Section 4.3(c) which it believes ERGS SC knowingly or recklessly misrepresented in a material respect.

(ii)

Timing of Withdrawal.  The withdrawal of MGE Power or WPPI, or both, as the case may be, pursuant to Section 12.2(c)(i) shall occur on such date (the “Project Withdrawal Date”) and at such time and place as is mutually agreeable to ERGS SC and the withdrawing Unit 1 Owner or Owners.  In no event shall the Project Withdrawal Date be earlier than 60 days or later than 90 days after the date on which a withdrawing Unit 1 Owner gives notice of its election to withdraw.  If both MGE Power and WPPI elect to withdraw from the Project, then the Unit 1 Owners shall use commercially reasonable efforts to have both withdrawals occur on the same Project Withdrawal Date.

(iii)

Deliverables.  On the Project Withdrawal Date, each withdrawing Unit 1 Owner and ERGS SC shall comply with the requirements of Section 13.4, to the extent applicable.

(iv)

Payment.  As consideration for the purchase of each withdrawing Unit 1 Owner’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, ERGS SC shall pay to each such withdrawing Unit 1 Owner on the Project Withdrawal Date an amount equal to all of the Project Costs and Carrying Costs actually paid by such withdrawing Unit 1 Owner as of the Project Withdrawal Date, less (A) if the Project Withdrawal Date is prior to the ERGS SC Unit 1 Lease Effective Date, any Liquidated Damages received by such withdrawing Unit 1 Owner on or before the Project Withdrawal Date, (B) all unpaid interest, if any, as of the Project Withdrawal Date on any loans from ERGS SC to such withdrawing Unit 1 Owner pursuant to Section 6.3(b) and (C) any amounts that are due and payable but unpaid by such withdrawing Unit 1 Owner pursuant to Article XVI as of the Project Withdrawal Date.  ERGS SC shall provide each withdrawing Unit 1 Owner with reasonable documentation with respect to all Project Costs and amounts provided for above.

(d)

Transfer and Other Taxes.   Each of the payments provided for in Sections 12.2(a)(iv), 12.2(b)(iv) and 12.2(c)(iv) shall be adjusted such that any transfer Taxes incurred in connection with the transfers provided for in Article XII are borne equally by the transferee and the transferor.  Except as provided for in the immediately preceding sentence, each Party shall bear any other Taxes imposed by Law upon such Party in connection with the acquisition and transfer of the Unit 1 Ownership Interest and Unit 1 Component Ownership Interests contemplated in this Article XII.

12.3

Remedies for Material Breach.  If a Party fails to perform or breaches any of its material obligations under this Agreement, then each non-defaulting Party shall be entitled to exercise all remedies available to it at law or in equity.  The Parties acknowledge and agree that monetary damages may not be an adequate remedy at law for the failure of a Party to perform certain material obligations under this Agreement (including the failure of a Party to sell or to acquire a Unit 1 Facility Ownership Interest), and under such circumstances, a non-defaulting Party shall have the right to specific performance by the defaulting Party of such obligations under this Agreement.

12.4

Limitation on Remedies for Breach of Representation and Warranties.  Notwithstanding any provision to the contrary contained in this Agreement, except as set forth in Section 12.2(c), the Parties acknowledge and agree that no Party shall be liable for monetary damages to any other Party arising from or in connection with (a) any breach of such Party’s representations and warranties provided to such other Party in this Agreement or in any certificate delivered pursuant to this Agreement or (b) any reports, notices, certificates, documents, information or data of any kind or nature (whether or not prepared by or on behalf of such Party) provided to such other Party pursuant to or in connection with this Agreement.

12.5

Remedies for Gross Negligence of the Project Manager.

(a)

Notwithstanding any provision to the contrary contained in this Agreement, the Project Manager shall have no liability to the Unit 1 Owners in connection with the performance of its duties, responsibilities and obligations under this Agreement, except to the extent that (i) the Project Manager fails to perform or breaches any of its material obligations under this Agreement and such failure or breach constitutes Gross Negligence and continues unremedied for a period of ten Business Days after notice thereof by a non-defaulting Party, (ii) the Project Manager fails to provide in any Construction Agreement (other than the EPC Agreement and the Interim Use and Operating Agreement) that the Project Manager’s execution and performance thereof with respect to the Unit 1 Facility is as an agent for its named principals, the Unit 1 Owners, (iii) the Project Manager fails to promptly pay to the Unit 1 Owners or any third parties any amounts payable by it hereunder, or (iv) the Project Manager performs any of its duties, responsibilities or obligations with adverse distinction among the Unit 1 Owners.

(b)

If any of the circumstances listed in Section 12.5(a)(i) through (iv) above occurs, then each non-defaulting Party shall be entitled to exercise all remedies available to it at law or in equity.  The Parties and the Project Manager acknowledge and agree that monetary damages may not be an adequate remedy at law for the failure of the Project Manager to perform certain material obligations under this Agreement, and under such circumstances, a non-defaulting Party shall have the right to specific performance by the Project Manager of such obligations under this Agreement.

12.6

Damage to the Unit 1 Facility.  Each Party shall be liable for any loss or damage (including any deductible under applicable insurance, if any) to the Unit 1 Facility arising as a result of (a) the acts of such Party or its Representatives inspecting the Unit 1 Facility pursuant to Section 3.5 or paragraph 9 of Schedule 5.2 or (b) the acts of such Party or its Representatives on or about the Elm Road Site.

12.7

Waiver of Partition Rights.  The Parties acknowledge that any exercise of the remedy of partition (whether at law or in equity) of Unit 1 or the New Common Facilities (or any of the Components) would be impracticable in view of the purposes and requirements of this Agreement and the Project, would violate the spirit and intent of this Agreement and the Project, and would defeat the Parties’ intentions and reasonable expectations as well as the consideration upon which each Party entered into this Agreement.  Accordingly, each Party agrees that during the term of this Agreement it (a) will not commence, maintain, support or join in any action or proceedings of any kind to partition Unit 1 or the New Common Facilities (or any of the Components), and (b) waives, after consultation with its qualified legal counsel, any and all rights that it may have under this Agreement or applicable Law (whether at law or in equity) or otherwise to commence, maintain, support or join in any such action or proceeding.  Each Party acknowledges that all Parties have entered into and will perform the terms of this Agreement in reliance upon all other Parties’ agreement and adherence to the terms of this Section 12.7, and would not have entered into this Agreement but for such reliance; and that it would be unjust and inequitable for any Party to violate or to seek relief from any provision of this Section 12.7.

12.8

Disputes.  Any Dispute between or among the Parties and/or the Project Manager under this Article XII shall be resolved pursuant to Article XVII.  If the Dispute concerns the timing of the Withdrawal Date, the Buyout Date or the Project Withdrawal Date, as the case may be, such date shall be extended to the date that is 60 days after the date on which such Dispute is resolved pursuant to Article XVII.  The Parties acknowledge and agree that for purposes of Section 12.2(c), the withdrawing Unit 1 Owners shall have the burden of proof to establish that ERGS SC knowingly or recklessly misrepresented any information in a material respect.

ARTICLE XIII:  TRANSFER RESTRICTIONS

13.1

Prohibition on Transfers and Liens.

(a)

Except as otherwise provided in Section 6.3(b) and Articles IV, IX, XII and XIII, no Party may sell, lease, assign, transfer, convey or otherwise dispose of in any manner, directly or indirectly (collectively, “Transfer”) all or any part of its rights, obligations, benefits, advantages, titles and interest in this Agreement or the Unit 1 Facility without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed, and any such Transfer in contravention of this Article XIII shall be null and void ab initio.  Notwithstanding the foregoing, the Parties agree that (i) each of ERGS SC’s lease of its Unit 1 Facility Ownership Interest to WEPCO pursuant to the ERGS SC Unit 1 Facility Lease and MGE Power’s lease of its Unit 1 Facility Ownership Interest to MGE pursuant to the MGE Power Unit 1 Facility Lease and (ii) any Unit 1 Owner’s lease of its Unit 1 Ownership Interest to a Permitted Lessee shall not constitute a “Transfer” or a “Lien” for purposes of this Agreement.

(b)

Except as otherwise provided in this Article XIII, no Party may create or permit to exist a Lien in respect of its Unit 1 Facility Ownership Interest (other than a Permitted Encumbrance) without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed.  In no event may any Party take any action that would cause or permit a Lien to exist on any other Party’s Unit 1 Facility Ownership Interest.

13.2

Notice of Proposed Transfers.  If a Unit 1 Owner (a “Transferor”) desires to Transfer its Unit 1 Facility Ownership Interest (other than pursuant to Articles IV, IX or XII), then no less than 90 days prior to such proposed Transfer, the Transferor shall provide written notice thereof to the other Parties.  The notice shall state the name of the proposed Transferee and whether the Transferee is an Affiliate of the Transferor, an Acceptable Assignee or, in the case of a Transfer by WPPI, one or more WPPI Members, or a Person Controlled by WPPI or any WPPI Member(s).  If the proposed Transferee is an Acceptable Assignee (but not an Affiliate of the Transferor or, in the case of a Transfer by WPPI, not one or more WPPI Members, or Person(s) Controlled by WPPI or one or more WPPI Members), then the Transferor shall certify in the notice (a) that the proposed Transferee has delivered a written and binding bona fide offer to acquire the Transferor’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests and (b) the material terms and conditions of such bona fide offer.

13.3

Permitted Transfers

(a)

By ERGS SC.

(i)

Subject to satisfaction of the conditions precedent in this Section 13.3(a) and Section 13.4, ERGS SC may Transfer all or any portion of its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to (A) a Transferee that is an Affiliate of ERGS SC or an Acceptable Assignee any time after the 7th anniversary of the ERGS SC Unit 1 Lease Effective Date, (B) WEPCO if such Transfer is required or permitted under the ERGS SC Unit 1 Facility Lease, (C) one or more of the other Unit 1 Owners after the ERGS SC Unit 1 Lease Effective Date or (D) a Permitted Lessee.

(ii)

In addition to satisfaction of the conditions precedent in Section 13.4, it shall be a further condition precedent to any Transfer by ERGS SC of all or any portion of its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to an Acceptable Assignee, that such Acceptable Assignee deliver to each Party that has notified ERGS SC in writing (within 45 days after receipt of ERGS SC’s notification of such Transfer pursuant to Section 13.2) of its desire to sell its respective Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, a written binding offer that will remain outstanding for at least 45 days to purchase its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests on substantially similar terms and conditions as those offered to ERGS SC.  Such other Parties shall have no obligation to accept any such offer to purchase their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests.  The provisions of Sections 13.2 and 13.3(b) shall not be applicable to any Transfer by MGE Power or WPPI pursuant to this Section 13.3(a)(ii).

(b)

By MGE Power or WPPI.

(i)

Subject to satisfaction of the conditions precedent in this Section 13.3(b) and Section 13.4, each of MGE Power and WPPI may Transfer all (but not less than all) of its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests at any time after the ERGS SC Unit 1 Lease Effective Date to (A) a Transferee which is an Affiliate of MGE Power or WPPI, as the case may be, or to an Acceptable Assignee or, in the case of a Transfer by WPPI, to one or more WPPI Members, or a Person Controlled by WPPI or one or more WPPI Members, (B) one or more of the other Unit 1 Owners, including pursuant to Articles IX or XII or (C) a Permitted Lessee.  If WPPI Transfers its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to two or more WPPI Members or Persons Controlled by WPPI or one or more WPPI Members, then WPPI agrees that the terms of such Transfers shall require such Transferees acquiring WPPI’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to vote their Unit 1 Ownership Interest collectively as a block pursuant to Article XI.

(ii)

In addition to satisfaction of the conditions precedent in Section 13.4, it shall be a further condition precedent to any Transfer by MGE Power or WPPI of all (but not less than all) of its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests to an Acceptable Assignee, that ERGS SC shall have 45 days from receipt of notice of such proposed Transfer pursuant to Section 13.2, to notify the Transferor (and any other Party) in writing of its election to exercise its right of first refusal to purchase the Transferor’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests on substantially similar terms and conditions as those offered by the proposed Transferee and certified by the Transferor pursuant to Section 13.2; provided, however, that if MGE Power or WPPI gives notice pursuant to Section 13.2 of a proposed Transfer to an Acceptable Assignee before the third anniversary of the ERGS SC Unit 1 Lease Effective Date, then ERGS SC’s right of first refusal to purchase the Transferor’s Unit 1 Ownership Interest and Unit 1 Component Ownership Interests shall be at the lesser of (A) the aggregate amount of (1) the Purchase Price actually paid by the Transferor to ERGS SC, plus (2) any Project Costs actually paid by the Transferor after its respective Closing Date, plus (3) only in respect of WPPI as the Transferor, any reasonable carrying costs incurred by WPPI after its respective Closing Date, or (B) the purchase price offered by the Transferee and certified by the Transferor pursuant to Section 13.2, and shall otherwise be on substantially similar terms and conditions as those offered by the proposed Transferee and certified by the Transferor pursuant to Section 13.2.  If ERGS SC notifies the Transferor that ERGS SC elects not to exercise its right of first refusal in such 45-day period, then the Transferor shall be entitled to proceed with the proposed Transfer, provided that the terms of the proposed Transfer are no more favorable to the proposed Transferee than those certified by the Transferor pursuant to Section 13.2.  If ERGS SC fails to notify the Transferor of its election to exercise its right of first refusal within such 45-day period, then ERGS SC shall be deemed to have waived its right of first refusal with respect to the proposed Transfer to the proposed Transferee, and the Transferor shall be entitled to proceed with the proposed Transfer, provided that the terms of the proposed Transfer are no more favorable to the proposed Transferee than those certified by the Transferor pursuant to Section 13.2.  If ERGS SC notifies the Transferor of its election to exercise its right of first refusal within such 45-day period, then within 45 days of delivery of such notice, ERGS SC and the Transferor shall prepare the documents necessary to complete the Transfer which shall be no less favorable to ERGS SC or to the Transferor than the terms and conditions of the proposed Transfer were to the proposed Transferee and the Transferor.  The Transferor and ERGS SC shall use commercially reasonable efforts to close the Transfer as quickly as possible.  The right of first refusal set forth in this Section 13.3(b)(ii) shall not apply with respect to any Transfer by MGE Power or WPPI to any of their respective Affiliates, to each other, or, in the case of WPPI, to one or more WPPI Members, or a Person controlled by WPPI or one or more WPPI Members, even if such entity or entities would otherwise qualify as an Acceptable Assignee.  The provisions of Section 13.2 shall not be applicable to any Transfer to ERGS SC pursuant to this Section 13.3(b)(ii).

13.4

Conditions Precedent to Transfers.

(a)

Conditions Precedent to All Transfers.  In no event may a Transferor Transfer any of its Unit 1 Facility Ownership Interest pursuant to Articles IX or XII or Section 13.3 to a Transferee (other than a Permitted Lessee) unless and until all of the following conditions precedent to such Transfer have been satisfied or waived by the Party for whose benefit such conditions exist as of the Transfer Date:

(i)

at the time of the Transfer (other than Transfers pursuant to Article XII) either (A) the Transferor must not be in default of any of its material obligations under this Agreement or (B) such default must be cured on or prior to the Transfer Date;

(ii)

if the Transferee is not already a Unit 1 Owner, the Transferee must deliver to the Transferor, with copies to each of the other Unit 1 Owners, an assignment and assumption agreement in respect of the Transferee’s assumption of the Transferor’s rights and obligations under this Agreement in respect of the Unit 1 Facility Ownership Interest being Transferred, substantially in the form of Exhibit F, duly executed by the Transferee;

(iii)

if the Transferee is not already a party to each other Elm Road I Document to which the Transferor is a party in respect of the Unit 1 Facility Ownership Interest being Transferred, the Transferee must deliver to the Transferor, with copies to the other parties to each of the applicable Elm Road I Documents, an assignment and assumption agreement in respect of the Transferee’s assumption of the Transferor’s rights and obligations under each such Elm Road I Document in respect of the Unit 1 Facility Ownership Interest being Transferred, in each case, in form and substance reasonably acceptable to the parties to such Elm Road I Document, duly executed by the Transferee;

(iv)

if the Transfer occurs after the ERGS SC Unit 1 Lease Effective Date, (A) the Transferor must Transfer to the Transferee its Unit 1 Component Ownership Interests in accordance with the applicable provisions of the New Common Facilities Ownership Agreement and (B) the Transferor and the Transferee must satisfy all of the conditions precedent to the Transfer of the Unit 1 Component Ownership Interests in Article IV of the New Common Facilities Ownership Agreement;

(v)

the Transferee and the Transferor must deliver to the other Unit 1 Owners such other documents as the other Unit 1 Owners may reasonably request in connection with the Transfer of the Unit 1 Ownership Interest and the Unit 1 Component Ownership Interests, if applicable, from the Transferor to the Transferee and the assumption by the Transferee of the Transferor’s rights and obligation under this Agreement in respect of the Unit 1 Facility Ownership Interest being Transferred;

(vi)

the Transferor and the Transferee must comply with all applicable Laws and Government Approvals in connection with the Transfer, including any restrictions imposed on the Transferor and/or Transferee by the PSCW; and

(vii)

the Transferor must pay (A) to ERGS SC and the other Unit 1 Owner, if applicable, the Incremental Charge, if any, that it owes as a result of such Transfer pursuant to Exhibit C and (B) to ERGS SC the Incremental Charge, if any, received by Transferor prior to the Transfer Date; provided, however, that if ERGS SC and such other Unit 1 Owner, if applicable, is required to make a payment to Transferor in connection with such Transfer, then ERGS SC and such other Unit 1 Owner, if applicable, may set-off any Incremental Charge it is owed by Transferor against such payment.

(b)

Conditions Precedent to Transfers of Unit 1 Facility Ownership Interest between Existing Unit 1 Owners.  In addition to the conditions precedent set forth in Section 13.4(a), in no event may a Transferor Transfer any of its Unit 1 Facility Ownership Interest pursuant to Articles IX or XII or Section 13.3 to a Transferee that is already a Unit 1 Owner unless and until all of the following conditions precedent to such Transfer have been satisfied or waived by the Party for whose benefit such conditions exist as of the Transfer Date:

(i)

the Transferor must deliver to the Transferee a bill of sale in respect of the Unit 1 Facility Ownership Interest being Transferred to the Transferee, substantially in the form of Exhibit E, duly executed by the Transferor; and

(ii)

if the Transfer is pursuant to Articles IX or XII, then the Transferor must deliver to the Transferee evidence reasonably satisfactory to the Transferee that the Transferor has good and marketable title to its Unit 1 Facility Ownership Interest being Transferred and that its Unit 1 Facility Ownership Interest being Transferred is free and clear of all Liens other than those specified in paragraphs (a) through (f) of the definition of Permitted Encumbrances.

13.5

Refund of Incremental Charge.  If at any time during the Incremental Charge Period, MGE Power or WPPI (a) pays an Incremental Charge to ERGS SC, MGE Power or WPPI in accordance with the provisions of this Agreement, and (b) subsequently acquires an additional Unit 1 Ownership Interest pursuant to this Agreement such that its Unit 1 Ownership Interest is equal to, or greater than, its Unit 2 Ownership Interest, then ERGS SC, MGE Power or WPPI, as the case may be, shall promptly pay to such Party the Incremental Charge it received from such Party.

13.6

Release.  If a Transferor Transfers all, but not less than all, of its Unit 1 Facility Ownership Interest in accordance with this Article XIII, then effective as of the date of the Transfer, such Transferor shall cease to be a party to this Agreement and shall be released from all of its obligations under this Agreement other than those obligations arising prior to the date of the Transfer and those obligations which survive termination of this Agreement pursuant to Section 18.13.

13.7

Collateral Assignments.  Notwithstanding any provision to the contrary contained in this Article XIII, each Party may, at any time, without the prior written consent of the other Parties, assign to its Lenders as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, all or any portion of its Unit 1 Facility Ownership Interest and its rights and obligations under this Agreement.  Any assignment provided for in this Section 13.6, however, shall not relieve such Party of any of its obligations under this Agreement.  If the Lenders exercise their remedies under the applicable Security Documents and foreclose on such Party’s Unit 1 Facility Ownership Interest, then the Lenders shall, except to the extent otherwise agreed by the Parties in writing, be bound by the terms and conditions of this Agreement.  Each Party hereby irrevocably consents to any such assignment and to the creation of any such security interest in favor of the Lenders, in each case, pursuant to the applicable Security Documents.  Each Party hereby agrees, in connection with any collateral assignment by any other Party of its Unit 1 Facility Ownership Interest and/or its rights and obligations under this Agreement to its Lenders, to enter into a consent to assignment containing terms and conditions substantially similar to those provided in the form attached as Exhibit H and such other commercially reasonable terms and conditions as such Lenders may reasonably require.

13.8

Effectiveness of Rights and Obligations of Transferees.  Each Transferee (who is not already a Unit 1 Owner) shall be subject to all of the obligations and liabilities of the Unit 1 Owners and shall enjoy all of the rights and benefits of the Unit 1 Owners to the extent of its Transferred Unit 1 Facility Ownership Interest, as provided for in this Agreement, effective as of the date each such Transferee becomes a Unit 1 Owner in accordance with the terms and conditions of this Article XIII.

13.9

Transfers Pursuant to the Right of First Refusal Agreement.  Notwithstanding anything to the contrary contained in this Article XIII, ERGS SC and its Affiliates (including WEC and WE Power) may, upon 30 days’ prior written notice to the other Parties, make any Transfer permitted in accordance with the terms and conditions of the Right of First Refusal Agreement.

ARTICLE XIV: REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to each other Party, as of the Effective Date, as follows:

14.1

Due Organization.

(a)

It is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin.

(b)

It has all requisite limited liability company or municipal electric company power necessary to own its assets and carry on its business as now being conducted or as proposed to be conducted under this Agreement.

14.2

Due Authorization.  It has all necessary limited liability company or municipal electric company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement (and, in the case of the Project Manager, the EPC Agreement), and the execution and delivery of this Agreement and the performance by it of this Agreement (and, in the case of the Project Manager, the EPC Agreement) have been duly authorized by all necessary limited liability company or municipal electric company action on its part.

14.3

Non-Contravention.  The execution and delivery of this Agreement and the performance by it of this Agreement (and, in the case of the Project Manager, the EPC Agreement) do not and shall not:

(a)

violate its Organic Documents;

(b)

violate any Law or Government Approval applicable to it or its property;

(c)

result in a breach of or constitute a default of any of the Elm Road I Project Documents to which it is a party or any other material agreement to which it is a party; or

(d)

result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

14.4

Enforceability.  Assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

14.5

Litigation.  Except as disclosed in writing to the other Parties, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its Knowledge, threatened in writing against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement (and, in the case of the Project Manager, the EPC Agreement) or the validity or enforceability of this Agreement (and, in the case of the Project Manager, the EPC Agreement).

14.6

Government Approvals.  Except as disclosed in writing to the other Parties, all material Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with (a) owning its assets and carrying on its business as now being conducted or as proposed to be conducted under this Agreement (and, in the case of the Project Manager, the EPC Agreement) and

(b) the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Agreement and the other Elm Road I Project Documents to which it is a party have been duly obtained or made and are in full force and effect, are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement (and, in the case of the Project Manager, the EPC Agreement) or the validity or enforceability of this Agreement (and, in the case of the Project Manager, the EPC Agreement) or (ii) which it does not reasonably expect to be able to satisfy.

14.7

No Breach.  It is not in breach of any material obligation under this Agreement or any other Elm Road I Project Document to which it is a party.

14.8

Disclaimer of Other Representations and Warranties.  MGE Power and WPPI each acknowledges and agrees that except as expressly set forth in this Agreement or in the officer’s certificate provided by ERGS SC pursuant to Section 4.3(c), ERGS SC makes no representation or warranty, written or oral, statutory, express or implied, at law or in equity or otherwise, with respect to:

(a)

the Unit 1 Facility (or any Unit 1 Ownership Interest or Unit 1 Component Ownership Interest) or the Project, including with respect to (i) the merchantability, usage, suitability or fitness for any particular purpose of the Unit 1 Facility (or any Unit 1 Ownership Interest or Unit 1 Component Ownership Interest) or the workmanship thereof or the absence of defects therein, whether latent or patent, (ii) the business, financial condition, prospects (financial or otherwise), liabilities or risks of the Unit 1 Facility (or any Unit 1 Ownership Interest or Unit 1 Component Ownership Interest) or the Project, or (iii) the physical condition, quality or value of the Unit 1 Facility (or any Unit 1 Ownership Interest or Unit 1 Component Ownership Interest) or the Project, and any such other representation or warranty is hereby expressly disclaimed; or

(b)

the accuracy or completeness of the reports, notices, documents, information or data of whatever kind or nature heretofore, now or hereafter made available to such Party in connection with this Agreement or any other Elm Road I Project Documents.

ARTICLE XV:  CONFIDENTIALITY

15.1

Non-Disclosure Obligations.

(a)

Each Party agrees that it and its Affiliates and their respective Representatives will use any Confidential Information and Trade Secrets of another Party solely for the purpose of performing its obligations and exercising its rights under this Agreement and the other Elm Road I Project Documents to which it is party.  Each Party further agrees that a receiving Party may disclose Confidential Information or Trade Secrets only to the receiving Party’s Representatives who are involved in performing the obligations and exercising the rights of the receiving Party under this Agreement and the other Elm Road I Project Documents to which it is a party, and then only on a need-to-know basis.

(b)

Subject to Section 15.1(c), each Party agrees that it will not (and each Party shall take full responsibility for ensuring that all of its Affiliates and all of its and its Affiliates’ respective Representatives do not) in any way disclose, communicate, transfer or use (other than as permitted by this Section 15.1) any Confidential Information or Trade Secrets of another Party, without the prior written consent in each instance of such other Party.  With respect to Trade Secrets, the provisions in this Section 15.1(b) shall apply for as long as the underlying information or data remains a Trade Secret; and with respect to Confidential Information, the provisions in this Section 15.1(b) shall apply for two years after the expiration or termination of this Agreement as to such Party or Parties.

(c)

Notwithstanding Section 15.1(b), each Party shall have the right to disclose Confidential Information or Trade Secrets without the consent of the other Parties to its Lenders and to any Person (and its Representatives) contemplating a purchase, directly or indirectly, of all or an interest in such Party or such Party’s Unit 1 Facility Ownership Interest, provided that such Lender or Person agrees in writing that it (and its Representatives) will maintain such Confidential Information and Trade Secrets in accordance with the terms and conditions of this Article XV.

(d)

Notwithstanding any other provision of this Agreement to the contrary, if a Party seeks to use information in a court or regulatory proceeding as part of its implementation or enforcement of this Agreement, the fact that such information has been deemed Confidential Information hereunder shall not foreclose the Party from attempting to establish that, under the circumstances present at the time of the proceeding, the information need not be subject to a protective order or similar confidential treatment in such proceeding.

(e)

Notwithstanding anything in this Agreement to the contrary, any Party (and its Representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  In addition, each Party acknowledges that it has no proprietary or exclusive rights to the tax treatment or tax structure of the transactions contemplated by this Agreement or any tax matter or tax idea related to such transactions.  However, each Party (and its Representatives) shall keep confidential any such information relating to the tax treatment or tax structure of the transactions contemplated by this Agreement that is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

15.2

Return of Material.  If WPPI and/or MGE Power elects not to acquire a Unit 1 Facility Ownership Interest, it shall promptly return to each disclosing Party all Confidential Information and Trade Secrets received from such disclosing Party within 5 Business Days following the written request of such disclosing Party after the Party electing not to acquire a Unit 1 Facility Ownership Interest ceases to be a party to this Agreement pursuant to Section 2.3(d).  The return of Confidential Information and Trade Secrets shall be accomplished by personal delivery or forwarded by reputable couriers properly addressed to the disclosing Party at the applicable address set forth in Schedule 18.3.  As an alternative, a Party that elects not to acquire a Unit 1 Facility Ownership Interest may destroy all such Confidential Information and Trade Secrets, and certify to the disclosing Party that such destruction has been carried out.

15.3

Law.  Each Party agrees that if it becomes subject to a subpoena or other Law to disclose any of the Confidential Information or Trade Secrets of one of the other Parties, it will provide such other Party with prompt notice so that such other Party may seek a protective order or other appropriate remedy.  If such protective order or other appropriate remedy is denied or otherwise not obtained, the Party required to furnish the information shall furnish only that portion of the Confidential Information and/or Trade Secrets which is, in the opinion of its counsel, legally compelled, and will cooperate with the other Party and its counsel to enable the other Party to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed.

ARTICLE XVI:  INDEMNITY; LIMITATION ON LIABILITY

16.1

Indemnities.

(a)

Each Party shall indemnify, defend and hold harmless each other Party and its Representatives from and against any and all third party Claims arising (i) under or in connection with this Agreement or (ii) in connection with the acts or omissions of such Party or its Representatives on or about the Elm Road Site, in each case, which are asserted against, imposed upon or incurred by such other Party and its Representatives, by reason of such Party’s or its Representatives’ Gross Negligence or willful misconduct.

(b)

Each Unit 1 Owner shall, severally and not jointly, in accordance with its Unit 1 Ownership Interest, indemnify, defend and hold harmless the Project Manager and its Representatives from and against any and all third party Claims arising (i) under or in connection with this Agreement or (ii) in connection with the acts or omissions of such Unit 1 Owner or its Representatives on or about the Elm Road Site, in each case, which are asserted against, imposed upon or incurred by the Project Manager and its Representatives, except for such Claims arising from the Project Manager’s or its Representatives’ Gross Negligence or willful misconduct; provided, however, that if, and to the extent, that any such third party Claims are asserted against, imposed upon or incurred by the Project Manager or its Representatives or any such costs, expenses and fees are incurred by or on behalf of the Project Manager or its Representatives, in each case, as a result of the actions or failure to act of one or more, but not all, of the Unit 1 Owners or their respective Representatives, then only such Unit 1 Owners (and not all of the Unit 1 Owners) shall be responsible for indemnifying, defending and holding harmless the Project Manager and its Representatives from and against any such third party Claims or costs, expenses and fees.

(c)

The Project Manager shall indemnify, defend and hold harmless each Unit 1 Owner and its Representatives from and against any and all third party Claims arising (i) under or in connection with this Agreement or (ii) in connection with the acts or omissions of the Project Manager or its Representatives on or about the Elm Road Site, in each case, which are asserted against, imposed upon or incurred by such Unit 1 Owner and its Representatives, by reason of the Project Manager’s or its Representatives’ Gross Negligence or willful misconduct.

(d)

MGE Power and WPPI shall, severally and not jointly, indemnify, defend and hold harmless ERGS SC and its Affiliates and their Representatives from and against any and all Claims arising from or in connection with any reports, notices, certificates, documents, information or data of any kind or nature (whether or not prepared by or on behalf of ERGS SC) provided by or on behalf of ERGS SC to MGE Power and/or WPPI pursuant to or in connection with this Agreement, which are asserted against, imposed upon or incurred by ERGS SC or its Affiliates or any of their Representatives and which are brought by third parties (including Affiliates or Representatives of MGE Power or WPPI (or any WPPI Member)) claiming through or on behalf of MGE Power or WPPI (or any WPPI Member) or any of their Affiliates or Representatives.

16.2

Cooperation Regarding Claims.  If any Party or the Project Manager (an “Indemnified Party”) receives notice or has knowledge of any Claim that may result in a claim for indemnification by such Indemnified Party or its Representatives against any other Party or the Project Manager (an “Indemnifying Party”) pursuant to this Article XVI, such Indemnified Party shall as promptly as possible give the Indemnifying Party notice of such Claim, including a reasonably detailed description of the facts and circumstances relating to such Claim, a complete copy of all notices, pleadings and other papers related thereto, and in reasonable detail the basis for its claim for indemnification with respect thereto.  Failure to promptly give such notice or to provide such information and documents shall not relieve the Indemnifying Party from the obligation hereunder to respond to or defend the Indemnified Party or its Representatives against such Claim unless such failure shall materially diminish the ability of the Indemnifying Party to respond to or to defend the Indemnified Party or its Representatives against such Claim.  The Indemnifying Party, upon its acknowledgment in writing of its obligation to indemnify the Indemnified Party or its Representatives in accordance with this Article XVI, shall be entitled to assume the defense or to represent the interest of the Indemnified Party or its Representatives with respect to such Claim, which shall include the right to select and direct legal counsel and other consultants, appear in proceedings on behalf of such Indemnified Party or its Representatives and to propose, accept or reject offers of settlement, all at its sole cost.  If and to the extent that any such settlement is reasonably likely to involve injunctive, equitable or prospective relief or materially and adversely affect the Indemnified Party’s or its Representatives’ business or operations other than as a result of money damages or other money payments, then such settlement will be subject to the reasonable approval of the Indemnified Party or its Representatives.  Nothing herein shall prevent an Indemnified Party or its Representatives from retaining its own legal counsel and other consultants and participating in its own defense at its own cost and expense.  The Parties and the Project Manager shall cooperate with each other in any notification to insurers.

16.3

Limitation on Liability.

(a)

Notwithstanding any provision in this Agreement to the contrary, no Party nor the Project Manager, nor any of their respective Representatives, shall be liable under this Agreement for any exemplary or punitive damages or consequential or indirect loss or damage, including loss of profit, cost of capital, loss of goodwill, replacement power, loss of revenue from the sale of capacity or energy or any other special or incidental damages.

(b)

Except as otherwise provided in Section 18.16, the Parties and the Project Manager acknowledge and agree that (i) this Agreement is executed and delivered by the member(s) of ERGS SC, WE Power, MGE Power and the Project Manager, not individually or personally but solely as the members of such Party, WE Power or the Project Manager; (ii) each of the representations, undertakings and agreements herein made on the part of ERGS SC, WE Power, MGE Power and the Project Manager is made not as a personal representation, undertaking and agreement by the member(s) of such Party, WE Power or the Project Manager, but is made and intended for the purpose of binding only ERGS SC, WE Power, MGE Power or the Project Manager; (iii) nothing herein contained shall be construed as creating any liability on the member(s) of ERGS SC, WE Power, MGE Power or the Project Manager, individually or personally, to perform any covenants, either expressly contained or implied herein, and all such liability, if any, is hereby expressly waived by the Parties and the Project Manager and by any Person claiming by, through or under the Parties or the Project Manager; and (iv) under no circumstances shall the member(s) of ERGS SC, WE Power, MGE Power or the Project Manager be personally liable for the payment of any indebtedness or expenses of ERGS SC, WE Power, MGE Power or the Project Manager, respectively, or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement by ERGS SC, WE Power, MGE Power or the Project Manager, respectively.

(c)

The Parties and the Project Manager acknowledge and agree that (i) each of the representations, undertakings and agreements herein made on the part of the Parties, WE Power and the Project Manager is made not as a personal representation, undertaking and agreement by the Representative of such Party, WE Power or the Project Manager, but is made and intended for the purpose of binding only the Party, WE Power or the Project Manager; (ii) nothing herein contained shall be construed as creating any liability on the Representatives of the Parties, WE Power or the Project Manager, individually or personally, to perform any covenants, either expressly contained or implied herein, and all such liability, if any, is hereby expressly waived by the Parties and the Project Manager and by any Person claiming by, through or under the Parties or the Project Manager; and (iii) under no circumstances shall the Representatives of the Parties, WE Power or the Project Manager be personally liable for the payment of any indebtedness or expenses of such Parties, WE Power or the Project Manager, respectively, or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement by such Parties, WE Power or the Project Manager, respectively.

16.4

Disputes.  All issues of liability as between and among the Parties and/or the Project Manager arising under this Agreement shall constitute Disputes to be resolved pursuant to the provisions of Article XVII.

ARTICLE XVII:  DISPUTE RESOLUTION

17.1

Exclusive Procedure.  Any controversy, claim or dispute of whatsoever nature or kind between or among the Parties arising out of or in connection with this Agreement or its validity or interpretation (each a “Dispute”) shall be resolved pursuant to the procedures of this Article XVII.

17.2

Dispute Notices.  If a Dispute arises between or among the Parties, then any Party to such Dispute may provide written notice thereof to the other Parties, including a detailed description of the subject matter of the Dispute (the “Dispute Notice”).  The Dispute Notice shall identify the Party or Parties to the Dispute, which shall participate in the Dispute resolution process.  Each other Party in receipt of a Dispute Notice shall inform the other Parties in writing whether it will participate in the Dispute resolution process.  If a Party in receipt of a Dispute Notice believes that it has counterclaims arising out of the same set of facts as the Dispute, it shall promptly notify the other Parties of such counterclaims no later than two Business Days before the first meeting of the senior executives required pursuant to Section 17.3(b).  The Party providing the Dispute Notice, each other Party identified in the Dispute Notice as a Party to the Dispute and each other Party electing to participate in the Dispute shall be referred to as a “Disputing Party”.

17.3

Informal Resolution of Disputes.

(a)

Upon the issuance or receipt of a Dispute Notice, the representatives of each Disputing Party shall in good faith attempt to resolve such Dispute by informal negotiations within ten Business Days from the date of receipt of such Dispute Notice.

(b)

If the Dispute is not resolved within ten Business Days following receipt of the Dispute Notice or such later date as the Disputing Parties may mutually agree, then each Disputing Party shall promptly designate its most senior executive responsible for the subject matter of the Dispute who shall have authority to resolve the Dispute.  The senior executives shall obtain such information as may be necessary to inform themselves of the substance and particulars of the Dispute and shall meet within 20 Business Days, at a time and place mutually acceptable to the senior executives.

(c)

If the senior executives are unable to resolve the Dispute within 20 Business Days of their first meeting or such later date as the senior executives may mutually agree, then the Dispute shall, subject to Section 17.3(d), be resolved solely and exclusively by the state courts situated in Milwaukee County, Wisconsin or the United States District Court for the Eastern District of Wisconsin (the “Approved Courts”).

(d)

Notwithstanding anything to the contrary in Section 17.3(c), the Parties acknowledge and agree that a Dispute over which a Governmental Authority has exclusive jurisdiction shall, in the first instance, be brought before and resolved by such Governmental Authority.

(e)

Each Party consents to and accepts for itself and in respect of its property, generally and unconditionally, but subject to Section 17.3(d), the exclusive jurisdiction of the Approved Courts and appellate courts from any appeal thereof, and irrevocably waives any objection which it may now or hereafter have to the jurisdiction of the Approved Courts.  Each Party further irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, proceeding or other action brought pursuant to this Section 17.3 in any of the Approved Courts, and irrevocably waives and agrees not to plead or claim in any such Approved Court that any suit, proceeding or other action brought therein has been brought in an inconvenient forum.

17.4

Continued Performance.  During the pendency of any Dispute, each Party shall continue to perform all of its respective obligations under this Agreement.

17.5

Consolidation of Proceedings.  If (a) a Dispute under this Agreement (other than a Dispute with respect to the appropriate allocation of Project Costs between the Unit 1 Facility and Unit 2, which shall be subject to Section 6.6(b)) and one or more disputes under one of the other Elm Road I Documents or the Unit 2 Ownership Agreement involves common issues of fact or law, (b) consolidating the disputes into one proceeding would be more efficient than separate proceedings and (c) no party to any of the disputes would be prejudiced as a result of such consolidation through undue delay or otherwise, then the Parties to the Dispute shall use commercially reasonable efforts to consolidate such disputes into one proceeding to facilitate the comprehensive resolution of the disputes.

ARTICLE XVIII:  MISCELLANEOUS

18.1

Applicable Law.  The rights and obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin, without regard to conflicts of law doctrines.

18.2

Jury Trial.  EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18.3

Notices.  Unless otherwise expressly provided for in this Agreement, all communications and notices to a Party in connection with this Agreement shall be in writing, by facsimile or by email, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, (c) in the case of notice by facsimile, upon transmission thereof, provided that in addition to such transmission a confirmation copy of the notice is also provided promptly by either of the methods set forth in clause (a) or (b) above, or (d) in the case of email, upon transmission thereof, provided that in addition to such transmission a confirmation copy of the notice is also provided by either of the methods set forth in clause (a) or (b) above.  All notices provided by the means described in clauses (a), (b), (c) or (d) above shall be addressed as provided in Schedule 18.3, or to such other address as any Party may designate by written notice to the other Parties.

18.4

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

18.5

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.6

Parties Bound.  This Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

18.7

Third-Party Beneficiaries.  Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person other than the Parties, their respective successors and permitted assigns.

18.8

Entire Agreement.  This Agreement states the rights of the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, oral or written, with respect thereto, including the Participation Agreements and the Mutual Confidentiality Agreements, but excluding the Phase II Confidentiality Agreement, dated as of May, 2003, between WEC and WPPI and the Phase II Confidentiality Agreement, dated as of May, 2003, between WEC and MGE.

18.9

Headings and Table of Contents.  Section headings and the table of contents used in this Agreement (including headings used in the Schedules, Annexes and Exhibits attached hereto) are for convenience of reference only and shall not affect the construction of this Agreement.

18.10

Schedules and Exhibits.  The Schedules and Exhibits together with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

18.11

Amendments and Waivers.

(a)

This Agreement may not be amended, supplemented or otherwise modified, other than pursuant to an instrument or instruments in writing executed by the Parties.

(b)

No waiver by any Party of any one or more defaults by any other Party or Parties in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.  Any delay, less than any applicable statutory period of limitations, in asserting or enforcing any rights under this Agreement shall not be deemed a waiver of such rights.  Failure of any Party to enforce any provisions hereof shall not be construed to waive such provision, or to affect the validity of this Agreement or any part thereof, or the right of any Party thereafter to enforce each and every provision thereof.

18.12

No Joint Venture.  Any intention to create a joint venture or partnership relation between or among the Parties is hereby expressly waived.

18.13

Survival.  Except for Articles I, VII, XII, XV, XVI, XVII and XVIII and Sections 2.3(b), 2.3(d), 3.2(b), 3.2(c), 4.5, 4.6, 5.7, 6.3, 6.6, 9.4(a), 9.4(b), 10.3, 13.4(a)(vii), 13.5 and 13.6 which shall survive termination of this Agreement and except as otherwise expressly provided in this Agreement, the representations, warranties and obligations of each Party contained in this Agreement or in any certificate delivered by a Party pursuant to the terms of this Agreement shall not survive the termination of this Agreement either in its entirety or as to a particular Party in accordance with its terms.

18.14

Waiver of Immunity.  WPPI agrees that in response to any Dispute to which WPPI is a party or any suit, proceeding or other action against WPPI under this Agreement, WPPI will not assert, and hereby waives, (a) the rights and protections that it or its assets may have, (b) any limitation on a Party to bring a suit, proceeding or other action, or to recover or enforce a judgment against WPPI or any of its assets under this Agreement and (c) any limitation on the amount of recovery or award of damages under this Agreement, in each case, only to the extent that such rights, protections, and limitations arise from immunity (including immunity under Sections 66.0825(7) or 893.80, Wisconsin Statutes) which WPPI or its assets enjoy as a consequence of WPPI’s status as a public body politic and corporate of the State of Wisconsin.

18.15

Further Assurances.  Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by the other Parties, all as may be reasonably necessary to carry out the purposes of this Agreement.

18.16

WE Power Undertaking.  WE Power hereby guarantees the payment when due of the amounts due and payable by ERGS SC pursuant to Sections 6.9(a)(i), 6.9(a)(iii) (only in respect of the final resolution of a Dispute pursuant to Section 6.6 with respect to the subject matter of Section 6.9(a)(i)), 9.6(b) (only in respect of a sale prior to the ERGS SC Unit 1 Lease Effective Date), 12.2(a)(iv) and 12.2(c)(iv) and the Project Manager pursuant to Sections 6.9(b), 12.5 and 16.1(c).  WE Power’s guaranty in this Section 18.16 is one of payment and not performance, and neither MGE Power nor WPPI shall be obligated to proceed against ERGS SC or the Project Manager or to exhaust MGE Power’s or WPPI’s remedies against ERGS SC or the Project Manager before proceeding against WE Power.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, each of the Parties and WE Power has caused its duly authorized officer to execute this Elm Road I Ownership Agreement as of the date first above written.

ERGS SC ELM ROAD GENERATING STATION SUPERCRITICAL, LLC By: /s/ Tom Metcalfe Title: Vice President	MGE POWER MGE POWER ELM ROAD, LLC By: /s/ Gary J. Wolter Title: Manager
WPPI WISCONSIN PUBLIC POWER INC. By: /s/ J. Leroy Thilly Title: President and CEO	PROJECT MANAGER ELM ROAD SERVICES, LLC, as agent for the Unit 1 Owners By: /s/ Robert P. Tutkowski Title: Vice President
Signing solely for purposes of Section 18.16 of the Elm Road I Ownership Agreement: WE POWER W.E. POWER LLC By: /s/ Tom Metcalfe Title: Vice President

EXHIBIT A

Description of Unit 1 and the New Common Facilities

1.1

Description of Unit 1.  Unit 1 shall consist of the following:

(a)

an approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities (including all facilities, components, equipment and materials that make up Unit 1), as further described in the EPC Agreement; and

(b)

All Capital Improvements to Unit 1 that may be made from time to time.

“Unit 1” shall not include the Existing Units, Unit 2, the transmission facilities of the American Transmission Company LLC, all real property rights to a fee or leasehold interest in the Elm Road Site (including ERGS SC’s leasehold interests in the Elm Road Site), the New Common Facilities, the Existing Common Facilities, all facilities, equipment, materials, improvements and property the costs of which are Project Costs, but which by their nature or otherwise are to be owned by third parties (e.g., transmission equipment, railroad infrastructure, road improvements, accommodations to land-owners, etc.), and all other facilities, equipment, improvements and property owned by WEPCO and located at the Elm Road Site.

1.2

Description of New Common Facilities.  The New Common Facilities shall consist of the following components (collectively, the “Components”):

(a)

a circulating water system, including water intake structure, central distribution system, pumps and all facilities, components, equipment and materials that make up the circulating water system (as further described in the EPC Agreement, “Component 1”);

(b)

fuel delivery and handling systems, including railroad infrastructure, central coal unloading, central storage, central conveying systems and all facilities, components, equipment and materials that make up the fuel delivery and handling systems (as further described in the EPC Agreement, “Component 2”);

(c)

common operating systems for Unit 1 and Unit 2, including control room, administration building, limestone/gypsum delivery, storage and handling systems and all facilities, components, equipment and materials that make up the common operating systems  (as further described in the EPC Agreement, “Component 3”);

(d)

balance of site-wide common facilities and systems, including roads, training/visitors center, security systems and all facilities, components, equipment and materials that constitute a part of such site-wide common systems (as further described in the EPC Agreement, “Component 4”); and

(e)

All Capital Improvements to the Components that may be made from time to time.

“New Common Facilities” shall not include the Existing Units, the New Units, the transmission facilities of the American Transmission Company LLC, all real property rights to a fee or leasehold interest in the Elm Road Site (including ERGS SC’s leasehold interests in the Elm Road Site), the Existing Common Facilities, all facilities, equipment, materials, improvements and property the costs of which are Project Costs, but which by their nature or otherwise are to be owned by third parties (e.g., transmission equipment, railroad infrastructure, road improvements, accommodations to land-owners, etc.), and all other facilities, equipment, improvements and property owned by WEPCO and located at the Elm Road Site.

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

Incremental Charge

1.

When Incremental Charge Is Due.  If at any time during the Incremental Charge Period, MGE Power’s or WPPI’s Unit 2 Ownership Interest is greater than its Unit 1 Ownership Interest (including when it does not have a Unit 1 Ownership Interest), then such Party shall be obligated to pay an amount (an “Incremental Charge”) determined in accordance with Section 2 below to ERGS SC and the other Unit 1 Owner, if applicable, in accordance with Section 3 below.  For the avoidance of doubt, in no event shall ERGS SC owe an Incremental Charge.  For purposes of this Exhibit C, the “Incremental Charge Period” shall begin on the Closing Date (as such term is defined in the Unit 2 Ownership Agreement) and end on the later to occur of (i) the ERGS SC Unit 2 Lease Effective Date and (ii) the last date upon which each of MGE Power and WPPI has the right to Transfer its respective Unit 2 Ownership Interest in accordance with the provisions of Sections 12.2(a), 12.2(b) or 12.2(c) of the Unit 2 Ownership Agreement.

2.

Determination of Incremental Charge.  If MGE Power or WPPI owes an Incremental Charge, then it shall be equal to the product of (a) $116,147,942 and (b) the difference between (i) such Party’s Unit 2 Ownership Interest and (ii) its Unit 1 Ownership Interest or zero, if it does not have a Unit 1 Ownership Interest, less (c) any Incremental Charge previously paid by such Party.

3.

Payment of Incremental Charge.  Each of MGE Power and WPPI shall pay any Incremental Charge which it owes to ERGS SC and the other Party (provided it owns a Unit 1 Ownership Interest and a Unit 2 Ownership Interest) pro rata based on their Unit 1 Ownership Interest divided by the aggregate Unit 1 Ownership Interests of ERGS SC and such Party.

4.

Examples.

Example 1:

(a)

Ownership Interests upon Unit 2 Closing Date:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.9%	16.1%	0.0%
Unit 2 Ownership Interest	83.33%	8.33%	8.33%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	$9,675,025
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$8,117,346	$1,557,679	N/A

(b)

Ownership Interests After Transfer by MGE Power of its Unit

1 Ownership Interest in accordance with Section 12.2(b) to ERGS SC and

WPPI:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	100.0%	0.0%	0.0%
Unit 2 Ownership Interest	83.33%	8.33%	8.33%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	$9,675,025 (plus $1,557,679 refund to ERGS SC)	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$9,675,025 (plus $1,557,679 from MGE Power)	N/A	N/A

Example 2:

(a)

Ownership Interests upon Unit 2 Closing Date:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	83.9%	16.1%	0.0%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	$9,024,603	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$9,024,603	N/A	N/A

(b)

Ownership Interests After Transfer by MGE Power of its Unit

1 Ownership Interest in accordance with Section 12.2(b) to ERGS SC:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	91.66%	0.0%	8.33%
Unit 2 Ownership Interest	83.9%	16.1%	0.0%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	$9,675,025	$0.00
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$9,675,025	$0.00	N/A

Example 3:

(a)

Ownership Interests upon Unit 2 Closing Date:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	90.0%	0.0%	10.0%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	$1,939,651
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$1,939,651	N/A	N/A

(b)

Ownership Interests After Transfer by MGE Power of its Unit

1 Ownership Interest in accordance with Section 12.2(b) to ERGS SC:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	91.66%	0.0%	8.33%
Unit 2 Ownership Interest	90.0%	0.0%	10.0%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	N/A	N/A	N/A

Example 4:

(a)

Ownership Interests upon Unit 2 Closing Date:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	83.33%	8.33%	8.33%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	N/A	N/A	N/A

(b)

Ownership Interests After Transfer by MGE Power of its Unit

2 Ownership Interest in accordance with Section 12.2(b) to ERGS SC:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	91.66%	0.0%	8.33%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	N/A	N/A	N/A

Example 5:

(a)

Ownership Interests upon Unit 2 Closing Date:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	83.33%	8.33%	8.33%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	N/A
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	N/A	N/A	N/A

(b)

Ownership Interests After Transfer by MGE Power of its Unit

2 Ownership Interest in accordance with Section 12.2(b) to ERGS SC and WPPI:

	ERGS SC	MGE Power	WPPI
Unit 1 Ownership Interest	83.33%	8.33%	8.33%
Unit 2 Ownership Interest	90.0%	0.0%	10.0%
Unit 1 Owner(s) Responsible for Paying Incremental Charge (pursuant to Section 2 above)	N/A	N/A	$1,939,651
Unit 1 Owners Who Receive Incremental Charge (pursuant to Section 3 above)	$1,939,651	N/A	N/A

EXHIBIT D

[A hard copy printout will be included here of the electronic version of this Exhibit D which will be distributed by ERGS SC to the other Parties on the execution date of this Agreement.]

EXHIBIT E

Form of Bill of Sale

THIS BILL OF SALE (this “Bill of Sale”) is made as of the [__] day of [_____], 20[__] by [_______________], a [_______________] (“Seller”), for the benefit of [_______________], a [_______________] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Elm Road I Ownership Agreement, dated as of December 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Ownership Agreement”), among Seller, Buyer, [Elm Road Generating Station Supercritical, LLC][MGE Power Elm Road, LLC][Wisconsin Public Power Inc.], Elm Road Services, LLC, as agent for the Unit 1 Owners, and, solely for purposes of Section 18.16 of the Ownership Agreement, W.E. Power LLC, Seller has agreed to sell, assign, convey, transfer and deliver to Buyer, and Buyer has agreed to purchase, assume and acquire from Seller, [all][a portion] of Seller’s Unit 1 Facility Ownership Interest; and

WHEREAS, pursuant to the Ownership Agreement, Seller has entered into this Bill of Sale to evidence such conveyance to Buyer.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller hereby agrees as follows:

1.

Defined Terms.  Capitalized terms which are used but not defined in this Bill of Sale shall have the meaning ascribed to such terms in the Ownership Agreement.

2.

Assignment.  Seller does hereby sell, assign, convey, transfer and deliver to Buyer, and Buyer does hereby purchase and assume from Seller:

(a)

[____]%1 of Seller’s right, title and interest in and to Unit 1, which is equal to a [____]% Unit 1 Ownership Interest therein;

(b)

[____]%1 of Seller’s right, title and interest in and to Component 1, which is equal to a [____]% Unit 1 Component Ownership Interest in Component 1;

(c)

[____]%1 of Seller’s right, title and interest in and to Component 2, which is equal to a [____]% Unit 1 Component Ownership Interest in Component 2;

(d)

[____]%1 of Seller’s right, title and interest in and to Component 3, which is equal to a [____]% Unit 1 Component Ownership Interest in Component 3; and

(e)

[____]%1 of Seller’s right, title and interest in and to Component 4, which is equal to a [____]% Unit 1 Component Ownership Interest in Component 4

(collectively, the “Transferred Unit 1 Facility Ownership Interest”).

3.

No Liens.  Seller represents and warrants to Buyer that (a) it is duly authorized to execute and deliver this Bill of Sale and (b) it has good and marketable title to the Transferred Unit 1 Facility Ownership Interest, free and clear of all Liens other than those specified in paragraphs (a) through (f) of the definition of Permitted Encumbrances.

4.

Disclaimers.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTION 3 OF THIS BILL OF SALE AND THOSE SET FORTH IN THE OWNERSHIP AGREEMENT OR IN CERTIFICATES DELIVERED BY SELLER PURSUANT THERETO, THE TRANSFERRED UNIT 1 FACILITY OWNERSHIP INTEREST IS BEING SOLD AND TRANSFERRED “AS IS, WHERE IS”, AND SELLER MAKES NO REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY OR OTHERWISE, WITH RESPECT TO THE UNIT 1 FACILITY OR THE TRANSFERRED UNIT 1 FACILITY OWNERSHIP INTEREST (OR ANY UNIT 1 OWNERSHIP INTEREST OR UNIT 1 COMPONENT OWNERSHIP INTEREST) OR THE PROJECT, INCLUDING WITH RESPECT TO (A) THE MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE UNIT 1 FACILITY OR THE TRANSFERRED UNIT 1 FACILITY OWNERSHIP INTEREST (OR ANY UNIT 1 OWNERSHIP INTEREST OR UNIT 1 COMPONENT OWNERSHIP INTEREST) OR THE WORKMANSHIP THEREOF OR THE ABSENCE OF DEFECTS THEREIN, WHETHER LATENT OR PATENT, (B) THE BUSINESS, FINANCIAL CONDITION, PROSPECTS (FINANCIAL OR OTHERWISE), LIABILITIES OR RISKS OF THE UNIT 1 FACILITY OR THE TRANSFERRED UNIT 1 FACILITY OWNERSHIP INTEREST (OR ANY UNIT 1 OWNERSHIP INTEREST OR UNIT 1 COMPONENT OWNERSHIP INTEREST) OR THE PROJECT, OR (C) THE PHYSICAL CONDITION, QUALITY OR VALUE OF THE UNIT 1 FACILITY OR THE TRANSFERRED UNIT 1 FACILITY OWNERSHIP INTEREST (OR ANY UNIT 1 OWNERSHIP INTEREST OR UNIT 1 COMPONENT OWNERSHIP INTEREST) OR THE PROJECT, AND ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

5.

Binding Effect; Assignment.  This Bill of Sale and all of the provisions hereof shall be binding upon Seller and its successors and permitted assigns and shall inure to the benefit of Buyer and its successors and permitted assigns.

6.

No Third Party Beneficiary.  Nothing in this Bill of Sale is intended to confer upon any other person except Buyer and Seller any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

7.

Governing Law.  This Bill of Sale shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

8.

Construction.  This Bill of Sale is delivered pursuant to [Section 4.3(a)][Section 13.4(b)(i)] of the Ownership Agreement and is subject to the terms of the Ownership Agreement.  In the event of any conflict or ambiguity between the terms of the Ownership Agreement and the terms of this Bill of Sale, the terms of the Ownership Agreement shall control.

9.

Counterparts.  This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Seller as of the date first above written.

SELLER

[_______________________]

By:

Name:

Title:

ACCEPTED AND AGREED TO

THIS [_____] DAY OF [__________], 20[__]:

BUYER

[_______________________]

By:

Name:

Title:

EXHIBIT F

Form of Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of [__________], 20[__], is between [insert name of Unit 1 Owner Assignor], a [_______________] (“Assignor”), and [__________], a [_______________] (“Assignee”).  Assignor and Assignee are referred to individually as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, Assignor has agreed to Transfer [100%][__%]2 of its Unit 1 Facility Ownership Interest (the “Transferred Unit 1 Facility Ownership Interest”) to Assignee in accordance with Article XIII of that certain Elm Road I Ownership Agreement, dated as of December 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Ownership Agreement”), among Elm Road Generating Station Supercritical, LLC, MGE Power Elm Road, LLC, Wisconsin Public Power Inc., Elm Road Services, LLC, as agent for the Unit 1 Owners, and, solely for purposes of Section 18.16 of the Ownership Agreement, W.E. Power LLC; and

WHEREAS, in connection with the Transfer, Assignor desires to sell, assign, convey, and deliver to Assignee, and Assignee desires to purchase and assume from Assignor, all of Assignor’s right, benefits, obligations and liabilities under the Ownership Agreement in respect of the Transferred Unit 1 Facility Ownership Interest.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Capitalized Terms.  Capitalized terms which are used but not defined in this Agreement shall have the meaning ascribed to such terms in the Ownership Agreement.

2.

Assignment and Assumption.  Assignor hereby sells, assigns, conveys, transfers and delivers to Assignee, and Assignee hereby purchases and assumes from Assignor, all of the rights, benefits, obligations and liabilities that Assignor has in the Ownership Agreement in respect of the Transferred Unit 1 Facility Ownership Interest.

3.

Waiver and Release.  Other than Assignee becoming a party to the Ownership Agreement pursuant to this Agreement, neither the making nor the acceptance of this Agreement shall enlarge, restrict or otherwise modify the terms of the Ownership Agreement or constitute a waiver or release by either Party of any liabilities, duties or obligations imposed upon either of them by the terms of the Ownership Agreement.

4.

Bound By Ownership Agreement.  Assignee acknowledges that it has received a copy of the Ownership Agreement and agrees that it will be bound by and perform in accordance with its terms all of the obligations which by the terms of the Ownership Agreement are required to be performed by it as a Unit 1 Owner.  [In addition, Assignee agrees to be bound by and perform all of the obligations in Annex A attached hereto.]3

5.

Representations and Warranties.

(a)

Assignee Representations and Warranties.  Assignee represents and warrants to Assignor and to each other Unit 1 Owner, as of the date hereof, as follows:

(i)

Due Organization.

(A)

It is duly formed, validly existing and in good standing under the Laws of the State of [__________]4.

(B)

It has all requisite power necessary to own its assets and carry on its business as now being conducted or as proposed to be conducted under each of this Agreement and the Ownership Agreement.

(ii)

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under each of this Agreement and the Ownership Agreement, and the execution, delivery and performance by it of each of this Agreement and the Ownership Agreement have been duly authorized by all necessary corporate action on its part.

(iii))

Non-Contravention.  The execution, delivery and performance by it of each of this Agreement and the Ownership Agreement do not and shall not:

(A)

violate its Organic Documents;

(B)

violate any Law or Government Approval applicable to it or its property;

(C)

result in a breach of or constitute a default of any of the Elm Road I Project Documents to which it is a party or any other material agreement to which it is a party; or

(D)

result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

(iv)

Enforceability.  Assuming the due authorization, execution and delivery of each of this Agreement and the Ownership Agreement by the other parties hereto and thereto, each of this Agreement and the Ownership Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

(v)

Litigation.  Except as disclosed in writing to Assignor and the other Unit 1 Owners, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened in writing against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under each of this Agreement and the Ownership Agreement or the validity or enforceability of each of this Agreement or the Ownership Agreement.

(vi)

Government Approvals.  Except as disclosed in writing to Assignor and the other Unit 1 Owners, all material Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with (A) owning its assets and carrying on its business as now being conducted or as proposed to be conducted under each of this Agreement and the Ownership Agreement and (B) the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, each of this Agreement and the Ownership Agreement and the other Elm Road I Project Documents to which it is a party have been duly obtained or made and are in full force and effect, are held in its name and are free from conditions or requirements (1) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under each of this Agreement and the Ownership Agreement or the validity or enforceability of each of this Agreement or the Ownership Agreement or (2) which it does not reasonably expect to be able to satisfy.

(vii)

No Breach.  It is not in breach of any material obligation under each of this Agreement and the Ownership Agreement or any other Elm Road I Project Document to which it is a party.

(b)

Assignor Representations and Warranties.  Assignor represents and warrants to Assignee as of the date hereof, as follows:

(i)

Due Organization.

(A)

It is duly formed, validly existing and in good standing under the Laws of the State of [__________]5.

(B)

It has all requisite power necessary to own its assets and carry on its business as now being conducted or as proposed to be conducted under this Agreement.

(ii)

Due Authorization.  It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part.

(iii)

Non-Contravention.  The execution, delivery and performance by it of this Agreement do not and shall not:

(A)

violate its Organic Documents;

(B)

violate any Law or Government Approval applicable to it or its property;

(C)

result in a breach of or constitute a default of any of the Elm Road I Project Documents to which it is a party or any other material agreement to which it is a party; or

(D)

result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

(iv)

Enforceability.  Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

(v)

Litigation.  Except as disclosed in writing to Assignee, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened in writing against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

(vi)

Government Approvals.  Except as disclosed in writing to Assignee, all material Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with (A) owning its assets and carrying on its business as now being conducted or as proposed to be conducted under this Agreement and (B) the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under this Agreement have been duly obtained or made and are in full force and effect, are held in its name and are free from conditions or requirements (1) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement or (2) which it does not reasonably expect to be able to satisfy.

(vii)

No Breach.  It is not in breach of any material obligation under this Agreement.

6.

Effectiveness.  This Agreement shall be effective as of the date hereof.6

7.

Conflicts with Ownership Agreement.  If any provision of this Agreement shall be construed to conflict with a provision in the Ownership Agreement, the provision in the Ownership Agreement shall control.

8.

Successors and Assigns.  This Agreement shall bind and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.

Third Party Beneficiaries.  Except as provided below, nothing in this Agreement is intended to confer upon any other Person except Assignor and Assignee any rights or remedies hereunder or shall create any third party beneficiary rights in any person.  The Unit 1 Owners under the Ownership Agreement are intended third-party beneficiaries of this Agreement.

10.

Governing Law.  The rights and the obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

11.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed and delivered by the Parties as of the date first above written.

ASSIGNOR

[_____________________________]

By:

Name:

Title:

ASSIGNEE

[_____________________________]

By:

Name:

Title:

ANNEX A to EXHIBIT F

Bankruptcy Remoteness Obligations

Assignee agrees to be bound by and perform the following covenants:

1.

Change in Business.  It shall not engage in any business other than business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of one or both of the New Units, the New Common Facilities and any electric generating unit that uses some or all of the New Common Facilities (“Future Unit”), as contemplated by the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents (as such term is defined in the Unit 2 Ownership Agreement), and any other agreements relating to the Future Unit, in each case, to which it is a party and activities incidental thereto.

2.

Ownership of Assets.  It shall not acquire any assets other than those relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of one or both of the New Units and the Future Unit and the New Common Facilities, as contemplated by the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents and any other agreements relating to the Future Unit, in each case, to which it is a party and activities incidental thereto.

3.

No Subsidiaries.  It shall not have any subsidiaries and shall not beneficially own the whole or any part of the issued share capital or other ownership interest of any Person.

4.

Other Indebtedness.  It shall not incur any indebtedness other than that permitted or required by the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents and any other agreements relating to the Future Unit, in each case, to which it is a party or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of one or both of the New Units and the Future Unit and the New Common Facilities.  It shall not assume or guarantee or become obligated for the debts of any other Person other than as required or permitted by the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents or any other agreements relating to the Future Unit, in each case, to which it is a party.

5.

Amendments to Constituent Documents.  It shall not amend or permit to be amended its constituent documents or the rights attaching to membership interests in it if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents or any other agreements relating to the Future Unit, in each case, to which it is a party or the validity or enforceability of the Ownership Agreement, the other Elm Road I Project Documents, the Elm Road II Project Documents or any other agreements relating to the Future Unit, in each case, to which it is party.

6.

Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions.

(a)

It shall maintain its accounts, books and records separate from any other Person and in accordance with GAAP.

(b)

It shall not commingle its funds or assets with those of any other Person and will hold its assets and conduct business in its own name.

(c)

It shall not enter into or be party to any transactions or agreements with its members, partners or Affiliates (other than the Elm Road I Project Documents, the Elm Road II Project Documents or and any other agreements relating to the Future Unit, in each case, to which it is a party) and those agreements contemplated thereby) except in the ordinary course of its business and on terms that are reasonably fair and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

7.

Independent Director.  It shall ensure that its constituent documents require the favorable vote of one independent director or independent member, as the case may be, before it can take any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(a)

apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(b)

file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due;

(c)

make a general assignment for the benefit of its creditors;

(d)

file a petition or an answer seeking reorganization or arrangement with its creditors or take advantage of any insolvency Law;

(e)

file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(f)

agree to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets.

EXHIBIT G

Costs and Expenses; Payment Caps

I.

PROJECT COSTS

“Project Costs” shall consist of Construction Costs, Service Costs and Reimbursable Community Expenses incurred through the Final Acceptance Date.

1.

“Construction Costs” means all internal and third party costs, fees and expenses incurred by or on behalf of the Project Manager or any of its Affiliates in connection with the Project, including all costs, fees and expenses described below; provided, however, that “Construction Costs” shall not include Service Costs, Reimbursable Community Expenses or Excluded Costs.

The Parties agree that Construction Costs shall include all internal and third party costs, expenses and fees (including the costs, expenses and fees of attorneys, engineers, advisors, surveyors and other consultants) associated with:

A.

Design – e.g., initial engineering/scope of work;

B.

Development – e.g., Project conceptualization, landowner accommodation and/or relocation, and education as well as negotiations with interested parties, landowners, owners and other stakeholders (MGE, DPC, WPPI, Customer Groups, community and consumer groups, etc.), capitalized pre-certification costs and the negotiation, execution and delivery of the Elm Road I Documents;

C.

Permitting – e.g., all federal, state, local, environmental, siting, zoning permits including permits issued by the EPA, DNR, PSCW, City and County;

D.

Engineering – e.g., detail design, facility configuration and technical support for permitting, procurement and construction;

E.

Procurement – e.g., procurement associated with (A)-(F) hereof; and

F.

Construction – e.g., construction of the Unit 1 Facility including the turbines, boilers, environmental control equipment, as well as excavation, utilities, testing and commissioning (costs or credits derived from testing and commissioning will be accounted for as Construction Costs), as well as those costs, expenses and fees associated with the Construction Agreements.

2.

“Service Costs” means all internal and third party costs, expenses and fees prudently incurred by or on behalf of the Project Manager or any of its Affiliates in connection with the advertising, promotion and administration of the Project, including all costs, expenses and fees described below; provided, however, “Service Costs” shall not include Construction Costs, Reimbursable Community Expenses or Excluded Costs.

The Parties agree that Service Costs shall include all internal and third party costs, expenses and fees (including the costs, expenses and fees of attorneys, engineers, advisors, surveyors and other consultants) associated with:

A.

Advertising and Promotion Costs - e.g., advertising, public messaging, community and neighborhood communication, public forums, and promotion;7

B.

Non-Capitalized Project Administration - e.g., Project administration, overhead and supporting systems (e.g. accounting and financial reporting, construction invoicing, accounts payable, general ledger, payroll, claims and litigation); and

C.

Non-Capitalized Pre-Certification Costs - e.g., expensed items incurred after August 31, 2000 but before the Government Approvals required pursuant to Schedule 2.3(a) to the Agreement have been obtained.

3.

“Reimbursable Community Expenses” means on-going periodic payments to8 and up-front reimbursed out-of-pocket costs incurred by9 cities, counties or towns (e.g. Oak Creek) associated with satisfying local regulatory requirements or mitigating any adverse effect the Unit 1 Facility might have on such local communities, in each case, which are prudently incurred by or on behalf of any Unit 1 Owner or its Affiliate pursuant to a written agreement10; provided, however, “Reimbursable Community Expenses” shall not include Construction Costs, Service Costs or Excluded Costs.11

II.

EXCLUDED COSTS

“Excluded Costs” means all internal and third party costs, fees and expenses that will not be allocated to MGE Power and/or WPPI, as described in greater detail below.

The Parties agree that Excluded Costs shall consist of the following:

A.

state and federal reported lobbying expenses;

B.

costs of negotiation/implementation of agreements regarding renewable energy resources, low income assistance, energy conservation and efficiency measures or similar utility costs to be borne by a Unit 1 Owner’s utility affiliate as a condition of regulatory approval of the construction or placement into operation of the Unit 1 Facility by the Unit 1 Owner and for which regulatory approval places no cost responsibility on the Unit 1 Owner;

C.

costs directly related to ERGS SC’s financing incurred after November 10, 2003;

D.

costs incurred by WEC or its Affiliates prior to August 31, 2000;

E.

schedule delay and guaranteed performance liquidated damages or penalties paid to WEPCO pursuant to the ERGS SC Unit 1 Facility Lease;

F.

Carrying Costs (other than Carrying Costs paid pursuant to Sections 4.2(b) and 4.5(d));

G.

costs incurred at generation facilities owned by WEPCO (i.e. unit retirements or environmental modifications) in compliance with the EPA Consent Decree or similar agreements with government environmental agencies that are not related to the Unit 1 Facility; and

H.

community redevelopment costs that WEC or any of its Affiliates have agreed to incur under the terms of its agreement with the city of Oak Creek or other cities, counties, or similar government entities.

III.

APPROVED AMOUNT; DISALLOWED COSTS

The “Approved Amount” shall mean the “Approved Amount” as determined in accordance with ERGS SC Unit 1 Facility Lease, assuming that ERGS SC owns 100% of the Unit 1 Facility.

If the amount of Construction Costs expended exceeds the Approved Amount, each Unit 1 Owner shall be responsible for a pro rata share (based on its Unit 1 Ownership Interest and Unit 1 Component Ownership Interests, as applicable) of Construction Costs, subject to the Payment Caps set forth below.  The Parties agree that Unit 1 Service Costs, New Common Facilities Service Costs and Reimbursable Community Expenses are not subject to the Payment Caps and, therefore, each Unit 1 Owner is responsible for its pro rata share (based on its Unit 1 Ownership Interest) of such Unit 1 Service Costs and Reimbursable Community Expenses and its pro rata share (based on its Total New Common Facilities Weighted Ownership Percentage) of such New Common Facilities Service Costs.

IV.

PAYMENT CAPS

1.

Construction Costs incurred up to the Approved Amount shall be allocated among the Unit 1 Owners on a monthly basis as incurred, based upon their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests in respect of each Component pursuant to Article VI of the Agreement.

2.

Project Overrun Costs (as defined in paragraph 3 below), if any, cumulatively up to 15% above the Approved Amount, will be allocated among the Unit 1 Owners on a monthly basis as incurred based upon their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests in respect of each Component pursuant to Article VI of the Agreement, subject to a reconciliation after final determination of the Approved Amount pursuant to the ERGS SC Unit 1 Facility Lease.  (See Exhibit D for examples.)

3.

To the extent Construction Costs exceed the Approved Amount (i.e., the cost overruns have been disallowed by the PSCW for recovery in the ERGS SC Unit 1 Facility Lease) (“Project Overrun Costs”), the final total Project Overrun Costs will be separated into two types of “Payment Caps”:  the “IE Cap” and the “Project Cap” (previously known as the “Non-IE Cap” in the Participation Agreement).  A reconciliation will be performed by the Project Manager between the final Payment Cap limits and the amounts already contributed by the Unit 1 Owners, and cash true-up payments will be made by the Unit 1 Owners to one another as appropriate pursuant to Section 6.9 of the Agreement within 30 days of notification by the Project Manager of the reconciliation.  (See Exhibit D for examples.)

a.

Costs Subject to the IE Cap:

“Costs Subject to the IE Cap” shall mean those Project Overrun Costs incurred contrary to the advice of the Independent Evaluator.

First, determine the IE Cap Overrun % as follows:

(Costs Subject to the IE Cap)  * 100  =    IE Cap Overrun %

    (Approved Amount)

Referring to the Payment Cap Table below, rounding up to the next available IE Cap Overrun % level if necessary, determine the IE Cap Limit % associated with that IE Cap Overrun %.

(IE Cap Limit %) * (Approved Amount) = IE Cap $ Limit

That portion of Project Overrun Costs subject to the IE Cap that will be allocated among the Unit 1 Owners based upon their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests in respect of each Component shall be the smaller of (i) the IE Cap $ Limit calculated above, and (ii) the total Costs Subject to the IE Cap.

b.

Costs Subject to the Project Cap:

“Costs Subject to the Project Cap” shall mean those Project Overrun Costs incurred with the approval of the Independent Evaluator.

First determine the Project Overrun % as follows:

(Project Costs less the Approved Amount)  * 100  =    Project Overrun %

   (Approved Amount)

Referring to the Payment Cap Table below, rounding up to the next available Project Overrun % level if necessary, determine the Project Cap Limit % associated with that Project Overrun %.

(Project Cap Limit %) * (Approved Amount) = Project Cap $ Limit

That portion of Project Overrun Costs subject to the Project Cap to be allocated among the Unit 1 Owners based upon their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests in respect of each Component shall be the smaller of (i) the Project Cap $ Limit and (ii) the total Costs Subject to the Project Cap.

c.

In no event will the sum of the Project Overrun Costs to be allocated among the Unit 1 Owners based upon their respective Unit 1 Ownership Interests and Unit 1 Component Ownership Interests in respect of each Component, as determined in steps a and b above, exceed the Project Cap $ Limit.

d.

Project Overrun Costs incurred in excess of the Payment Caps determined in steps a and b above will be allocated 100% to ERGS SC.

e.

The Payment Cap Table is as follows:

PAYMENT CAPS (round up to nearest IE Cap Overrun % or Project Overrun % in the table and read across)

IE Cap Overrun % 0.00%	IE Cap 5.00%	Project Overrun % 0.00%	Project Cap 15.00%
5.00%	5.00%	5.00%	15.00%
6.00%	6.15%	6.00%	15.00%
8.00%	7.59%	8.00%	15.00%
10.00%	8.46%	10.00%	15.00%
12.00%	9.03%	12.00%	15.00%
14.00%	9.45%	14.00%	15.00%
15.00%	9.61%	15.00%	15.00%
16.00%	9.75%	16.00%	15.43%
18.00%	10.00%	18.00%	16.15%
20.00%	10.19%	20.00%	16.73%
22.00%	10.34%	22.00%	17.20%
24.00%	10.48%	24.00%	17.59%
26.00%	10.59%	26.00%	17.93%
28.00%	10.68%	28.00%	18.21%
30.00%	10.76%	30.00%	18.46%
32.00%	10.84%	32.00%	18.67%
34.00%	10.90%	34.00%	18.87%
36.00%	10.96%	36.00%	19.03%
38.00%	11.01%	38.00%	19.19%
40.00%	11.05%	40.00%	19.32%
42.00%	11.09%	42.00%	19.45%
44.00%	11.13%	44.00%	19.56%
46.00%	11.16%	46.00%	19.66%
48.00%	11.20%	48.00%	17.75%
50.00%	11.22%	50.00%	19.84%

4.

To the extent that the PSCW subsequently changes the Approved Amount or reverses decisions made previously regarding the allowance or disallowance of costs used in calculating limits under these Payment Caps, another reconciliation will be performed and cash true-up payments will be made between and among the Unit 1 Owners within thirty (30) days of notification of a revised reconciliation.

5.

Notwithstanding any provision to the contrary in this Agreement, the Parties acknowledge and agree that for purposes of this Agreement, the Payment Caps shall be determined in accordance with Exhibit D, an electronic copy of which was distributed by ERGS SC to the other Parties on the Effective Date and is incorporated herein.

EXHIBIT H

Form of Consent and Agreement

This CONSENT AND AGREEMENT (this “Consent”), dated as of [__________], 20[__], among [_______________], a [_______________]12 (“Consenting Party” or “[ERGS SC][MGE Power][WPPI]”), [_______________], a [_______________]1 (“Borrower” or “[ERGS SC][MGE Power][WPPI]”), and [_______________], in its capacity as [__________] Agent (together with its successors in such capacity, the “Agent”) for the financial institutions which are or from time to time may become a party to the Credit Agreement (as defined below) (the “Lenders”).13

RECITALS

WHEREAS, Consenting Party, Borrower, [_______________], a [_______________]1 (“[ERGS SC][MGE Power][WPPI]”), Elm Road Services, LLC, a Wisconsin limited liability company, as agent for Consenting Party, Borrower and [[ERGS SC][MGE Power][WPPI]]1, and, solely for purposes of Section 18.16 therein, W.E. Power, LLC, have entered into that certain Elm Road I Ownership Agreement, dated as of December 17, 2004 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”);

WHEREAS, pursuant to the Assigned Agreement, ERGS SC has elected to proceed14 with the development, design, engineering, permitting, construction and commissioning of an approximately 615 MW (net) supercritical pulverized coal electric generating facility and related facilities (“Unit 1”), and certain facilities utilized in the operation and maintenance of same (the “New Common Facilities”) to be located on property owned by Wisconsin Electric Power Company, a Wisconsin corporation and affiliate of ERGS SC (collectively, the “Project”);

WHEREAS, pursuant to Section 2.3(c) of the Assigned Agreement, Borrower [and [ERGS SC][MGE Power][WPPI]]1 [has][have] elected to proceed with the Project;

WHEREAS, the Assigned Agreement provides for the terms and conditions by which Consenting Party, Borrower and [[ERGS SC][MGE Power][WPPI]]1 shall jointly own Unit 1 and, during construction, the New Common Facilities;

WHEREAS, Borrower, the Agent and the Lenders have entered into a Credit Agreement, dated as of [__________], 20[__] (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders will make loans to Borrower for the purpose of financing Borrower’s share of the cost of developing, designing, engineering, permitting, constructing and commissioning Unit 1 and the New Common Facilities, and certain related expenses (the “Loans”);

WHEREAS, as security for the Loans and all other obligations of Borrower under the Credit Agreement, Borrower has assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Agent pursuant to the Security Agreement, dated as of [__________], 20[__], between Borrower and the Agent (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Security Agreement”); and

WHEREAS, it is a condition precedent to the Lenders' obligations to make the Loans under the Credit Agreement that Consenting Party execute and deliver this Consent.

NOW, THEREFORE, as an inducement for the Lenders to make the Loans, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION.

1.1

Definitions.  Each capitalized term used in this Consent shall have the following meaning:

“Agent” has the meaning given to such term in the Preamble to this Consent.

“Assigned Agreement” has the meaning given to such term in the Recitals to this Consent.

“Assigned Interest” has the meaning given to such term in Section 2.1 of this Consent.

“Borrower” has the meaning given to such term in the Preamble to this Consent.

“Consent” has the meaning given to such term in the Preamble to this Consent.

“Consenting Party” has the meaning given to such term in the Preamble to this Consent.

“Control” means the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i)

in the case of a corporation, 50% or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, 50% or more of the beneficial interest therein; and (iv) in the case of any other entity, 50% or more of the economic or beneficial interest therein; and

(b)

in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Credit Agreement” has the meaning given to such term in the Recitals to this Consent.

“Lenders” has the meaning given to such term in the Preamble to this Consent.

“Loans” has the meaning given to such term in the Recitals to this Consent.

“New Common Facilities” has the meaning given to such term in the Recitals to this Consent.

“Parent” means, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization and any government or political subdivision thereof.

“Project” has the meaning given to such term in the Recitals to this Consent.

“Security Agreement” has the meaning given to such term in the Recitals to this Consent.

“Substitute Owner” means any Person (a) who is the transferee of the Assigned Interest from the Agent or Borrower or who is a purchaser of the Assigned Interest in a judicial or nonjudicial foreclosure sale, (b)(i) whose senior unsecured long-term debt is rated at least “A-” by Standard and Poor’s Rating Services or its successor or “A3” by Moody’s Investors Service or its successor or (ii) whose Parent’s senior unsecured long-term debt is rated at least “A-” by Standard and Poor’s Rating Services or its successor or “A3” by Moody’s Investors Service or its successor and whose Parent guarantees such Person’s obligations under the Assigned Agreement, (c) who has at least five years experience in the United States electric generating power industry and (d) who assumes all obligations of Borrower under the Assigned Agreement in an instrument in form and substance reasonably satisfactory to Consenting Party.15

“Unit 1” has the meaning given to such term in the Recitals to this Consent.

1.2

Rules of Interpretation and Construction.

(a)

Interpretation.  In this Consent, unless a clear contrary intention appears:

(i)

the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Consent, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)

reference to either gender includes the other gender;

(iv)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified from time to time in accordance with the terms thereof;

(v)

reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi)

reference to any Preamble, Recital, Article, Section or Exhibit herein means such Article or Section of this Consent or Preamble, Recital or Exhibit to this Consent;

(vii)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Consent as a whole and not to any particular Article, Section or other provision of this Consent;

(viii)

“including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(ix)

with respect to any rights and obligations of the parties under this Consent, all such rights and obligations shall be construed to the extent permitted by applicable law.

(b)

Computation of Time Periods.  For purposes of computation of periods of time under this Consent, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

(c)

Accounting Terms and Determinations.  Unless otherwise specified in this Consent, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and any financial statements required to be delivered thereunder shall be prepared, in accordance with generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis.

(d)

Legal Representation of the Parties.  This Consent was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Consent to be construed or interpreted against any party as the drafter shall not apply to any construction or interpretation thereof.

(e)

Payments.  All payments permitted or required to be made by or on behalf of the parties under the terms of this Consent shall be made to the account or accounts designated by the party to which the payment is owned, by wire transfer (in immediately available funds in the lawful currency of the United States).

SECTION 2.  CONSENT TO ASSIGNMENT

2.1

Consent to Assignment.  Consenting Party (a) acknowledges that the Lenders are entering into the Credit Agreement and extending credit to Borrower in reliance upon the execution and delivery by Consenting Party of this Consent, (b) consents in all respects to the pledge and assignment to the Agent pursuant to the Security Agreement of all of Borrower’s right, title and interest in, to and under the Assigned Agreement including all of Borrower’s rights to receive payment under or with respect to the Assigned Agreement and all payments due and to become due to Borrower under or with respect to the Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise (the “Assigned Interest”), and (c) acknowledges the right, but not the obligation, of the Agent or any designee of the Agent, in the exercise of the Agent’s rights and remedies under the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of Borrower under the Assigned Agreement, and agrees that in such event Consenting Party shall continue to perform its obligations under the Assigned Agreement in accordance with the terms of the Assigned Agreement; provided, however, that nothing in this Section 2.1 shall limit the ability of Consenting Party to exercise or enforce its rights under the Assigned Agreement, subject to Section 2.3.  The parties hereto acknowledge and agree that Consenting Party shall be entitled to assume that any exercise or purported exercise by the Agent or any of its designees of any rights or remedies of Borrower under the Assigned Agreement is authorized or permitted by Borrower and the Credit Agreement.

2.2

Substitute Owner.

(a)

Consenting Party agrees that if the Agent shall notify Consenting Party that an event of default under the Credit Agreement has occurred and is continuing and that the Agent has elected to exercise its rights and remedies set forth in the Security Agreement, then (i) the Agent or a Substitute Owner shall be substituted for Borrower under the Assigned Agreement upon prior written notice to such effect to Consenting Party, and (ii) Consenting Party will recognize the Agent or Substitute Owner, as the case may be, and will continue to perform its obligations under the Assigned Agreement in favor of the Agent or Substitute Owner, as the case may be, in accordance with the terms of the Assigned Agreement; provided, however, that nothing in this Section 2.2(a) shall limit the ability of Consenting Party to exercise or enforce its rights under the Assigned Agreement, subject to Section 2.3.

(b)

The Agent, individually and on behalf of the Lenders, agrees that following substitution pursuant to Section 2.2(a), the Agent shall become bound by the terms and conditions of the Assigned Agreement and shall be subject to the obligations of Borrower thereunder.

(c)

If the Agent or any Substitute Owner is substituted for Borrower under the Assigned Agreement pursuant to Section 2.2(a), then the Agent or any such Substitute Owner, as the case may be, shall be liable under the Assigned Agreement for any unperformed payment obligations (including damages previously reduced to a payment obligation) existing as of the date of substitution and for performance of the obligations of Borrower to be performed after the date of such substitution, but only to the extent of the Agent’s or such Substitute Owner’s interest in the Project and all revenues and proceeds derived therefrom.

2.3

Right to Cure.  In the event of a default or breach by Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Consenting Party to terminate the Assigned Agreement (each such default or breach,  a “default”), Consenting Party will not terminate the Assigned Agreement until it first gives prompt written notice of such default to the Agent and affords the Agent the greater of (a) the periods provided for in the Assigned Agreement to cure such default or (b) a period of at least 60 days in respect of a non-payment default and at least 10 days with respect to a payment default to cure such default; provided, however, that with respect to any default other than a payment default, if such default cannot reasonably be cured during such 60 day period, Consenting Party will not terminate the Assigned Agreement for a period not to exceed 180 days so long as the Agent or its designee has commenced action reasonably designed to cure such default and diligently continues to pursue such action until such default is cured; provided, further, that if the Agent or its designee is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or similar proceeding involving Borrower, then the time period specified herein for curing a default shall be extended for the period of such prohibition.  Any curing of or attempt to cure any of Borrower's defaults under the Assigned Agreement shall not be construed as an assumption by the Agent or any of the Lenders of any covenants, agreements or obligations of Borrower under the Assigned Agreement.

2.4

Replacement Agreement.  If the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding or other similar proceeding affecting Borrower, then Consenting Party will, at the option of the Agent, enter into a new agreement with the Agent or its transferee or nominee having terms substantially the same as the terms of the terminated Assigned Agreement for the performance of all obligations and services to be performed or provided under the Assigned Agreement after such termination, subject to the obtainment of any required approvals.

2.5

No Liability.  Consenting Party acknowledges and agrees that neither the Agent, its designees nor the Lenders shall have any liability or obligation under the Assigned Agreement as a result of this Consent or the Security Agreement, nor shall the Agent, its designees or the Lenders be obligated or required (a) to perform any of Borrower’s obligations under the Assigned Agreement, or (b) to take any action to collect or enforce any claim for payment assigned under the Security Agreement.

2.6

Delivery of Notices.  Consenting Party shall deliver to the Agent, concurrently with the delivery thereof to Borrower, a copy of any written notice given by Consenting Party to Borrower regarding a breach or default pursuant to the Assigned Agreement.

SECTION 3.  PAYMENTS UNDER THE ASSIGNED AGREEMENT

3.1

Payments.  Notwithstanding anything in the Assigned Agreement to the contrary, until all Loans and other obligations under the Credit Agreement have been indefeasibly satisfied in full in cash or cash equivalents, Consenting Party will pay all amounts payable by it to Borrower under the Assigned Agreement in the manner and as and when required by the Assigned Agreement directly into the appropriate account specified on Exhibit A, or to such other person or account as shall be specified from time to time by the Agent to Consenting Party in writing.  Borrower hereby authorizes and directs Consenting Party to make such payments as aforesaid during the term of this Consent.

3.2

No Offset.  All payments required to be made by Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than that expressly allowed by the terms of the Assigned Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF CONSENTING PARTY

Consenting Party hereby represents and warrants to the Agent and the Lenders, as of the date hereof, that:

4.1

Organization.  Consenting Party is a [Wisconsin limited liability company/Wisconsin municipal electric company] duly organized and validly existing under the laws of the state of its formation and has all requisite power and authority to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

4.2

Authorization.  The execution, delivery and performance by Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on the part of Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) Consenting Party or (b) any other person or entity, except approvals or consents which have previously been obtained.

4.3

Execution and Delivery; Binding Agreements.  As of the date hereof, each of this Consent and the Assigned Agreement has been duly executed and delivered on behalf of Consenting Party by the appropriate officers of Consenting Party, and constitutes the legal, valid and binding obligation of Consenting Party, enforceable against Consenting Party in accordance with its terms except as enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of law (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.4

Litigation.  There is no litigation, action, suit, proceeding or investigation pending or, to Consenting Party’s knowledge, threatened against Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could reasonably be expected to have a material adverse effect on the performance by Consenting Party of its obligations hereunder or under the Assigned Agreement, or (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

4.5

Compliance with Other Instruments.  The execution, delivery and performance by Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of, breach of or default under any term of its formation or governance documents, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the performance by Consenting Party of its obligations under this Consent and the Assigned Agreement.

4.6

Government Consent.  No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the “Approvals”), is required to be obtained by Consenting Party in connection with the execution, delivery or performance of this Consent or the Assigned Agreement or the consummation of the transactions contemplated hereunder or thereunder, except as listed on Exhibit B.  All such Approvals listed on Exhibit B, except for those set forth in Part II thereof (the “Deferred Approvals”), are Final (as defined below).  An Approval shall be “Final” if it has been validly issued, is in full force and effect, is not subject to any condition precedent to its effectiveness (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal.  Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

4.7

No Default or Amendment.  Neither Consenting Party nor, to Consenting Party’s knowledge, any other party to the Assigned Agreement is in default of any of its obligations thereunder.  To Consenting Party’s knowledge, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either Consenting Party or Borrower to terminate or suspend its obligations under the Assigned Agreement.  The Assigned Agreement has not been amended, modified or supplemented in any manner.  This Consent and the Assigned Agreement, and any other agreement specifically contemplated herein or therein, constitute and include all agreements entered into by Consenting Party and Borrower relating to, and required for the consummation of, the transactions contemplated by the Assigned Agreement.

4.8

No Previous Assignments.  Consenting Party has no notice of, and has not consented to, any previous assignment by Borrower of all or any part of its rights under the Assigned Agreement.

SECTION 5.  TRANSFER RESTRICTIONS

Consenting Party hereby agrees and covenants that it shall not sell, lease, assign, transfer, convey or otherwise dispose of in any manner, directly or indirectly, all or any part of its rights, obligations, benefits, advantages, titles and interest in the Assigned Agreement, Unit 1 or, before the ERGS SC Unit 1 Lease Effective Date, the New Common Facilities in any manner prohibited by the Assigned Agreement.

SECTION 6.  MISCELLANEOUS

6.1

Notices.  All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement, as relevant (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed as provided in Exhibit C, or to such other address or addressee as any such party may designate by written notice given pursuant hereto.

6.2

Governing Law; Submission to Jurisdiction.

(a)

THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b)

Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the state courts situated in Milwaukee County, Wisconsin or the United States District Court for the Eastern District of Wisconsin.  By execution and delivery of this Consent, each of the parties hereto accept for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof, and irrevocably waives any objection which it may now or hereafter have to the jurisdiction of the aforementioned courts.  Each party hereto further irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, proceeding or other action brought pursuant to this Section 6.2 in any of the aforementioned courts, and irrevocably waives and agrees not to plead or claim in any such court that any suit, proceeding or other action brought in such court has been brought in an inconvenient forum.

6.3

Counterparts.  This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.4

Headings Descriptive.  The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

6.5

Severability.  In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.6

Amendment, Waiver.  Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the parties hereto.  Any waiver under this Consent shall be effective only for the specified purpose for which it is given.

6.7

Termination.

(a)

Consenting Party’s obligations hereunder are absolute and unconditional, and Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until all Loans and other obligations under the Credit Agreement have been indefeasibly satisfied in full in cash or cash equivalents.  The Agent shall notify Consenting Party in writing when all such obligations have been satisfied (the “Termination Notice”).

(b)

If the Agent delivers the Termination Notice to Consenting Party pursuant to this Section 6.7, this Consent shall terminate for all purposes as to the Agent and the Credit Agreement, and the Agent and the Lenders shall have no further rights or obligations under this Consent; provided, however, that Consenting Party agrees that this Consent shall continue to apply for the benefit of Borrower and the providers of new credit facilities to replace the Credit Agreement (the "New Lender") provided that (i) within five (5) days following delivery by the Agent to Consenting Party of the Termination Notice pursuant to this Section 6.7, the New Lender or agent, trustee or other representative of the New Lender, shall have notified Consenting Party that it agrees to be bound by the terms and conditions of this Consent and provides Consenting Party the information for Section 6.1 and new payment instructions (countersigned on behalf of Borrower) for Exhibit A, (ii) the amount of the new credit facilities does not exceed the original amount of commitment by the Lenders to make Loans under the original Credit Agreement, (iii) the replacement of the Credit Agreement occurs on a date not later than thirty (30) years after the date the Project becomes available for commercial operation, and (iv) thereafter (A) the term "Loans" in this Consent shall be deemed to refer to the new credit facilities, (B) the term "Agent" or "Lenders" in this Consent shall be deemed to refer to the New Lender or any agent or trustee for the New Lender, (C) the term "Credit Agreement" in this Consent shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities and (D) the term "Security Agreement" in this Consent shall be deemed to refer to the security agreement under which the Assigned Agreement is assigned as collateral to secure performance of the obligations by Borrower under the new credit facilities.

6.8

Successors and Assigns.  This Consent shall be binding upon Consenting Party and its permitted successors and assigns and shall inure to the benefit of the Agent and the Lenders, its designees and their respective successors and assigns.

6.9

Further Assurances.  Consenting Party hereby agrees to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

6.10

Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, CONSENTING PARTY, BORROWER AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT OR ANY MATTER ARISING HEREUNDER.

6.11

Survival.  All agreements, statements, representations and warranties made by Consenting Party herein shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution and delivery of this Consent.

6.12

Entire Agreement.   This Consent embodies the complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all other oral or written understandings or agreements.

[Signatures follow on the next page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Consent and Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[CONSENTING PARTY]

By:

Name:

Title:

[AGENT],

as Agent

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO BY:

[BORROWER]

By:

Name:

Title:

Exhibit A to

Consent and Agreement

[INSERT PAYMENT INSTRUCTIONS FOR APPROPRIATE ACCOUNT(S)]

Exhibit B to

Consent and Agreement

Approvals

Part I:

Existing Final Approvals

[INSERT APPROVALS, IF ANY]

Part II:

Deferred Approvals

Deferred Approval

Date Required to be Final

[INSERT DEFERRED APPROVALS, IF ANY]

Exhibit C to

Consent and Agreement

Notice Information

If to Consenting Party:

[Consenting Party]

[________________________]

[________________________]

Attention:  [_______________]

Telephone: [_______________]

Facsimile: [________________]

If to Borrower:

[Borrower]

[________________________]

[________________________]

Attention:  [_______________]

Telephone: [_______________]

Facsimile: [________________]

If to Agent:

[Agent]

[________________________]

[________________________]

Attention:  [_______________]

Telephone: [_______________]

Facsimile: [________________]

EXHIBIT I

Form of MGE Energy Guarantee

THIS GUARANTEE (the “Guarantee”), dated as of [___________], 2004, is made and entered into by MGE ENERGY, INC., a Wisconsin corporation (the “Guarantor”), for the benefit of ELM ROAD GENERATING STATION SUPERCRITICAL, LLC, a Wisconsin limited liability company (“ERGS SC”) and ELM ROAD SERVICES, LLC, a Wisconsin limited liability company (the “Project Manager”).

WHEREAS, MGE Power Elm Road, LLC, a Wisconsin limited liability company and wholly owned subsidiary of the Guarantor (“MGE Power”), has entered into that certain Elm Road I Ownership Agreement, dated as of December 17, 2004 (the “Ownership Agreement”), with ERGS SC, the Project Manager and Wisconsin Public Power Inc.;

WHEREAS, pursuant to Section 2.3(c) of the Ownership Agreement, MGE Power has elected to become a Unit 1 Owner and to acquire a Unit 1 Facility Ownership Interest; and

WHEREAS, pursuant to Section 4.4(e) of the Ownership Agreement, it is a condition precedent to MGE Power’s ability to become a Unit 1 Owner and to acquire a Unit 1 Facility Ownership Interest that Guarantor enter into this Guaranty;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1.

Definitions.  Capitalized terms used herein but not defined herein are given the respective meanings given to such terms in the Ownership Agreement.

2.

Guaranty of Payment.  The Guarantor hereby unconditionally, irrevocably and absolutely guarantees the full and prompt payment of all amounts due and payable by MGE Power to ERGS SC and to the Project Manager pursuant to Articles IV and VI (other than amounts due and payable by MGE Power pursuant to Section 6.1(b) of the Ownership Agreement) and Section 13.4(a)(vii) of the Ownership Agreement (the “Guaranteed Obligations”).

3.

Term.  The obligations of the Guarantor hereunder shall commence on the Closing Date for MGE Power and shall terminate on the earlier of (i) the Final Acceptance Date, or (ii) the date on which MGE Power Transfers all of its Unit 1 Facility Ownership Interest in accordance with Article XIII of the Ownership Agreement.

4.

Representations and Warranties of Guarantor.  Guarantor represents and warrants to ERGS SC and the Project Manager as follows:

(a)

it is a corporation duly formed, validly existing and in good standing under the laws of the state of Wisconsin;

(b)

it has all requisite power necessary to own its assets and carry on its business as now being conducted;

(c)

it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty, and the execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action on its part;

(d)

the execution, delivery and performance by it of this Guaranty do not and shall not:  (i) violate its Organic Documents; (ii) violate any Law or Government Approval applicable to it or its property; (iii) result in a breach of or constitute a default of any material agreement to which it is a party; or (iv) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties;

(e)

this Guaranty constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity;

(f)

there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened in writing against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty; and

(g)

it has received a copy of, and is fully familiar with the terms of, the Ownership Agreement.

5.

Guarantor’s Obligations Unconditional.  The obligations of the Guarantor hereunder shall be unconditional and absolute and shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, nor shall any of the following give the Guarantor any recourse or right of action against ERGS SC or the Project Manager:

(a)

any express or implied amendment, modification, addition, supplement or extension of or to the Ownership Agreement or any provision thereof;

(b)

any exercise or non-exercise by ERGS SC or the Project Manager of any right or privilege under this Guaranty or the Ownership Agreement;

(c)

any assignment by ERGS SC or the Project Manager or other transfer by either, in whole or in part, of this Guaranty or the Ownership Agreement;

(d)

any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor or MGE Power, or any action taken with respect to the Guaranty by any trustee or receiver or by any court, or any such proceeding, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing;

(e)

the existence of any claim, set-off or other rights which the Guarantor may have at any time against MGE Power, ERGS SC, the Project Manager or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion, subject to Section 11, of any such claim by separate suit or compulsory counterclaim;

(f)

any invalidity or unenforceability relating to or against MGE Power for any reason of the Ownership Agreement or any provision of applicable Law purporting to prohibit the payment by MGE Power of any amounts payable pursuant to the Ownership Agreement; or

(g)

any other act or omission to act or delay of any kind by MGE Power, ERGS SC, the Project Manager or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

6.

Waivers.  Guarantor unconditionally waives:

(a)

any requirement for presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or notice of acceptance of this Guaranty;

(b)

any right to require ERGS SC or the Project Manager to proceed against MGE Power or any other person at any time or to pursue any other remedy whatsoever at any time; and

(c)

any defense arising by reason of any disability of MGE Power or based upon an election of remedies of ERGS SC or the Project Manager.

7.

Independent Obligation; Successors and Assigns.  The obligations of the Guarantor hereunder are absolute, unconditional and independent of the obligations of MGE Power, and in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor whether or not MGE Power is joined therein or a separate action or actions are brought against MGE Power.  The Guarantor’s obligation under this Guaranty shall be binding on the Guarantor’s successors and permitted assigns.  This Guaranty shall survive the termination of any relationship between the Guarantor and MGE Power.

8.

Delegation and Assignment.  The Guarantor shall not, without the prior written consent of each of ERGS SC and the Project Manager, delegate to any Person this Guaranty or any of its obligations under this Guaranty.  ERGS SC may, at any time, without the prior written consent of the Guarantor or the Project Manager, assign to its Lenders as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, any or all of its rights and remedies under this Guaranty, and the Guarantor and the Project Manager hereby irrevocably consents to any such assignment and to the creation of any such security interest in favor of the Lenders, in each case, pursuant to the applicable Security Documents.  The Guarantor hereby agrees, in connection with any collateral assignment by ERGS SC of any of its rights and remedies under this Guaranty to its Lenders, to enter into a  consent to assignment containing such commercially reasonable terms and conditions as such Lenders may reasonably require.

9.

Guaranty of Payment.  This Guaranty constitutes a guarantee of payment and not of collection.  The Guarantor’s liability for the Guaranteed Obligations is hereby declared to be primary, and not secondary, and the Guarantor may be called upon hereunder to make any payment when due hereunder.

10.

Reinstatement.  The obligations of the Guarantor under this Guaranty shall be automatically reinstated if, and to the extent that, for any reason any payment by or on behalf of MGE Power in respect of any Guaranteed Obligation is rescinded or must be otherwise restored by ERGS SC or the Project Manager, whether as a result of a bankruptcy event or otherwise.

11.

Subrogation; Subordination.  The Guarantor agrees that until the payment in full of the Guaranteed Obligations, (a) it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained herein, whether by subrogation or otherwise, against MGE Power and (b) all obligations from time to time owing from MGE Power to the Guarantor, of whatever kind or nature and whenever arising, shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

12.

Attorney Fees.  In the event of any default by the Guarantor under this Guaranty, the Guarantor covenants and agrees to pay ERGS SC and the Project Manager their reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by either of them in connection with the enforcement hereof.

13.

Notice.  Except as otherwise provided herein, all notices hereunder shall be in writing and shall be deemed to have been duly given if transmitted by facsimile (with written confirmation), if personally served, if mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service to the parties at the addresses for notice specified in the Ownership Agreement, or at such other addresses as shall be given by any party to the others by notice as provided herein, and shall be deemed complete upon any such personal delivery or upon receipt (or refusal of receipt) if mailed or sent by a courier service.

Guarantor’s address for notices is:

MGE Energy, Inc.
133 South Blair Street
Madison, Wisconsin  53703
Attention:

Jeffrey C. Newman
Telephone:

  608-252-7149
Telecopier:  608-252-4794

14.

Indulgence Not Waiver.  ERGS SC’s or the Project Manager’s forbearance of, or indulgence in any departure from the terms of this Guaranty or any other document (including, without limitation, the Ownership Agreement), whether as to payment, time, performance or otherwise shall not prejudice its rights to make demand and recover from Guarantor in accordance with this Guaranty, or otherwise demand strict compliance with this Guaranty.

15.

Cumulative Remedies.  The remedies provided ERGS SC and the Project Manager in this Guaranty are cumulative and not exclusive of any other remedies that may be available to ERGS SC or the Project Manager under any other document or at law or equity.

16.

Governing Law.  This Guaranty shall be governed by, and be construed in accordance with, the laws of the State of Wisconsin without regard to the principles of conflicts of laws.

17.

Severability.  If any term of this Guaranty, or the application thereof shall be invalid or unenforceable, the remainder of this Guaranty or the application of such term, other than those to which it is held invalid or unenforceable, shall not be affected.  Each term and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

18.

No Waiver; No Oral Modifications.  No failure on the part of ERGS SC or the Project Manager to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right.  This Guaranty cannot be amended, modified or waived in any manner whatsoever unless done so in writing by ERGS SC, the Project Manager and the Guarantor.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guaranty has been duly authorized and is executed by an authorized officer on behalf of the Guarantor as of [___________], 2004.

MGE Energy, Inc., as Guarantor

By:

Name:

Title:

SCHEDULE 1.1

Persons with Knowledge

1.

For ERGS SC:

Rick (Frederick) D. Kuester	President & CEO – We Generation
Larry Salustro	Executive Vice President & General Counsel – WEC/We Energies
Allen L. Leverett	Executive Vice President and Chief Financial Officer – WEC
Kristine M. Krause	Vice President Environmental – WEC
James A. Schubilske	Assistant Treasurer – WEC/ We Energies
Andrew J. Hesselbach	Manager - Project Lease & Partnering – We Power
Allan Mihm	Director Fossil Operations Projects – We Energies
Robert Tutkowski	Assistant Project Manager – ERGS SC
Wendy Symonds	Manager – Project Legal Support – We Power
Roman Draba	Vice President State Regulatory Affairs – We Energies
Tom Metcalfe	Vice President and Project Director – ERGS SC
John Peterson	Controller – We Generation

2.

For MGE Power:

Gary Wolter	Manager – MGE Power; President & CEO – MGE Energy
Kristine Euclide	Manager – MGE Power; VP & General Counsel – MGE Energy
Jeffrey C. Newman	Manager – MGE Power; VP & Treasurer – MGE Energy;

3.

For WPPI:

J. LeRoy Thilly	President & CEO
Michael Stuart	Senior Vice President – Legal & Regulatory Affairs
Elizabeth Hartman	Secretary

4.

For the Project Manager:

Rick (Frederick) D. Kuester	President & CEO – We Generation
Larry Salustro	Executive Vice President & General Counsel – WEC/We Energies
Allen L. Leverett	Executive Vice President and Chief Financial Officer – WEC
Kristine M. Krause	Vice President Environmental – WEC
James A. Schubilske	Assistant Treasurer – WEC/We Energies
Andrew J. Hesselbach	Manager – Project Lease & Partnering – We Power
Allan Mihm	Director Fossil Operations Projects – We Energies
Robert Tutkowski	Assistant Project Manager – ERGS SC
Wendy Symonds	Manager – Project Legal Support – We Power
Roman Draba	Vice President State Regulatory Affairs – We Energies
John Peterson	Controller – We Generation

SCHEDULE 2.3(a)

Material Government Approvals of ERGS SC

1.

Chapter 30 approvals, issued by the Wisconsin Department of Natural Resources

2.

Air Pollution Control Construction Permit, issued by the Wisconsin Department of

Natural Resources

3.

Government Approvals under Section 10 of the Rivers and Harbors Act and Section 404

of the Clean Water Act, issued by the U.S. Army Corps of Engineers

4.

CPCN to construct and own the Unit 1 Facility

SCHEDULE 2.3(c)

Material Government Approvals of MGE Power and WPPI

1.

Chapter 30 approvals, issued by the Wisconsin Department of Natural Resources

2.

Air Pollution Control Construction Permit, issued by the Wisconsin Department of

Natural Resources

3.

Government Approvals under Section 10 of the Rivers and Harbors Act and Section 404

of the Clean Water Act, issued by the U.S. Army Corps of Engineers

4.

CPCN for ERGS SC to construct and own the Unit 1 Facility

5.

Certificate of Authority or CPCN, as applicable, for MGE Power or WPPI, as applicable,

to own its Unit 1 Facility Ownership Interest

SCHEDULE 4.3(c)

Form of ERGS SC Officer’s Certificate

OFFICER’S CERTIFICATE

The undersigned officer of Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company (the “Company”), hereby certifies pursuant to Section 4.3(c) of that certain Elm Road I Ownership Agreement (the “Ownership Agreement”), dated as of December 17, 2004, among the Company, MGE Power Elm Road, LLC, Wisconsin Public Power Inc., Elm Road Services, LLC, as agent for the Unit 1 Owners (all initially capitalized terms used but not defined herein shall have the meaning given to such terms in the Ownership Agreement), and, solely for purposes of Section 18.16 of the Ownership Agreement, W.E. Power LLC, as follows:

A.

Attached hereto as Annex A is a true and correct copy of each of the Construction Agreements and all amendments thereto (including change orders), in effect as of the date hereof (the “Construction Documents”);

B.

Attached hereto as Annex B is a true and correct copy of each Government Approval that the Company is required to obtain pursuant to Section 3.2(a) of the Ownership Agreement, as in effect as of the date hereof;

C.

Except as disclosed in Annex C attached hereto:

1.

To the Company’s Knowledge, the representations and warranties of Company set forth in Article XIV of the Ownership Agreement that are qualified with respect to materiality (whether by reference to material adverse effect or otherwise) are true and correct, and the representations and warranties of the Company set forth in Article XIV of the Ownership Agreement that are not so qualified are true and correct in all material respects, in each case, as of the date hereof by reference to the facts and circumstances now existing;

2.

To the Company’s Knowledge, the Project Manager is not engaged in discussions or negotiations to amend the Construction Agreements;

3.

The Company has good and marketable title to the Unit 1 Facility Ownership Interest being transferred to [MGE Power][WPPI] pursuant to Article IV of the Ownership Agreement, free and clear of all Liens other than those specified in paragraphs (a) through (f) of the definition of Permitted Encumbrances; and

4.

To the Company’s Knowledge, no fact or circumstance exists which would, and no litigation is pending or threatened in writing which if adversely determined would, reasonably be likely (a) to materially adversely affect the Project, including the Guaranteed Criteria as in effect as of the ERGS SC Election Date or (b) to result in an increase in the total amount of Construction Costs in excess of $20,000,000 above the Approved Amount.

D.

The Company acknowledges that it has had an opportunity to review and/or to inform itself about (i) the Construction Documents and (ii) actions taken by the Project Manager in connection with its responsibilities under Article V and Schedule 5.2 of the Ownership Agreement, including entering into and performing its obligations and exercising its rights under the Construction Documents (collectively, the "Project Manager Actions").  Based on the foregoing, the Company hereby:

1.

affirms that the Project Manager Actions were taken by the Project Manager pursuant to the Ownership Agreement on the Company’s behalf as a Unit 1 Owner and on behalf of the other Unit 1 Owners, provided that, except as provided in paragraph 2 below, nothing in this paragraph 1 shall diminish the rights of the Company under the Ownership Agreement with respect to the Project Manager Actions; and

2.

affirms, and waives irrevocably any and all objections to, (a) the Construction Documents and (b) the Project Manager Actions which have been disclosed to it pursuant to the officer’s certificate of the Project Manager dated as of the date hereof.

E.

Attached hereto as Annex D is a true and correct copy of all [resolutions][consents] duly adopted by [the board of directors][the board of managers] of the Company approving the execution, delivery and performance by the Company of the Ownership Agreement, including the transfer by the Company of the Unit 1 Facility Ownership Interest to [MGE Power][WPPI] pursuant to Article IV of the Ownership Agreement, and such [resolutions][consents] have not been revoked, amended, modified or rescinded and remain in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on the [__] day of [______], 200[_].

ELM ROAD GENERATING STATION

SUPERCRITICAL LLC

By:

        Name:

        Title:

ANNEX A to SCHEDULE 4.3(c)

Copies of Construction Documents

ANNEX B to SCHEDULE 4.3(c)

Copies of Government Approvals

ANNEX C to SCHEDULE 4.3(c)

Exceptions to Representations and Warranties

ANNEX D to SCHEDULE 4.3(c)

Copies of [Resolutions][Consents]

SCHEDULE 4.3(d)

Form of Project Manager Officer’s Certificate

OFFICER’S CERTIFICATE

The undersigned officer of Elm Road Services LLC, a Wisconsin limited liability company (the “Company”), hereby certifies pursuant to Section 4.3(d) of that certain Elm Road I Ownership Agreement (the “Ownership Agreement”), dated as of December 17, 2004, among the Company, as agent for the Unit 1 Owners (all initially capitalized terms used but not defined herein shall have the meaning given to such terms in the Ownership Agreement), MGE Power Elm Road, LLC, Wisconsin Public Power Inc., Elm Road Generating Station Supercritical, LLC, and, solely for purposes of Section 18.16 of the Ownership Agreement, W.E. Power LLC, as follows:

A.

Except as disclosed in Annex A attached hereto, to the Company’s Knowledge, the representations and warranties of Company set forth in Article XIV of the Ownership Agreement that are qualified with respect to materiality (whether by reference to material adverse effect or otherwise) are true and correct, and the representations and warranties of the Company set forth in Article XIV of the Ownership Agreement that are not so qualified are true and correct in all material respects, in each case, as of the date hereof by reference to the facts and circumstances now existing.

B.

Set forth on Annex B attached hereto is a description of certain actions taken by the Project Manager in connection with its responsibilities under Article V and Schedule 5.2 of the Ownership Agreement, which actions are broken down on Annex B into (i) actions taken by the Project Manager in connection with the EPC Agreement and (ii) all other actions.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on the [__] day of [______], 200[_].

ELM ROAD SERVICES LLC

By:

        Name:

        Title:

ANNEX A to SCHEDULE 4.3(d)

Exceptions to Representations and Warranties

ANNEX B to SCHEDULE 4.3(d)

Description of Certain Actions Taken by the Company

SCHEDULE 4.3(e)

Matters to be Covered by Opinion of Counsel to ERGS SC, the Project Manager and WE Power

1.

Each of ERGS SC, the Project Manager and WE Power (each, a “Project Party”) is a limited liability company duly formed, validly existing and in current status under the laws of the State of Wisconsin.

2.

Each Project Party has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the New Common Facilities Ownership Agreement, the Bill of Sale, the Interim Use and Operating Agreement and the EPC Agreement (collectively, the “Project Agreements”), to which it is a party, and to carry on its business as now being conducted and as proposed to be conducted under the Project Agreements to which it is a party.

3.

The execution, delivery and performance by each Project Party of the Project Agreements to which it is a party have been duly authorized by each such Project Party.

4.

Each of the Project Agreements to which a Project Party is a party constitutes the legal, valid and binding obligations of each such Project Party enforceable against each such Project Party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

5.

The Bill of Sale is effective to vest in the acquiring Party good and marketable title in and to the Unit 1 Facility Ownership Interest being transferred pursuant thereto.

The foregoing opinions are limited solely to (i) the internal substantive laws of the State of Wisconsin as applied by courts located in the State of Wisconsin, without regard to choice of law, and (ii) the federal laws of the United States of America, in all cases insofar as such laws are applicable to the matters covered hereby, and no opinion is expressed herein on the applicability or effect of the laws of any other jurisdiction.  In addition, no opinion is expressed with respect to the applicability or effect of any other federal or state laws, statutes, ordinances or regulations promulgated by any Governmental Authority.

SCHEDULE 4.4(b)

Form of MGE Power/WPPI Officer’s Certificate

OFFICER’S CERTIFICATE

The undersigned officer of [MGE Power Elm Road, LLC, a Wisconsin limited liability company][Wisconsin Public Power Inc., a municipal electric company] (the “Company”), hereby certifies pursuant to Section 4.4(b) of that certain Elm Road I Ownership Agreement (the “Ownership Agreement”), dated as of December 17, 2004, among the Company, [MGE Power Elm Road, LLC][Wisconsin Public Power Inc.], Elm Road Generating Station Supercritical, LLC, Elm Road Services, LLC, as agent for the Unit 1 Owners (all initially capitalized terms used but not defined herein shall have the meaning given to such terms in the Ownership Agreement), and, solely for purposes of Section 18.16 of the Ownership Agreement, W.E. Power LLC, as follows:

A.

Attached hereto as Annex A is a true and correct copy of each agreement, if any, pursuant to which the Company has incurred any Reimbursable Community Expenses, as amended through the date hereof;

B.

Attached hereto as Annex B is a true and correct copy of each Government Approval that the Company is required to obtain pursuant to Section 3.2(a) of the Ownership Agreement, as in effect as of the date hereof;

C.

Except as disclosed in Annex A and Annex C attached hereto:

1.

The Company has not incurred any Reimbursable Community Expenses as of the date hereof; and

2.

To the Company’s Knowledge, the representations and warranties of the Company set forth in Article XIV of the Ownership Agreement that are qualified with respect to materiality (whether by reference to material adverse effect or otherwise) are true and correct, and the representations and warranties of the Company set forth in Article XIV of the Ownership Agreement that are not so qualified are true and correct in all material respects, in each case, as of the date hereof by reference to the facts and circumstances now existing.

D.

The Company acknowledges that it has received a fully executed copy of the Construction Agreements and all amendments thereto (including change orders) which are in effect as of the date hereof (the “Construction Documents”) and which are certified as such by ERGS SC pursuant to an officer’s certificate dated as of the date hereof.  The Company further acknowledges that it has had an opportunity pursuant to Articles III and IV of the Ownership Agreement and the officer’s certificates of ERGS SC and the Project Manager dated as of the date hereof to review and/or to inform itself about (i) the Construction Documents and (ii) the actions taken by the Project Manager in connection with its responsibilities under Article V and Schedule 5.2 of the Ownership Agreement, including entering into and performing its obligations and exercising its rights under the Construction Documents (collectively, the "Project Manager Actions").  Based on the foregoing, the Company hereby:

 1.

affirms that the Project Manager Actions were taken by the Project Manager pursuant to the Ownership Agreement on the Company’s behalf as a Unit 1 Owner and on behalf of the other Unit 1 Owners, provided that, except as provided in paragraph 2 below, nothing in this paragraph 1 shall diminish the rights of the Company under the Ownership Agreement with respect to the Project Manager Actions; and

2.

affirms, and waives irrevocably any and all objections to, (a) the Construction Documents and (b) the Project Manager Actions which have been disclosed to it pursuant to the officer’s certificate of the Project Manager dated as of the date hereof; provided that nothing in this Officer’s Certificate shall diminish the certifications made by ERGS SC in the officer’s certificate delivered to the Company pursuant to Section 4.3(c) of the Ownership Agreement or to the rights of the Company with respect to such certifications under Section 12.2(c) of the Ownership Agreement.

E.

Attached hereto as Annex D is a true and correct copy of all [resolutions][consents] duly adopted by [the board of directors][the board of managers] of the Company  approving the execution, delivery and performance by the Company of the Ownership Agreement, including the acquisition by the Company of the Unit 1 Facility Ownership Interest from ERGS SC pursuant to Article IV of the Ownership Agreement, and such [resolutions][consents] have not been revoked, amended, modified or rescinded and remain in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on the [__] day of [______], 200[_].

[MGE POWER ELM ROAD, LLC]

[WISCONSIN PUBLIC POWER INC.],

By:

        Name:

        Title:

ANNEX A to SCHEDULE 4.4(b)

Copies of Reimbursable Community Expense Agreements

ANNEX B to SCHEDULE 4.4(b)

Copies of Government Approvals

ANNEX C to SCHEDULE 4.4(b)

Exceptions to Representations and Warranties

ANNEX D to SCHEDULE 4.4(b)

Copies of [Resolutions][Consents]

SCHEDULE 4.4(c)

Matters to be Covered by Opinion of Counsel to MGE Power and MGE Energy/WPPI

1.

[Each of MGE Power and MGE Energy][WPPI] is [a limited liability company/corporation, respectively,] [municipal electric company] duly formed, validly existing and in good standing under the laws of the State of Wisconsin.

2.

[Each of MGE Power and MGE Energy][WPPI] has all requisite [limited liability company/corporate, respectively,] [municipal electric company] power and authority to execute, deliver and perform its obligations under this Agreement and the New Common Facilities Ownership Agreement [and the MGE Energy Guarantee], and to carry on its business as now being conducted and as proposed to be conducted under this Agreement [and the MGE Energy Guarantee].

3.

The execution, delivery and performance by [MGE Power and MGE Energy][WPPI] of this Agreement and the New Common Facilities Ownership Agreement [and the MGE Energy Guarantee] have been duly authorized by [MGE Power and MGE Energy][WPPI].

4.

This Agreement and the New Common Facilities Ownership Agreement [and the MGE Energy Guarantee] constitutes the legal, valid and binding obligation of [MGE Power and MGE Energy][WPPI], enforceable against [MGE Power and MGE Energy][WPPI] in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

The foregoing opinions are limited solely to (i) the internal substantive laws of the State of Wisconsin as applied by courts located in the State of Wisconsin, without regard to choice of law, and (ii) the federal laws of the United States of America, in all cases insofar as such laws are applicable to the matters covered hereby, and no opinion is expressed herein on the applicability or effect of the laws of any other jurisdiction.  In addition, no opinion is expressed with respect to the applicability or effect of any other federal or state laws, statutes, ordinances or regulations promulgated by any Governmental Authority.

SCHEDULE 5.2

Project Manager’s Functions

In addition to any duties, responsibilities or obligations provided for in the Agreement, the Project Manager shall be responsible to perform the following functions:

1.

Project Manager Reports, Notices and Information.  The Project Manager shall provide to each Party copies of all written reports and notices it receives from or delivers to the EPC Contractor, the PSCW or the Independent Evaluator regarding the Unit 1 Facility, but shall not be obligated independently to generate or develop any reports or summaries of information with respect to the Project or otherwise to evaluate on behalf of the Parties such information.  The Project Manager shall provide to the Unit 1 Owners such information about the Project as they may reasonably request from time to time and shall promptly notify the Unit 1 Owners of all material developments affecting the Project, including such developments that are reasonably likely to affect (i) the Guaranteed Criteria as then in effect, (ii) the amount of Project Costs, or (iii) the payment schedules.  In addition, the Project Manager shall notify the Unit 1 Owners of any performance tests with respect to any of the Guaranteed Criteria to be performed under the EPC Agreement at least five days prior to the initiation of such tests.

2.

Payments.  The Project Manager shall timely pay to third parties any amounts received by it from the Unit 1 Owners for payment to such third parties.  The Project Manager shall timely pay, or cause to be paid, to the Unit 1 Owners on a pro rata basis (based on their Unit 1 Ownership Interest) or such other equitable basis as may be appropriate all liquidated damages, refunds, reimbursements and other payments of whatever nature or kind in respect of the Unit 1 Facility received by the Project Manager pursuant to the Construction Agreements.

3.

Amendments to Construction Agreements.

(a)

The Project Manager shall not, without majority approval of the Unit 1 Owners in accordance with Article XI, enter into any amendment to the Construction Agreements which would reasonably be likely to have a material adverse effect on the Guaranteed Criteria or would result in an increase in the price under the EPC Agreement with respect to the Unit 1 Facility by more than $20,000,000.

(b)

Except as may be required in accordance with Prudent Utility Practice, applicable Law or Government Approvals, the Project Manager shall not, without approval of at least two Unit 1 Owners with at least 50% of the voting rights in Unit 1, enter into any amendment to the EPC Agreement which would amend:

(i)

Section 2.1;

(ii)

Appendix A 4d (to the extent that it incorporates requirements contained in Schedule 4.2 of the ERGS SC Unit 1 Facility Lease);

(iii)

Section 5.2 of Appendix A 9;

(iv)

Sections 4.16.2 or 12.5.1.4 (with regard to the EPC Contractor’s obligation to cooperate with and provide documents to the Operating Agent);

(v)

Section 15.1; or

(vi)

Sections 12.5.1.6, 12.10.3.8, 26.5 or 27.1.2 (with respect to the assignment of warranties and licenses).

4.

Assignment of Warranties and Licenses.

(a)

The Parties and the Project Manager acknowledge and agree that the Project Manager will assign or provide, no later than the ERGS SC Unit 1 Lease Effective Date, all right, title and interest in the warranties and licenses that the Project Manager has or will have under the EPC Agreement with respect to the Unit 1 Facility as of the ERGS SC Unit 1 Lease Effective Date, to the Operating Agent for the benefit of the Lessee/Owner Parties pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.  The Parties further acknowledge and agree that after the ERGS SC Unit 1 Lease Effective Date and for so long as the Unit 1 O&M Agreement and the Common Facilities O&M Agreement remain in full force and effect, such warranties and licenses with respect to the Unit 1 Facility shall be enforced by the Operating Agent pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.

(b)

The Parties and the Project Manager acknowledge and agree that the Project Manager will assign or provide, no later than the Final Acceptance Date, all right, title and interest in all other warranties and licenses that the Project Manager has under the EPC Agreement with respect to the Unit 1 Facility as of the Final Acceptance Date, to the Operating Agent for the benefit of the Lessee/Owner Parties pursuant to the Unit 1 O&M Agreement.  The Parties further acknowledge and agree that after the Final Acceptance Date and for so long as  the Unit 1 O&M Agreement and the Common Facilities O&M Agreement remain in full force and effect, such warranties and licenses shall be enforced by the Operating Agent pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.

5.

Unit 1 Owner Direction.

(a)

The Project Manager shall take such other actions as the Unit 1 Owners may, by majority approval in accordance with Article XI of the Agreement, direct.

(b)

If, at any time, the Project Manager reasonably believes that (i) direction from the Unit 1 Owners or (ii) the performance by the Project Manager of its responsibilities, duties and obligations under this Agreement conflicts with or is otherwise contrary to the responsibilities, duties or obligations of the Project Manager (in its capacity as Project Manager for the Unit 2 Owners) under the Unit 2 Ownership Agreement or the direction that the Project Manager (in its capacity as Project Manager for the Unit 2 Owners) receives from the Unit 2 Owners under the Unit 2 Ownership Agreement, then the Project Manager may so notify the Unit 1 Owners and the Unit 2 Owners and seek clarification as to how it should proceed.  If the Project Manager provides such notice to the Unit 1 Owners, then the Unit 1 Owners agree to coordinate with the Unit 2 Owners in order to reach a reasonable resolution of the matter which is satisfactory to the Unit 1 Owners and the Unit 2 Owners and to jointly convey such resolution in writing to the Project Manager.  Until the Project Manager receives a joint written resolution from the Unit 1 Owners and the Unit 2 Owners, the Project Manager shall be under no obligation to follow the direction of the Unit 1 Owners or perform the responsibilities, duties and obligations under this Agreement which gave rise to the conflict.

6.

Other Actions.  Subject to the standard of conduct set forth in Article V of this Agreement and this Schedule 5.2, the Project Manager shall use commercially reasonable efforts to take such other actions as are necessary for the Project Manager to perform its duties, responsibilities and obligations under this Agreement.

7.

Transition Period.  The Parties acknowledge that after ERGS SC Unit 1 Lease Effective Date the Operating Agent will assume responsibility for operating and maintaining the Unit 1 Facility.  Accordingly, during the Transition Period, the Project Manager shall use commercially reasonable efforts:

(a)

to coordinate with the EPC Contractor and the Operating Agent in the training of the Operating Agent and in the initial start-up, testing, commissioning and, effective as of the ERGS SC Unit 1 Lease Effective Date, the transfer of possession and control of the Unit 1 Facility to the Operating Agent on behalf of the Lessee/Owner Parties in accordance with the ERGS SC Unit 1 Facility Lease and the terms and conditions set forth in this Schedule 5.2;

(b)

to provide to the Operating Agent and its Representatives, during normal business hours, (i) access to and the right to examine and make copies of all books and records (as they then exist, and not requiring additional work) of the Project Manager which are needed in preparation for the operation of the Unit 1 Facility and (ii) on or before the ERGS SC Unit 1 Lease Effective Date, originals or copies of all of the documents (as they then exist, and not requiring additional work) of the Project Manager which are necessary to the operation of the Unit 1 Facility;

(c)

to require the Operating Agent and its Representatives to carry-out all of their activities during the Transition Period so as (i) not to materially interfere with or impair the ongoing activities of the Project Manager and the EPC Contractor and (ii) to comply with all of the Project Manager’s and the EPC Contractor’s rules and regulations, including security and safety requirements and any applicable insurance policies;

(d)

to assign or provide, to the extent not already assigned or provided, effective as of the ERGS SC Unit 1 Lease Effective Date, all right, title and interest in the warranties and licenses that the Project Manager has under the Construction Agreements with respect to the Unit 1 Facility as of the ERGS SC Unit 1 Lease Effective Date, to the Operating Agent for the benefit of the Lessee/Owner Parties pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.  The Parties acknowledge and agree that after the ERGS SC Unit 1 Lease Effective Date and for so long as the Unit 1 O&M Agreement and the Common Facilities O&M Agreement remain in full force and effect, such warranties and licenses shall be enforced by the Operating Agent pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement; and

(e)

to assign or provide, to the extent not assigned or provided, effective as of the Final Acceptance Date, all right, title and interest in all other warranties and licenses that the Project Manager has under the Construction Agreements with respect to the Unit 1 Facility as of the Final Acceptance Date, to the Operating Agent for the benefit of the Lessee/Owner Parties pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.  The Parties acknowledge and agree that after the Final Acceptance Date and for so long as the Unit 1 O&M Agreement and the Common Facilities O&M Agreement remain in full force and effect, such warranties and licenses shall be enforced by the Operating Agent pursuant to the Unit 1 O&M Agreement and the Common Facilities O&M Agreement.

8.

Inspection.  Upon at least five Business Days’ prior written notice by a Unit 1 Owner, the Project Manager shall make the Unit 1 Facility available to the requesting Unit 1 Owner, or a designee of the requesting Unit 1 Owner, for inspection at reasonable times and under conditions reasonably acceptable to the Project Manager.  During the inspection, the requesting Unit 1 Owner or its respective designee shall comply with all reasonable rules and regulations, including security and safety requirements and any applicable insurance policies, of the Project Manager or any of its agents and the EPC Contractor.

9.

Interim Use and Operating Agreement.  If the Operating Agent is required to transfer all of its right, title and interest in transmission interconnection equipment pursuant to Section 6(c) of the Interim Use and Operating Agreement, then Project Manager shall accept such transfer in respect of the transmission interconnection equipment for Unit 1 and shall hold such right, title and interest on behalf of the Unit 1 Owners; provided, however, that Project Manager shall notify the Operating Agent that transfer of such right, title and interest in the transmission interconnection equipment should be to the Unit 1 Owners if the Unit 1 Owners so instruct Project Manager pursuant to Section 5(a) of this Schedule 5.2.  Each Unit 1 Owner agrees to pay to Project Manager or the Operating Agent, as appropriate, pursuant to Section 6(c) of the Interim Use and Operating Agreement such Unit 1 Owner’s pro rata share (based on its Unit 1 Ownership Interest) of the net book value of any such transferred transmission interconnection equipment.

SCHEDULE 7.4A

Tax Matters (Tax Exempt Unit 1 Owner)

ARTICLE 1:  DEFINITIONS

Capitalized words and phrases used in this Schedule 7.4A and not otherwise defined in this Article 1 shall have the meaning set forth in Article I of the Elm Road I Ownership Agreement (the “Ownership Agreement”).  The rules of interpretation and construction set forth in Section 1.2 of the Ownership Agreement are incorporated by reference herein.

1.1

“Affiliate” shall mean with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person, and (c) each entity that is under common Control with such Person.  For the purposes of this Schedule 7.4A, an Affiliate of a Person shall include any entity that is required to report the income, gains, losses, or deductions of such Person for federal or state income tax purposes and any member of an affiliated group of corporations of which such Person is or shall become a member if consolidated returns are or will be filed for such affiliated group for U.S. federal income tax purposes.

1.2

“After Tax Basis” shall mean on a basis such that any payment to be received or receivable actually, or constructively, or accrued by an Indemnitee is supplemented by a further payment or payments to such Indemnitee so that the sum of all such payments, after deducting all Taxes payable by such Indemnitee in respect of the receipt or accrual of such amount under any Law or Governmental Authority, is equal to the payment due to such Indemnitee pursuant to this Schedule 7.4A or Section 7.2 of the Ownership Agreement.  In making such calculations, it shall be assumed that the recipient is fully taxable for all income tax purposes at the highest marginal rate applicable to corporations at the time such amount is received or accrued.

1.3

“Controlling Party” shall have the meaning set forth in Section 3.2(d) hereof.

1.4

“Noncontrolling Party” shall have the meaning set forth in Section 3.2(d) hereof.

1.5

“Tax Indemnitee” shall mean a Unit 1 Owner (other than a Tax Exempt Unit 1 Owner) or any Affiliate thereof.

ARTICLE 2:  TAX LIABILITY AND TRANSFERS

2.1

Liability for Taxes.

Subject to Article 3 hereof, each Tax Exempt Unit 1 Owner shall indemnify and hold harmless each Tax Indemnitee, on an After-Tax Basis, from and against any Taxes imposed on such Tax Indemnitee, the Unit 1 Facility or any part thereof resulting from a breach or inaccuracy by such Tax Exempt Unit 1 Owner of any covenant, representation or warranty under the Elm Road I Project Documents.

All calculations with respect to the amount of any indemnity payable hereunder shall be made initially by such Tax Indemnitee, and such Tax Indemnitee Party shall set forth any such amount or adjustment in a statement furnished to the Tax Exempt Unit 1 Owner.

2.2

Tax Exempt Unit 1 Owner as Primary Obligor.  A Tax Exempt Unit 1 Owner’s obligations under this Schedule 7.4A are those of a primary obligor and each Tax Indemnitee Party may proceed directly against such Tax Exempt Unit 1 Owner without first seeking to enforce any other right of indemnification or reimbursement.  All amounts payable by a Tax Exempt Unit 1 Owner pursuant to this Schedule 7.4A shall be treated as obligations of such Tax Exempt Unit 1 Owner.

ARTICLE 3:  CONTESTS AND DISPUTES

3.1

Notice.  If a Tax Indemnitee Party receives a formal written notice of a claim or, if at the conclusion of an audit by the Internal Revenue Service or other Governmental Authority, there is Tax imposed on the Unit 1 Facility or any part thereof or a proposed adjustment in any item of income, deduction or credit of such Tax Indemnitee Party which if agreed to or accepted by such Tax Indemnitee Party would result in a Tax for which such Tax Indemnitee Party would seek reimbursement from a Tax Exempt Unit 1 Owner pursuant to this Schedule 7.4A or Section 7.2 of the Ownership Agreement, then such Tax Indemnitee Party shall, (a) within 30 days prior to the date on which such Tax Indemnitee Party is required to act or (b) promptly after the conclusion of an audit, notify such Tax Exempt Unit 1 Owner thereof in writing.

3.2

Contests.

(a)

Control.  If requested by a Tax Exempt Unit 1 Owner in writing, within 30 days of receipt of the notice described in Section 3.1 hereof, the Tax Indemnitee, if permitted by applicable Law either (i) in the case of any Tax that may be procedurally segregated and contested independently from any Tax that is not subject to indemnification by such Tax Exempt Unit 1 Owner, unless an adverse determination of such contest would, in such Tax Indemnitee’s good faith judgment, have an adverse effect on such Tax Indemnitee’s tax liability arising out of transactions unrelated to this transaction, shall permit such Tax Exempt Unit 1 Owner to contest (such contest to be conducted in the name of such Tax Exempt Unit 1 Owner, if permitted by Law, or, otherwise, in the name of such Tax Indemnitee, provided, that, if such Tax Indemnitee Party determines at any time, in its sole discretion, that permitting such Tax Exempt Unit 1 Owner to conduct or continue to conduct such contest is reasonably likely to have adverse business or other consequences to such Tax Indemnitee, such Tax Indemnitee Party shall have the right to control (or reassert control over) such contest) or (ii) in the case of a Tax which cannot be procedurally segregated and contested independently from Taxes not subject to indemnification by such Tax Exempt Unit 1 Owner, shall itself, contest at the expense of  such Tax Exempt Unit 1 Owner (or shall request such Tax Exempt Unit 1 Owner to contest) in good faith (including, without limitation, by pursuit of judicial appeals and administrative procedures), the validity, applicability or amount of such Taxes by (A) resisting payment thereof, (B) not paying the same except under protest if protest shall be necessary and proper or (C) if payment shall be made, seeking a refund thereof in appropriate administrative and/or judicial proceedings; provided, however, that in no event shall such contest be required or permitted or continued unless:

(1)

the amount at issue (taking into account all similar and logically related issues) exceeds $50,000;

(2)

prior to taking such action, such Tax Exempt Unit 1 Owner shall have agreed in writing to pay such Tax Indemnitee, and shall pay on demand, all reasonable costs and expenses that such Tax Indemnitee Party shall incur in connection with contesting such claim (including, without limitation, all legal, investigatory and accounting fees and disbursements);

(3)

in the good faith judgment of such Tax Indemnitee, the action to be taken will not result in any danger of sale, forfeiture or loss of its Unit 1 Facility Ownership Interest, the Unit 1 Facility or any part or interest therein or the creation of any Lien (except for Permitted Encumbrances) on the Unit 1 Facility Ownership Interest, the Unit 1 Facility or any part or interest therein;

(4)

with respect to the action to be taken, there is no risk of criminal liability or criminal penalties or fines that may be imposed with respect to such Tax Indemnitee;

(5)

if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, such Tax Exempt Unit 1 Owner shall advance the amount thereof plus interest, penalties and additions to Tax with respect thereto to such Tax Indemnitee Party on an interest-free basis with no additional net after-tax cost to such Tax Indemnitee Party to make such payment and shall indemnify such Tax Indemnitee Party in form and substance satisfactory to such Tax Indemnitee Party against any adverse tax consequences arising from such advance;

(6)

independent tax counsel selected by such Tax Exempt Unit 1 Owner and reasonably acceptable to such Tax Indemnitee Party shall have furnished such Tax Indemnitee Party (unless waived in writing by such Tax Indemnitee) with an opinion prepared at such Tax Exempt Unit 1 Owner’s expense, to the effect that there is a reasonable basis under Code Section 6662 and the Treasury Regulations thereunder to contest such claim);

(7)

such Tax Exempt Unit 1 Owner shall have acknowledged in writing its obligation to indemnify such Tax Indemnitee Party in respect of such contested Tax in the event such contest is unsuccessful; provided, that such Tax Exempt Unit 1 Owner shall not be bound by such acknowledgment if and to the extent that there is a final resolution of the contest from which it can be established that such Tax Exempt Unit 1 Owner would not be liable for such Tax in the absence of such acknowledgment; and

(8)

in no event shall a Tax Indemnitee Party be required, or a Tax Exempt Unit 1 Owner be permitted, to appeal an adverse judicial determination to the United States Supreme Court.

(b)

Waiver and Conditions to Contest.  Notwithstanding anything contained herein to the contrary, (i) a Tax Indemnitee Party will not be required to contest (and such Tax Exempt Unit 1 Owner shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee Party waives its right to indemnification under this Schedule 7.4A or Section 7.2 of the Ownership Agreement, as applicable, with respect to such claim and repays such Tax Exempt Unit 1 Owner any amounts advanced to, or on behalf of, such Tax Indemnitee Party pursuant to Section 3.2(a)(5) hereof (relating to amounts advanced to pay such Taxes), by such Tax Exempt Unit 1 Owner with respect to such claim and (ii) such Tax Indemnitee Party will not be required to contest any claim if the subject matter thereof shall be of a continuing nature and the relevant legal issue shall have previously been decided adversely unless such Tax Exempt Unit 1 Owner shall have delivered an opinion of tax counsel selected by such Tax Indemnitee Party and reasonably acceptable to such Tax Exempt Unit 1 Owner that based on a change in Law after such previous decision, and taking into account such previous decision, it is more likely than not that such Tax Indemnitee Party will prevail on such claim.

(c)

Failure to Comply with Contest Provisions.  If such Tax Indemnitee Party fails to perform its obligations pursuant to this Section 3.2, such failure shall not diminish or relieve a Tax Exempt Unit 1 Owner of any liability for indemnification except to the extent the contest of a claim is effectively precluded as a result of such failure.

(d)

Conduct.  The party conducting a contest pursuant to Section 3.2 hereof (“Controlling Party”) shall consult in good faith with the other party (“Noncontrolling Party”) and its counsel with respect to the contest of such claim for Taxes (or claim for refund) and shall provide copies of all material documents (or the relevant excepts thereof) or notices received from the relevant Governmental Authority to the extent relating to the contest of a claim hereunder, but the decisions regarding any actions to be taken shall be made by the Controlling Party in its good faith judgment.  The Noncontrolling Party shall be permitted, to the extent practicable, to review and comment on any material written submissions made by the Controlling Party, but solely to the extent relating to such claim for Taxes.  The Controlling Party shall have the right to select counsel to conduct the contest subject to the reasonable consent of the Noncontrolling Party, provided, however that the rights of the Controlling Party pursuant to this Section 3.2(d) shall not be subject to the reasonable consent of the Noncontrolling Party in an income tax contest.

3.3

Disputes.  If a Dispute arises between a Tax Exempt Unit 1 Owner and a Tax Indemnitee Party or between Tax Indemnitees regarding the application of any provision of this Schedule 7.4A (excluding any dispute that is governed by Section 3.2 hereof), such Dispute shall be governed by Article XVII of the Ownership Agreement.

SCHEDULE 7.4B

Tax Matters (Unit 1 Owner)

ARTICLE 1:  DEFINITIONS

Capitalized words and phrases used in this Schedule 7.4B and not otherwise defined in this Article 1 shall have the meaning set forth in Article I of the Elm Road I Ownership Agreement (the “Ownership Agreement”).  The rules of interpretation and construction set forth in Section 1.2 of the Ownership Agreement are incorporated by reference herein.

1.1

“ABA Standards” shall have the meaning set forth in Section 3.2(b) hereof.

1.2

“Adjustment Notice” shall have the meaning set forth in Section 5.1 hereof.

1.3

“Affiliate” shall mean (i) any member of an affiliated group of corporations of which WEC or MGE is or shall become a member if consolidated returns are or will be filed for such affiliated group for U.S. federal income tax purposes and (ii) any Person that a member of such consolidated group is required to report the income, gains, losses or deductions of for federal or state income tax purposes (i.e., any disregarded entity subsidiaries); provided, however, that for the purpose of calculating any indemnity payment under Section 3.2 hereof, the Taxes attributable to any Affiliate shall be determined on a non-consolidated basis.

1.4

“After Tax Basis” shall mean on a basis such that any payment to be received or receivable, actually or constructively, or accrued by a Tax Indemnitee Party is supplemented by a further payment or payments (such further payment or payments, the “Gross-Up” as defined in Section 4.2(a) hereof) to such Tax Indemnitee Party so that the sum of all such payments, after deducting all Taxes (based on the Tax Assumptions and taking into account any related current credits or current deductions) payable by such Tax Indemnitee Party in respect of the receipt or accrual of such amount under any Law or Governmental Authority, is equal to the payment due to such Tax Indemnitee Party (based on the Tax Assumptions).

1.5

“Applied Amount” shall have the meaning set forth in Section 5.4 hereof.

1.6

“Assignment” shall have the meaning set forth in Section 5.7 hereof.

1.7

“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8

“Final Determination” shall mean: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals (other than appeals to the U.S. Supreme Court) by either party to the action have been exhausted or the time for filing such appeals has expired; (b) a closing agreement entered into in connection with an administrative or judicial proceeding and with the consent of a Tax Indemnifying Party or as permitted by Section 5.3 hereof; (c) the expiration of the time for instituting suit with respect to the claimed deficiency; (d) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto; or (e) in any case where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carry forward or business credit carry forward, a declaratory judgment, decree of other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final.

1.9

“Gross-up” shall have the meaning set forth in Section 4.2(a) hereof.

1.10

“Inclusion” shall have the meaning set forth in Section 3.2(a) hereof.

1.11

“Inclusion Event” shall have the meaning set forth in Section 3.2 hereof.

1.12

“Lessee” shall mean any lessee or sublessee, if any, of an Owner whether or not such lessee is properly characterized as a lessee for U.S. federal income tax purposes.

1.13

“Owners” shall mean a Unit 1 Owner other than a Tax Exempt Unit 1 Owner.

1.14

“Reasonable Basis” shall have the meaning set forth in Section 3.2(b) hereof.

1.15

“Tax Assumptions” shall have the meaning set forth in Article 2 hereof.

1.16

“Tax Indemnifying Party” shall have the meaning set forth in Section 3.1 hereof.

1.17

“Tax Indemnifying Party Act” shall have the meaning set forth in Section 3.1 hereof.

1.18

“Tax Indemnitee” shall have the meaning set forth in Section 3.1 hereof.

1.19

“Tax Savings” shall have the meaning set forth in Section 4.2(c) hereof.

ARTICLE 2:  ASSUMPTIONS AND COVENANTS

The transactions contemplated by the Elm Road I Project Documents have been entered into on the basis of the following tax assumptions for both U.S. federal and state tax purposes (the “Tax Assumptions”):

2.1

Corporate Status.  For the purposes of this Schedule 7.4B, it is assumed that each Owner: (a) except as provided in Section 2.1(b) hereof, is subject to tax at the highest marginal federal and state rate applicable to Subchapter C corporations in effect at the time an obligation arises under this Schedule 7.4B; and (b) any Owner, or entity that is treated as the “owner” of the Owner’s interest in the Unit 1 Facility for U.S. federal income tax purposes, that is exempt from tax under the Code shall be deemed to be exempt from U.S. federal and state income tax for all purposes of this Schedule 7.4B.

2.2

Method of Accounting.  Each Owner is a calendar-year taxpayer and will report all items of income, gain, loss, deduction, or credit relating to the transactions effected by the Elm Road I Project Documents using the accrual method of accounting.

2.3

Tax Reporting Status.  No Owner will be subject to any minimum tax or alternative minimum tax imposed under the Code.

ARTICLE 3:  TAX INDEMNITY

3.1

Tax Indemnity.  Except with respect to Taxes indemnified pursuant to Section 3.2 hereof (which shall not also be subject to indemnification pursuant to this Section 3.1), and subject to the exceptions described in Section 3.3 hereof, each Owner (a “Tax Indemnifying Party”) shall indemnify and hold harmless each other Owner and its respective Affiliates (each, a “Tax Indemnitee”) on an After-Tax Basis from and against, any and all Taxes, however imposed, whether levied or imposed upon such Tax Indemnitee, a lessee, the Unit 1 Facility or any part thereof, by any Governmental Authority, or otherwise paid by any of the foregoing, to the extent such Taxes are attributable to:

(a)

the inaccuracy or breach by such Tax Indemnifying Party of any of its covenants, representations or warranties under the Elm Road I Project Documents;

(b)

any act or omission of such Tax Indemnifying Party (other than an act required or expressly permitted by the Elm Road I Project Documents) or such Tax Indemnifying Party’s Lessee;

(c)

any failure by such Tax Indemnifying Party to take any action expressly required to be taken under the Elm Road I Project Documents;

(d)

the Gross Negligence or willful misconduct of such Tax Indemnifying Party (other than Gross Negligence imputed to a Tax Indemnifying Party solely by reason of its interest in the Unit 1 Facility) or such Tax Indemnifying Party’s Lessee;

(e)

the payment of any warranties, refunds, insurance proceeds or similar items or requisition, condemnation or similar proceeds attributable to such Tax Indemnifying Party to the extent not retained by, or applied for the benefit of such Tax Indemnitee Party in accordance with its Unit 1 Facility Ownership Interest; or

(f)

any destruction, damage, loss, condemnation, non-use or requisition of the Unit 1 Facility or any part thereof, to the extent attributable to such Tax Indemnifying Party or such Tax Indemnifying Party’s Lessee, each such event described in (a) - (f), an “Tax Indemnifying Party Act”.

3.2

Income Tax Indemnity.  Subject to Section 3.3 hereof, if, as a result of an Tax Indemnifying Party Act, a Tax Indemnitee,

(a)

is required by any Governmental Authority to include any amount in gross income for income tax purposes in connection with its Unit 1 Facility Ownership Interest (an “Inclusion”), or

(b)

(i) is unable to exclude an Inclusion from its gross income for income tax purposes (based upon the receipt by such Tax Indemnitee Party not later than the filing date of the related tax return of such Tax Indemnitee Party of an opinion of independent tax counsel selected by such Tax Indemnitee Party to the effect that there is no reasonable basis under the standards set forth in ABA Formal Opinion 85-352 or successor thereto (the “ABA Standards”) or, in the case of a U.S.  federal income tax, a reasonable basis under Code Section 6662 and the Treasury Regulations thereunder (such a basis a “Reasonable Basis”) for excluding such Inclusion (which opinion shall set forth in reasonable detail the basis for the conclusions set forth therein)) or (ii) such claim would be inconsistent with a prior Final Determination of a contest and there has been no change in Law or interpretation thereof after such Final Determination, such Tax Indemnitee Party shall have suffered an “Inclusion Event” and Tax Indemnifying Party shall pay to such Tax Indemnitee, as an indemnity a lump-sum amount which, after giving effect to the Gross-Up, shall be sufficient to ensure that such Tax Indemnitee Party is in the same tax position that it would have been in had no such Inclusion Event occurred  (such indemnity to be computed in accordance with the Tax Assumptions).

3.3

Exclusions.  Notwithstanding Sections 3.1 or 3.2 hereof, no Tax Indemnifying Party shall be obligated to indemnify any Tax Indemnitee Party for any Taxes or Inclusion Events pursuant to either Sections 3.1 or 3.2 hereof, to the extent such amounts are attributable to any of the following events or circumstances:

(a)

with respect to any period following the later of (i) the expiration or earlier termination of the Tax Indemnifying Party’s obligations under the Elm Road I Project Documents, or (ii) the payment by a Tax Indemnifying Party of all amounts due and payable under the Elm Road I Project Documents;

(b)

a breach or inaccuracy by such Tax Indemnitee Party of any of its covenants, representations or warranties under the Elm Road I Project Documents;

(c)

such Tax Indemnitee’s transfer or other disposition of (i) all or a portion of its interest in the Elm Road I Project Documents, the Unit 1 Facility or any part thereof, or (ii) any interest in such Tax Indemnitee;

(d)

the Gross Negligence, fraud or willful misconduct of such Tax Indemnitee Party (other than Gross Negligence imputed to such Tax Indemnitee Party solely by reason of its Unit 1 Facility Ownership Interest) or such Tax Indemnitee’s Lessee;

(e)

any event whereby such Tax Indemnitee’s Lessee is required pursuant to the Operating Agreement to indemnify or otherwise reimburse such Tax Indemnitee Party or any other events pursuant to which such Tax Indemnitee Party is otherwise reimbursed or made whole;

(f)

the failure of such Tax Indemnitee Party or such Tax Indemnitee’s Lessee to provide any certification, documentation, or other evidence required as a condition to the allowance of a reduction of a Tax or Inclusion which, if properly complied with, would have resulted in an exemption from, or a reduced rate of such Tax, or a smaller Inclusion but, in the case of a Tax Indemnitee, only if such Tax Indemnitee Party was eligible to comply with such requirement and such Tax Indemnitee Party has determined in good faith that compliance with such requirements would not have a materially adverse effect on such Tax Indemnitee;

(g)

interest, penalties, or additions to tax imposed on such Tax Indemnitee Party as a result of a failure of such Tax Indemnitee Party or such Tax Indemnitee’s Lessee to file any return, tax report or statement properly or timely, unless such failure is caused by such Tax Indemnifying Party’s or such Tax Indemnifying Party Lessee’s failure to fulfill its obligations, if any, to provide such information required under Section 3.4 hereof or Section 7.3 of the Ownership Agreement;

(h)

the failure of such Tax Indemnitee Party to contest a claim in accordance with the contest provisions herein to the extent such Tax Indemnifying Party’s or such Tax Indemnifying Party Lessee’s ability to contest a claim is adversely affected in any material respect;

(i)

the failure of such Tax Indemnitee Party (or Transferee thereof) to be a “United States person” (as defined in Code Section  7701(a)(30));

(j)

any amendment or modification to the Elm Road I Project Documents that is not requested or consented to by Tax Indemnifying Party or is not required by the Elm Road I Project Documents;

(k)

Taxes payable pursuant to Section 3.1 hereof to the extent such Taxes are imposed as a result of the situs of organization or incorporation, place of management or control, a place of business, or a permanent establishment of such Tax Indemnitee Party or such Tax Indemnitee’s Lessee or caused by a connection between such Tax Indemnitee Party or such Tax Indemnitee’s Lessee and the taxing jurisdiction;

(l)

Taxes to the extent liability for such Tax could have been reduced or provided through “prudent” action, as defined by Wisconsin Public Service Corp. v. Public Serv. Comm., 156 Wis. 2nd 611 (Ct. App. 1990), and as may be interpreted from time to time;

(m)

Taxes imposed on any Transferee of the interests held by such Tax Indemnitee Party (or of the direct or indirect interests of such Tax Indemnitee) (i) if such Tax would not have been imposed on the original Tax Indemnitee, or (ii) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Tax Indemnitee;

(n)

Taxes imposed as a result of such Tax Indemnitee’s transfer of its Unit 1 Facility Ownership Interest;

(o)

any change in such Tax Indemnitee’s taxable year or method of accounting or the application of the short taxable year provisions of the Code;

(p)

Taxes to the extent such Tax Indemnifying Party separately pays such Taxes to the applicable Governmental Authority, or otherwise reimburses such Tax Indemnitee Party for Taxes pursuant to Section 3.1 hereof;

(q)

the application of Code Sections 55, 59A, 183, 291, 465, 469, 501, 542, 552, 593, 851, 856, 1272, 1361, 4975, the provisions of Subchapter K of the Code or the Treasury Regulations thereunder or the imposition of any Taxes imposed pursuant to ERISA;

(r)

the sale of any interest in the Unit 1 Facility pursuant to Article XIII of the Ownership Agreement;

(s)

such Tax Indemnitee’s failure to properly exclude income unless such Tax Indemnitee Party shall have received a written opinion of its independent tax counsel that no Reasonable Basis exists for excluding such income (and for this purpose, such counsel may take into account the failure of such Tax Indemnifying Party, or such Tax Indemnifying Party Lessee, to provide necessary information requested in writing by such Tax Indemnitee Party to the extent such Tax Indemnifying Party or such Tax Indemnifying Party’s Lessee is required to provide such information pursuant to this Schedule 7.4B or Section 7.3 of the Ownership Agreement) or there has been a Final Determination with respect to such items; or

(t)

Taxes payable pursuant to Section 3.1 hereof to the extent such Taxes are imposed on such Tax Indemnitee Party by withholding or otherwise, based upon, measured by or with respect to net or gross income, net or gross receipts, minimum and/or alternative minimum tax, capital, franchise, net worth, excess profits, value added or conduct of business, accumulated earnings Taxes or any capital gains, personal holding company, estate or succession Taxes or other similar Taxes of any Tax Indemnitee Party imposed by the United States or by any state, local or foreign jurisdiction (other than sales, use, license, ad valorem, or property Taxes, and other than value-added Taxes to the extent such value-added Taxes are not imposed in direct and clear substitution for an income Tax).

3.4

Receipts and Records.  Each Tax Indemnitee Party shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under Section 3.1 hereof and that are paid by such Tax Indemnitee, and shall promptly on request send to each Tax Indemnifying Party each such receipt or other such reasonably available evidence of payment as is reasonably acceptable to Tax Indemnifying Party.

ARTICLE 4:  PAYMENTS AND GROSS-UPS

4.1

Payment Terms.

(a)

General.  Payments pursuant to this Schedule 7.4B or Section 7.2 of the Ownership Agreement shall be made in immediately available funds and in United States dollars at such bank or to such account as specified by the payee in written directives at least five Business Days prior to the due date thereof to the payor, or, if no such direction is given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in Schedule 15.3 to the Ownership Agreement.

(b)

Time of Payment by Tax Indemnifying Party.  Any indemnity payment due under this Schedule 7.4B or Section 7.2 of the Ownership Agreement to a Tax Indemnitee Party shall be paid by Tax Indemnifying Party within 30 days after receipt of a written demand therefor from the Tax Indemnitee, provided, however, a Tax Indemnifying Party shall not be required to make such payment earlier than (a) in the case of a Tax that is not being contested pursuant to Article 5 herein, five Business Days prior to the date that (i) such Tax Indemnitee Party files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, which would first properly reflect the additional income tax that would become due as a result of an Inclusion, or in another case, the time such Tax is due, or (b) in the case of an Inclusion or other Tax that is being contested pursuant to Article 5 hereof, 30 days after the date of the Final Determination of such contest.

(c)

Time of Payment by Tax Indemnitee.  Any payment due by Tax Indemnitee Party to a Tax Indemnifying Party shall be paid within 30 days after the date on which such Tax Indemnitee Party files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, on which the credits, deductions, or other tax benefits giving rise to such payment could first properly be reflected, or in the case of a Tax other than an income tax, within 30 days of receipt or accrual of such refund, credit or other tax benefit.  Any payment due hereunder from such Tax Indemnitee Party to a Tax Indemnifying Party on account of the receipt of any refund of tax shall be paid within 30 days after the receipt of such refund.

4.2

Calculations of Payments and Gross-Ups.  All payments and calculations made under this Section 4.2 shall be made taking into account the Tax Assumptions.

(a)  Gross-Up.  Each payment and indemnity under Article 3 hereof shall be made on an After-Tax Basis.  For the purposes of this Section 4.2(a) and the definition of “After-Tax Basis”, “Gross-Up” means the portion of any payment due from a Tax Indemnifying Party to a Tax Indemnitee Party pursuant to Sections 3.1 and 3.2 hereof that is calculated to indemnify such Tax Indemnitee, or the portion of any reverse payment from such Tax Indemnitee Party to such Tax Indemnifying Party, on an After-Tax Basis.  As such, the amount payable to a Tax Indemnitee Party pursuant to Sections 3.1 and 3.2 hereof shall be an amount determined after (i) giving effect to any interest, penalties, or additions to tax attributable to the Tax or Inclusion Event (except for any penalties and additions to Tax excluded under Section 3.3(g) hereof); and (ii) taking into account any tax detriments and benefits reasonably expected to be realized by the Tax Indemnitee Party by reason of the corrections or adjustments giving rise to such Tax or Inclusion Event as applicable, (the net effect of items (i) and (ii), the “Gross-Up”).

(b)

Calculations.  The amount of any indemnity payable by a Tax Indemnifying Party to a Tax Indemnitee Party pursuant to Article 3 hereof and any Gross-Up shall be calculated on the basis of the tax detriments and benefits incurred or to be incurred (for the purposes of Section 3.2 hereof as a result the same event giving rise to the Inclusion Event) by such Tax Indemnitee Party and such amounts shall be computed in accordance with the rates assumed in Section 2.1 hereof and the other Tax Assumptions.  Any Tax or Inclusion Event which does not result in an increase in such Tax Indemnitee’s U.S. federal, state and local income tax liability (or a decrease in such Tax Indemnitee’s refund of such income taxes) in the year of such Tax or Inclusion Event but which reduces any net operating loss, business credit, foreign tax credit carryover or other tax attribute of such Tax Indemnitee Party shall be treated as giving rise to an increase in U.S. federal, state or local income tax liability in the year for which such tax attribute if not reduced thereby would have given rise to an increase in such Tax Indemnitee’s U.S. federal, state or local tax liability.  Subject to Section 7.1 hereof, all calculations with respect to the amount of any indemnity payable hereunder (whether by lump-sum payment or otherwise) shall be made initially by such Tax Indemnitee, and such Tax Indemnitee Party shall set forth any such amount or adjustment in a statement furnished to Tax Indemnifying Party.  Such a statement shall accompany any notice furnished to, or demand made upon, Tax Indemnifying Party by such Tax Indemnitee Party pursuant to this Schedule 7.4B.

(c)

Reverse Indemnity.  If, as a result of a Tax or Inclusion Event indemnified hereunder, such Tax Indemnitee Party for any taxable year actually realizes any credits, deductions, or other tax benefits ("Tax Savings") not otherwise taken into account in computing any payment or indemnity by a Tax Indemnifying Party hereunder (or as a result thereof such Tax Indemnitee Party shall be entitled to a refund of income tax (or an offset, against other tax liability not indemnified hereunder) or interest on such refund (or offset) taking into account the rates assumed in Section 2.1 hereof and the other Tax Assumptions, then the Tax Indemnitee Party shall pay to Tax Indemnifying Party the amount by which such Tax Savings reduce the U.S. federal, state or local taxes of such Tax Indemnitee Party (and the amount of any such refund, offset, or interest to which such Tax Indemnitee Party is entitled), plus a “gross-up” for any additional U.S. federal, state or local income tax savings such Tax Indemnitee Party realizes as a result of such payment (including such “gross-up”).  The amount of any Tax Savings with respect to a Tax or Inclusion Event indemnified hereunder shall be computed on the basis of the tax benefits actually realized by such Tax Indemnitee, the rates assumed in Section 2.1 hereof and the other Tax Assumptions.  A Tax Indemnitee Party shall not be obligated to make any payment pursuant to this Section 4.2(c) to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Tax Indemnifying Party to such Tax Indemnitee Party pursuant to this Schedule 7.4B, less (ii) the aggregate amount of all prior payments by such Tax Indemnitee Party to such Tax Indemnifying Party under this Section 4.2(c), but any such excess shall be carried forward and reduce such Tax Indemnifying Party’s obligations to make subsequent payments to such Tax Indemnitee Party pursuant to this Schedule 7.4B.  Any subsequent disallowance or loss of all or any portion of a reduction in such Tax Indemnitee’s tax liability which reduction was taken into account under this Section 4.2(c) (as a result of a redetermination of the claim giving rise to such payment by such Tax Indemnitee Party to a Tax Indemnifying Party by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Schedule 7.4B without regard to Section 3.3 hereof.

4.3

Tax Indemnifying Party a Primary Obligor.  A Tax Indemnifying Party’s obligations under this Schedule 7.4B are those of a primary obligor and each Tax Indemnitee Party seeking payment, reimbursement or indemnification from a Tax Indemnifying Party may proceed directly against such Tax Indemnifying Party without first seeking to enforce any other right of indemnification or reimbursement.  All amounts payable by a Tax Indemnifying Party pursuant to this Schedule 7.4B shall be treated as obligations of such Tax Indemnifying Party.

ARTICLE 5:  CONTEST PROVISIONS

5.1

Notice.  If a Tax Indemnitee Party receives a formal written notice of a claim or, if at the conclusion of an audit by the Internal Revenue Service or other Governmental Authority, there is a proposed adjustment in any item of income, deduction or credit of such Tax Indemnitee Party which if agreed to or accepted by such Tax Indemnitee Party would result in a Tax or an Inclusion Event for which such Tax Indemnitee Party would seek reimbursement or indemnification from a Tax Indemnifying Party pursuant to this Schedule 7.4B or Section 7.2 of the Ownership Agreement, then such Tax Indemnitee Party shall, (a) within 15 days prior to the date on which such Tax Indemnitee Party is required to act or (b) promptly after the conclusion of an audit, notify Tax Indemnifying Party thereof in writing (“Adjustment Notice”), provided, that the failure to so notify Tax Indemnifying Party or provide such materials to Tax Indemnifying Party shall not relieve Tax Indemnifying Party of its indemnity obligations hereunder except to the extent that such failure materially and adversely affects Tax Indemnifying Party’s ability to conduct a contest in any material respect.

5.2

Contest Provisions.  If requested by a Tax Indemnifying Party within 30 days after receipt of the Adjustment Notice, such Tax Indemnitee Party shall in good faith contest, or (if desired by such Tax Indemnitee) permit a Tax Indemnifying Party to contest the validity, applicability, and amount of any proposed adjustment that would give rise to a Tax or Inclusion Event by (a) not making payment thereof for at least 30 days after providing the Adjustment Notice, unless otherwise required by applicable Law, (b) not paying same except under protest, if protest is necessary and proper, or (c) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that (i) in the case of an income tax contest, as a condition to the commencement of such contest, such Tax Indemnitee Party shall have received a written opinion of its independent tax counsel selected by such Tax Indemnitee Party and reasonably acceptable to Tax Indemnifying Party to the effect that there is a Reasonable Basis for contesting such proposed adjustment, (ii) such Tax Indemnitee Party shall not be required to contest such proposed adjustment if the aggregate amount of the indemnity, on a before-tax basis, together with the amounts payable with respect to any future related claim, would be less than $100,000 in the case of an administrative contest or less than $250,000 in the case of a judicial contest, (iii) Tax Indemnifying Party shall have agreed in writing to pay to such Tax Indemnitee, on demand, all reasonable out-of-pocket costs and expenses which such Tax Indemnitee Party incurs in connection with and reasonably allocable to contesting such adjustment, including all reasonable legal, accountants’, and investigatory fees and disbursements; (iv) the Tax Indemnitee Party has determined, in good faith, that the contest will not result in a material risk of the loss or forfeiture of its Unit 1 Facility Ownership Interest (unless Tax Indemnifying Party has provided to such Tax Indemnitee Party a bond or other sufficient protection against such risk of loss or forfeiture reasonably satisfactory to such Tax Indemnitee) or the imposition of criminal penalties; (v) if such contest is to be initiated by the payment of, and the claiming of a refund for such Taxes, Tax Indemnifying Party shall advance the amount thereof plus, interest, penalties and additions to Tax with respect thereof to such Tax Indemnitee Party on an interest free basis with no additional after-tax cost to such Tax Indemnitee Party to make such payment and shall indemnify such Tax Indemnitee Party against any adverse tax consequences arriving from such advance (and if such contest is finally determined adversely, the amount of such loan shall be applied against Tax Indemnifying Party’s obligation to indemnify such Tax Indemnitee Party for a Tax which was the subject of such contest), and (vi) in the case of an income tax contest, Tax Indemnifying Party shall have acknowledged in writing its liability to indemnify the Tax Indemnitee Party in respect of such contested Tax in the event such contest is unsuccessful; provided, that Tax Indemnifying Party shall not be bound by such acknowledgment to the extent there is a Final Determination of the contest which clearly demonstrates that the Tax Indemnitee Party is not liable for such Tax.

If requested by Tax Indemnifying Party in writing, such Tax Indemnitee Party will appeal (or, if desired by such Tax Indemnitee, permit Tax Indemnifying Party to appeal) any adverse judicial determination, provided that such Tax Indemnitee Party shall receive an opinion of its independent tax counsel selected by such Tax Indemnitee Party and reasonably acceptable to such Tax Indemnifying Party to the effect that it is more likely than not under the ABA Standards and within the meaning of Code Section 6662 that a favorable result will result from such appeal.  A Tax Indemnitee Party shall not be required to appeal any adverse judicial determination to the United States Supreme Court.

5.3

Compromise or Settlement.  A Tax Indemnitee Party shall have the right to settle or compromise a contest if such Tax Indemnitee Party has provided Tax Indemnifying Party with a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the claim for which such Tax Indemnitee Party is seeking indemnification hereunder; provided that if (a) such Tax Indemnitee Party fails to provide such Tax Indemnifying Party such a reasonable opportunity to review such portion of such proposal, or (b) after such reasonable opportunity to review such proposal such Tax Indemnifying Party in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, then Tax Indemnifying Party shall not be obligated to indemnify such Tax Indemnitee Party hereunder to the extent of the amount attributable to the Tax or Inclusion Event to which such settlement or compromise relates as to which such Tax Indemnifying Party has reasonably withheld its consent, or with respect to any other Tax or Inclusion Event for which a successful contest is foreclosed because of such settlement or compromise as to which such Tax Indemnifying Party has reasonably withheld its consent.

5.4

Refunds.  If such Tax Indemnitee Party receives a repayment or a refund of all or any part of any amount paid with respect which a Tax Indemnifying Party has indemnified such Tax Indemnitee Party pursuant to this Schedule 7.4B (or if an amount which otherwise would have been a refund was used to offset another liability of such Tax Indemnitee Party (an “Applied Amount”)), then such Tax Indemnitee Party shall pay to Tax Indemnifying Party an amount equal to the sum of the amount of such repayment or refund (or Amount), plus any interest received on such repayment or refund (or that would have been received if such Applied Amount had been refunded to such Tax Indemnitee) attributable to any taxes paid by Tax Indemnifying Party to or for such Tax Indemnitee Party net of any taxes incurred on such refund or Applied Amount (plus any tax benefit received or that would have been received by such Tax Indemnitee Party on account of such payment, as determined under Section 4.2(c) hereof).  If such Tax Indemnitee Party receives an award of attorneys’ fees in a contest for which Tax Indemnifying Party has paid an allocable portion of the contest expenses, such Tax Indemnitee Party shall pay to Tax Indemnifying Party the same proportion of the amount of such award as the amount of such Tax Indemnitee’s attorneys’ fees paid or reimbursed by such Tax Indemnifying Party bears to the total amount of attorneys’ fees actually incurred by such Tax Indemnitee Party in conducting such contest, up to the amount of attorneys’ fees paid or borne by such Tax Indemnifying Party in connection with such contest.  Any subsequent disallowance or loss of such refund (as a result of a redetermination of the claim giving rise to such payment by such Tax Indemnitee Party to a Tax Indemnifying Party by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Schedule 7.4B without regard to Section 3.3 hereof.

5.5

Failure to Contest.  Notwithstanding anything to the contrary contained in this Article 5 and subject to the exclusion contained in Section 3.3(h) hereof such Tax Indemnitee Party may at any time decline to take any further action with respect to a proposed adjustment by notifying Tax Indemnifying Party in writing that it has waived its right to any indemnity payment that would otherwise be payable by such Tax Indemnifying Party pursuant to this Schedule 7.4B in respect of such adjustment and with respect to any other amount for which a successful contest is foreclosed because of such failure to contest (if such failure adversely affects a contest in any material respect) or to permit a contest.  If such Tax Indemnitee Party fails to contest or to permit a contest hereunder, such Tax Indemnitee Party will not be required to pay over to a Tax Indemnifying Party any amount representing tax benefits which result from any amount as to which such Tax Indemnitee Party has been deemed to have waived its right to any indemnity payment hereunder.

5.6

Disputes.  If a Dispute arises between a Tax Indemnitee Party and a Tax Indemnifying Party regarding the application of any provision of this Schedule 7.4B (excluding any dispute that is governed by Sections 5.1, 5.2, and 5.3 hereof), such Dispute shall be governed by Article XVII of the Ownership Agreement.

5.7

Assignment of Rights.  Upon written notice to a Tax Indemnitee, the rights of a Tax Indemnifying Party under this Schedule 7.4B shall be assigned to a Tax Indemnifying Party Lessee (the “Assignment”).  Upon receipt of a notice of Assignment, any obligation of the Tax Indemnitee Party to Tax Indemnifying Party shall become an obligation of the Tax Indemnitee Party to Tax Indemnifying Party Lessee.

5.8

Previously Contested Matters.  Notwithstanding the foregoing, a Tax Indemnitee Party shall not be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been the subject of a Final Determination pursuant to the contest provisions of this Article 5, unless there shall have been a change in the relevant circumstances or in the Law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such Final Determination and as a result of such change in circumstances or in the Law, it is more likely than not within the meaning of the ABA Standards and Code Section 6662 that the claim would be resolved in favor of Tax Indemnifying Party, as evidenced by an opinion of independent counsel, selected by Tax Indemnifying Party and reasonably acceptable to the Tax Indemnitee.

ARTICLE 6:  [INTENTIONALLY OMITTED]

ARTICLE 7:  RECOMPUTATIONS

7.1

Verification of Calculations.  At a Tax Indemnifying Party’s request, the accuracy of any calculation of amount(s) payable pursuant to this Schedule 7.4B shall be verified by independent public accountants selected by the Tax Indemnitee Party and reasonably satisfactory to Tax Indemnifying Party and such verification shall bind such Tax Indemnitee Party and such Tax Indemnifying Party.  In order, and to the extent necessary, to enable such independent accountants to verify such amounts, such Tax Indemnitee Party shall provide to such independent accountants (for their confidential use and not to be disclosed to a Tax Indemnifying Party or any other person) all information (other than its tax returns and workpapers) reasonably necessary for such verification, including any computer program, related files, or reports used by such Tax Indemnitee Party in originally determining a Tax or Inclusion.  Verification shall be at the expense of Tax Indemnifying Party, unless, as the result of such verification, the Tax Indemnitee’s calculation of the applicable amount payable is adjusted by 3% or more in favor of Tax Indemnifying Party, in which case the expense shall be borne by such Tax Indemnitee.

SCHEDULE 18.3

Notice Information

If to ERGS SC:

Elm Road Generating Station Supercritical, LLC

c/o W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, Wisconsin 53203

Attention: Vice President and Project Director, Tom Metcalfe

Telephone: (414) 274-4442

Facsimile:  (414) 274-4495

Email: tom.metcalfe@wepowerllc.com

If to MGE Power:

MGE Power Elm Road, LLC
P.O. Box 1231
133 South Blair Street 53703
Madison, WI

Attention:  Manager

Telephone: 608-252-7149

Facsimile: 608-252-4794

E-mail:  jnewman@mge.com

  keuclide@mge.com

If to WPPI:

Wisconsin Public Power Inc.

1425 Corporate Center Drive

Sun Prairie, WI 53590-9109

Attention:   Senior Vice President - Legal & Regulatory

       Senior Vice President - Power Supply

Telephone: (608) 834-4500

Facsimile: (608) 837-0274

E-mail:  mstuart@wppisys.org

  psteitz@wppisys.org

If to WE Power:

W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, Wisconsin 53203

Attention:  Vice President, Tom Metcalfe

Telephone: (414) 274-4442

Facsimile:  (414) 274-4495

E-Mail:  tom.metcalfe@wepowerllc.com

If to the Project Manager:

Elm Road Services, LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, Wisconsin 53203

Attention:  Vice President, Robert P. Tutkowski

Telephone: (414) 274-4457

Facsimile:  (414) 274-4495

E-Mail: bob.tutkowski@wepowerllc.com

Footnotes

1

Insert applicable percentage determined pursuant to the Ownership Agreement.

2

Insert applicable percentage, subject to the restrictions in Sections 13.3(a)(i) and 13.3(b)(i) of the Ownership Agreement.

3

This sentence and Annex A attached hereto are only applicable when Assignee is an Acceptable Assignee.

4

Insert state in which Assignee is organized.

5

Insert state in which Assignor is organized.

6

This assumes that Assignor and Assignee have satisfied or waived all of the conditions to Transfer of the Transferred Unit 1 Facility Ownership Interest in accordance with Article XIII of the Ownership Agreement.

7

The Parties agree that Service Costs include $5,716,071.33 in advertising and promotion internal and third party costs, expenses and fees incurred by or on behalf of the Project Manager or any of its Affiliates prior to January 1, 2004 in connection with the advertising and promotion of the Project.

8

The Parties agree that all such on-going periodic payments incurred by or on behalf of a Unit 1 Owner or its Affiliate pursuant to a written agreement, which payments are approved by the PSCW, shall be Reimbursable Community Expenses.

9

The Parties agree that Reimbursable Community Expenses include $769,604.15 in up-front reimbursed out-of-pocket costs which were incurred prior to January 1, 2004 by or on behalf of ERGS SC pursuant to a written agreement and which were invoiced to ERGS SC on or before the Effective Date.

10

The Parties agree that 50% of all up-front reimbursed out-of-pocket costs incurred by cities, counties or towns (e.g., Oak Creek) associated with satisfying local regulatory requirements or mitigating any adverse effect the New Units might have on such local communities, in each case, which are prudently incurred by or on behalf of any Unit 1 Owner or Unit 2 Owner pursuant to a written agreement will be allocated to the Unit 1 Owners in accordance with their Unit 1 Ownership Interest pursuant to this Agreement and 50% of all such up-front reimbursed out-of-pocket costs will be allocated to the Unit 2 Owners in accordance with their Unit 2 Ownership Interest pursuant to the Unit 2 Ownership Agreement.

11

The Parties agree that if and to the extent that a Unit 1 Owner or one of its Affiliates has paid its pro rata share (based on its Unit 1 Ownership Interest) of a Reimbursable Community Expense under one of the other Elm Road I Documents, then such Unit 1 Owner shall not be obligated to pay again for its pro rata share of such Reimbursable Community Expense pursuant to this Agreement.

12

Insert applicable name of party to the Assigned Agreement.

13

References to “Lenders” and “Credit Agreement” herein and the Recitals may be modified as appropriate to reflect credit arrangements which are not loan facilities.

14

This recital assumes that ERGS SC has elected to proceed with the Project pursuant to Section 2.3(a) of the Assigned Agreement; otherwise there would be no basis for any party to enter into this Consent.

15

For purposes of applying this definition in respect of WPPI, “unsecured long-term debt” shall mean “long-term debt which is not secured by a lien on any tangible assets”.